EXECUTION VERSION (i) Dated _29_ September 2025 Syndicated Facility Agreement between SPCF Financing Pty Ltd as Borrower Macquarie Bank Limited and Evolution Trustees Limited as trustee for the Alpha Wave Credit (Australia) Trust as Original Lenders Global Loan Agency Services Australia Specialist Activities Pty Limited as Agent Global Loan Agency Services Australia Nominees Pty Ltd as Security Trustee and others

Table of Contents Page (ii) 1. Definitions and Interpretation.................................................................................................169 2. The Facility.............................................................................................................................200 3. Purpose ...................................................................................................................................201 4. Conditions of Utilisation ........................................................................................................201 5. Utilisation - Loans ..................................................................................................................202 6. Repayment..............................................................................................................................203 7. Prepayment and Cancellation .................................................................................................203 8. Restrictions .............................................................................................................................206 9. Interest ....................................................................................................................................207 10. Interest Periods .......................................................................................................................208 11. Changes to the Calculation of Interest....................................................................................208 12. Fees.........................................................................................................................................210 13. Tax Gross-Up and Indemnities...............................................................................................211 14. Increased Costs.......................................................................................................................215 15. Other Indemnities ...................................................................................................................216 16. Mitigation by the Finance Parties...........................................................................................218 17. Costs and Expenses ................................................................................................................218 18. Representations ......................................................................................................................219 19. Information Undertakings ......................................................................................................225 20. General Undertakings.............................................................................................................229 21. Project Accounts.....................................................................................................................239 22. Events of Default....................................................................................................................247 23. Review Events ........................................................................................................................252 24. Changes to the Lenders ..........................................................................................................254 25. Changes to the Obligors .........................................................................................................260 26. Debt Purchase Transactions ...................................................................................................261 27. Role of the Agent ...................................................................................................................261 28. Conduct of Business by the Finance Parties ..........................................................................270 29. Sharing among the Finance Parties ........................................................................................271 30. Public Offer ............................................................................................................................273 31. Payment Mechanics................................................................................................................274 32. Set-Off ....................................................................................................................................278 33. Notices....................................................................................................................................278

Table of Contents

		Page
34.	Calculations and Certificates	282
35.	Partial Invalidity	283
36.	Remedies and Waivers	283
37.	Amendments and Waivers	284
38.	Instructions and Decisions	285
39.	Confidentiality	286
40.	PPSA Provisions	290
41.	Confidentiality of Funding Rates and Reference Bank Quotations	291
42.	Counterparts	292
43.	Indemnities and Reimbursement	292
44.	Acknowledgement	292
45.	Governing Law	293
46.	Enforcement	293
Schedule 1	**The Original Parties**	**294**
Part 1	The Original Obligors	294
Part 2	The Original Lenders	295
Part 3	The Agent	296
Part 4	The Security Trustee	297
Schedule 2	**Conditions Precedent**	**298**
Part 1	Conditions Precedent to Initial Utilisation	298
Part 2	Conditions Precedent Required to be Delivered by an Additional Guarantor	301
Part 3	Form of Verification Certificate	302
Schedule 3	**Requests**	**304**
Part 1	Utilisation Request	304
Part 2	Selection Notice	306
Schedule 4	**Form of Transfer Certificate**	**307**
Schedule 5	**Form of Accession Letter**	**310**
Schedule 6	**Form of Resignation Letter**	**311**
Schedule 7	**Form of Cost to Complete Certificate**	**312**
Schedule 8	**Form of Production Certificate**	**314**
Schedule 9	**Timetables**	**315**

(iii)

169 This Syndicated Facility Agreement is dated _29_ September 2025 and made between: Between: (1) SPCF Financing Pty Ltd (ACN 686 244 664) (the “Borrower”); (2) The entities listed in Part 1 of Schedule 1 as original guarantors (the “Original Guarantors”); (3) The entities listed in Part 2 of Schedule 1 as lenders (the “Original Lenders”); (4) Global Loan Agency Services Australia Specialist Activities Pty Limited (ACN 635 992 308) (the “Agent”); (5) Global Loan Agency Services Australia Nominees Pty Ltd (ACN 608 945 008) as security trustee for the Beneficiaries (the “Security Trustee”); and (6) Macquarie Bank Limited (the “Initial Account Bank”). It is agreed as follows: Section 1 Interpretation 1. Definitions and Interpretation 1.1 Definitions In this Agreement: “ABC Laws” means: (a) the U.K. Bribery Act 2010; (b) the United States Foreign Corrupt Practices Act of 1977, (15 U.S.C. § 78dd-1, et seq.); and (c) any anti-bribery or anti-corruption laws and regulations administered, enacted or enforced by Australia, Japan, the United States, the United Kingdom, the United Nations, the European Union and any other jurisdiction which are applicable to any Obligor and/or the transactions contemplated under the Finance Documents. “Acceptable Bank” means: (a) a bank or financial institution which has a rating for its long-term unsecured and non- credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or (b) any other bank or financial institution approved by the Agent. “Acceptable Contractor” means: (a) GRPS Pty Ltd; or (b) a counterparty consented to by the Agent, provided that such consent must not be unreasonably withheld or delayed if the Borrower can demonstrate to the reasonable satisfaction of the Agent that the counterparty has the financial capability and experience in operating and maintaining projects that are similar to the Project.

170 “Accession Deed” has the meaning given to that term in the Security Trust and Intercreditor Deed. “Accession Letter” means a document substantially in the form set out in Schedule 5 (Form of Accession Letter). “Account Bank” means the Initial Account Bank or any other bank or financial institution acceptable to the Agent (acting on the instructions of the Majority Lenders, acting reasonably). “Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 25 (Changes to the Obligors). “Affected Lender” has the meaning given to that term in Clause 11.3 (Market Disruption). “Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. “AML/CTF Laws” means the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth), any regulations or rules made thereunder and any other anti-money laundering or counter-terrorism financing laws or regulations, and any Sanctions administered, enacted or enforced by Japan, Australia, the United States, the United Nations, the United Kingdom, the European Union and any other jurisdiction which are applicable to any Obligor and/or the transactions contemplated under the Finance Documents from time to time including, any laws or regulations imposing "know your customer" or other identification checks or procedures. “APA” means APA SPP Pty Ltd (ACN 679 801 819). “APA Development Agreement” means the development agreement dated 17 December 2024 between APA and Tamboran B2. “Approvals Side Agreement” means the side agreement to be entered into, between Tamboran B2 (Operator) and the Project Trustee, passing through to the Project Trustee the rights under the Retention Licence and the Production Licence for the area to be known as “FSDA North” (graticular block 668), to operate the Project on the Project Site. “Assignment Agreement” means an agreement in the form agreed between the Agent and the relevant assignor and assignee. “Associate” has the meaning given to that term in Section 128F(9) of the Tax Act. “Australian Withholding Tax” means any Australian tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Tax Act or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 (Cth). “Authorisation” means: (a) an authorisation, consent, approval, resolution, licence, exemption, filing or registration from or with a Governmental Agency; or (b) in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action. “Availability Period” means the period from (and including) the date of Financial Close to (and including) the earlier of: (a) the Date of Practical Completion; and

171 (b) 3 May 2027. “Available Commitment” means, in relation to a Tranche, a Lender’s Commitment under that Tranche minus: (a) the amount of its participation in any outstanding Utilisations under that Tranche; and (b) in relation to any proposed Utilisation, the amount of its participation in any Utilisations that are due to be made under that Tranche on or before the proposed Utilisation Date. “Bail-In Action” means the exercise of any Write-down and Conversion Powers. “Bail-In Legislation” means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) in relation to the United Kingdom, the UK Bail-In Legislation. “Bail-in Lender” means any Lender who is subject to a Bail-in Action. “Base Case Financial Model” means the base case financial model provided to the Agent in accordance with item (4)(i) of Part 1 (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent). “BBSW” means in relation to any Loan: (a) the Screen Rate as of the Specified Time for a period equal in length to the Interest Period of that Loan; or (b) as otherwise determined pursuant to Clause 11.1 (Unavailability of Screen Rate). “Beetaloo Joint Venture” means the unincorporated joint venture which, as at the date of this Agreement, is between Tamboran B2 and Falcon. “Beneficiaries” has the meaning given to that term in the Security Trust and Intercreditor Deed. “BJV Gas Balancing Agreement” has the meaning given to that term in the Infrastructure Agreement Side Deed. “Borrower Affiliate” means the Borrower, any Affiliates of the Borrower, any trust of which it or any of its Affiliates is a trustee, any partnership of which it or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the Control of, it or any of its Affiliates. “Break Costs” means the amount (if any) by which: (a) the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in

172 the Relevant Market or acquiring a bill of exchange accepted by a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. It is an amount payable in lieu of interest which would otherwise have been paid. “BUG Agreement” means the ‘Beetaloo Basin Project - Appraisal Gas Agreement’ dated 7 August 2025 between Tamboran B2, Falcon, Northern Land Council (ABN 56 327 515 336) and Top End (Default PBC/CLA) Aboriginal Corporation RNTBC (ICN 7848) as agent for the affected native title holders. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Sydney, Australia. “Business Interruption Insurance Proceeds” means all payments received by an Obligor in respect of Insurances pertaining to business interruption, revenue replacement, loss of profit, or delay in start up. “Cash Equivalent Investments” means at any time: (a) certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank; (b) bonds, debentures, stock, treasury bills, notes or any other security issued or guaranteed by the Commonwealth of Australia or any government of any State or Territory of the Commonwealth of Australia or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security; (c) commercial paper not convertible or exchangeable to any other security: (i) for which a recognised trading market exists; (ii) issued by an issuer incorporated in Australia; (iii) which matures within one year after the relevant date of calculation; and (iv) which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating; (d) any investment in money market funds (i) which have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above and (iii) to the extent that investment can be turned into cash on not more than 90 days’ notice; or (e) any other debt security approved by the Majority Lenders. “Change in Control” will occur where, at any time, either Sponsor ceases to hold at least a 50% direct or indirect interest in an Obligor. “CNFA Tripartite Deed” means a tripartite deed between the Security Trustee, the Project Trustee and APA in respect of the Connection and New Facility Agreement. “Code” means the US Internal Revenue Code of 1986.

173 “Commitment” means a Tranche 1A Commitment, Tranche 1B Commitment or Tranche 2 Commitment. “Compressor Supply and Purchase Agreement” means the compressor supply and purchase agreement dated 18 April 2024 as novated and amended on 28 January 2025 between the Project Trustee and Compass Energy Systems Ltd. “Compressor Supply and Purchase Agreement Tripartite Deed” means a tripartite deed between the Security Trustee, the Project Trustee and Compass Energy Systems Ltd in respect of the Compressor Supply and Purchase Agreement. “Confidential Information” means all information relating to the Borrower, any Obligor, a Sponsor, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either: (a) any Obligor, a Sponsor or any of their respective advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Obligor, a Sponsor or any of their respective advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that: (A) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 39 (Confidentiality); or (B) is identified in writing at the time of delivery as non-confidential by any Obligor, a Sponsor or any of their respective advisers; or (C) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Obligors or the Sponsors and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate or Reference Bank Quotation. “Confidentiality Undertaking” means a confidentiality undertaking substantially in a form agreed between the Borrower and the Agent. “Connection and New Facility Agreement” means the connection agreement dated 17 December 2024 between APA and the Project Trustee. “Construction Report” means a construction progress report in the form delivered to the Project Trustee by Enscope under the EPCM Contract. “Contested Taxes” means a Tax payable by an Obligor where that Obligor: (a) is contesting in good faith its liability to pay that Tax;

174 (b) is maintaining adequate reserves for those Taxes and the costs required to contest them; and (c) such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect. “Control” has the meaning given to that term in section 50AA of the Corporations Act. “Corporations Act” means the Corporations Act 2001 (Cth). “Cost to Complete Certificate” means a certificate substantially in the form set out in Schedule 7 (Form of Cost to Complete Certificate). “Cost to Complete Test” on any date, will be satisfied where: (a) the aggregate of the following amounts as confirmed by the Borrower, without double counting: (i) the Available Commitments; (ii) the amounts standing to the credit of a Project Account and each Existing Account that are available to be applied towards Project Costs; (iii) the proceeds of any insurance payable to the Obligors in relation to loss or property damage or delay in start-up (or similar) which may be applied towards Project Costs, provided that the claim has: (A) not been rejected by the relevant insurers and the Agent (acting on the instructions of the Majority Lenders, acting reasonably) has consented to the proceeds of that claim being counted for the purposes of this limb; or (B) been accepted in writing by the relevant insurers; (iv) any compensation (including liquidated damages) payable to an Obligor under the Project Documents where the relevant counterparty has: (A) not disputed the extent of the liability and the Agent (acting on the instructions of the Majority Lenders, acting reasonably) has consented to that compensation being counted for the purposes of this limb; or (B) accepted the extent of that liability, in each case excluding any amount which is required to be applied in mandatory prepayment of the Facility in accordance with Clause 7.4(b) (Mandatory Prepayment of Loans); (v) projected GST refunds and net tax receipts (including GST input tax credits) forecast in the Financial Model; and (vi) any other funds irrevocably and unconditionally available to an Obligor from a source and on terms (including as to security) acceptable to the Agent (acting on the instructions of the Majority Lenders, acting reasonably) for the purpose of funding Project Costs, is equal to or exceeds: (b) all Project Costs at that time that are:

175 (i) payable but unpaid and which are required to be paid to achieve the Date of Practical Completion; or (ii) reasonably likely to be payable for the purposes of achieving the Date of Practical Completion, as estimated by the Borrower and confirmed by the Technical Adviser. “Date of Practical Completion” has the meaning given to that term in the Gas Processing Agreement. “Debt Purchase Transaction” means, in relation to a person, a transaction where such person: (a) acquires by way of assignment, novation or transfer; (b) enters into any sub-participation in respect of; or (c) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, or allowing it to control the exercise of rights relating to, any Commitment or amount outstanding under this Agreement. “Default” means an Event of Default or a Potential Event of Default. “Defaulting Finance Party” means any Finance Party (other than a Lender which is a Borrower Affiliate): (a) which (in any capacity) has failed to make a payment when due under this Agreement or has notified a Party that it will not make such a payment; (b) which (in any capacity) has otherwise rescinded or repudiated a Finance Document; or (c) which: (i) is or is adjudicated to be insolvent; (ii) applies or resolves to be wound up, given protection against creditors or placed in bankruptcy or any analogous process; or (iii) is subject to the appointment of a liquidator, administrator, manager, trustee in bankruptcy or any analogous process, unless, in the case of paragraph (a) above, the Finance Party is disputing in good faith whether it is contractually obliged to make the payment in question. “Disruption Event” means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or

176 (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. “Distribution” means: (a) declare, make or pay any dividend, charge, fee, interest or other payment or distribution (or interest on any unpaid dividend, charge, fee, interest or other distribution) (whether in cash or in kind) to its members in their capacity as such or on or in respect of its share or equity capital (or any class of its share or equity capital) or Subordinated Debt; (b) repay or distribute any dividend or share premium reserve; (c) redeem, repurchase, defease, retire or repay any of its share or equity capital, membership interests or Subordinated Debt or resolve to do so; or (d) any payment of fees or any other amount to a Sponsor or Sponsor Affiliate. “Enscope” means Enscope Pty Ltd (ABN 38 136 478 030). “Environmental or Social Incident” means: (a) any unanticipated incident or accident relating to an Obligor or the Project which has, or could reasonably be expected to have a material adverse impact on the environment, or damage, impact or material harm to the lives, livelihood, quality of life, health, safety, security or property of any person; (b) an accident resulting in death or serious or multiple injury relating to an Obligor or the Project; or (c) a significant and sustained community or worker related grievance or protest of the Project. “Environmental and Social Law” means any law or regulation applicable to the Project that relates to the environment, social matters, heritage, planning, security, labour, human rights or health and safety, including laws concerning land use or the rehabilitation of any land, development, pollution (including water turbidity or noise pollution), waste disposal, toxic and hazardous substances (including cyanide), conservation of natural or cultural resources, resource allocation (including any law or regulations relating to the exploration for, and development or exploitation of, any natural resource), use of dangerous goods, the protection of human health and any other aspect of protection of the environment including any specific agreements entered into with competent authorities which include commitments relating to environment, social matters or health and safety. “Environmental or Social Claim” means any claim, liability, action, inquiry, litigation, proceeding or investigation by any party in respect of any Environmental and Social Laws. “EPCM Contract” means the engineering, procurement and construction management agreement in respect of the Project dated 20 January 2025 between Enscope and the Project Trustee. “EPCM Contractor Tripartite Deed” means a tripartite deed between the Security Trustee, the Project Trustee and Enscope in respect of the EPCM Contract and the Interface Deed. “Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default).

177 “Existing Account” means each of the following bank accounts: (a) the Australian dollar account with account name Sturt Plateau Comp Fac Sub Pty Ltd and account number 19887016 held with Bank of America; and (b) the US dollar account with account name Sturt Plateau Comp Fac Sub Pty Ltd and account number 19887024 held with Bank of America. “Exploration Permit” means an exploration permit under the Petroleum Act 1984 (NT). “Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility). “Facility Office” means the office or offices in Australia notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement. “Falcon” means Falcon Oil & Gas Australia Limited (ABN 53 132 857 008). “FATCA” means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. “FATCA Application Date” means: (a) in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. “FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA. “FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction. “Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Borrower and a Lender (or the Agent and the Borrower or the Security Trustee and the Borrower) setting out any of the fees referred to in Clause 12 (Fees). “Finance Document” means: (a) this Agreement; (b) the Security Trust and Intercreditor Deed;

178 (c) each Transaction Security Document; (d) each Fee Letter; (e) each Selection Notice; (f) each Utilisation Request; (g) any Accession Letter; (h) any Resignation Letter; (i) any Recognition Certificate; and (j) any other document designated as such by the Agent and the Borrower. “Finance Lease” means any capital or finance lease that would at such time be required to be capitalised and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP. “Finance Party” means the Agent, the Security Trustee, a Lender or the Account Bank. “Financial Close” means the date on which the Agent notifies the Borrower that each of the Initial Conditions Precedent have been satisfied or waived in accordance with Clause 4.1 (Initial Conditions Precedent). “Financial Indebtedness” means any indebtedness for or in respect of: (a) moneys borrowed and any debit balance at any financial institution; (b) any amount raised by acceptance under any acceptance credit, bill acceptance or bill endorsement facility or dematerialised equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any rental obligation (including any hire purchase payment obligation) which, under GAAP (and in particular, on the basis of IAS 17 (Leases) or any equivalent measure under GAAP), would be required to be treated as a Finance Lease or otherwise capitalised in the audited financial statements of that person, but only to the extent of that treatment and excluding, for the avoidance of doubt, any cash expenditure arising from an operating lease or lease which, in accordance with IAS 17 (Leases) or any equivalent measure under GAAP, is treated as an operating lease; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) any redeemable shares where the holder has the right, or the right in certain conditions, to require redemption; (g) any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing; (h) consideration for the acquisition of assets or services payable more than 90 days after acquisition; (i) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative

179 transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account); (j) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and (k) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above. “Financial Model” means the Base Case Financial Model, as amended from time to time in accordance with this Agreement. “Financing Costs” means, for any relevant period, the aggregate amount of all interest and fees to be paid under the Finance Documents as adjusted for net payments (or receipts) under Hedging Agreements, but excluding: (a) any agency and security trustee, upfront or establishment fees; (b) amounts payable in respect of voluntary or mandatory prepayments and any break costs payable under any Hedging Agreement in connection with such prepayments; and (c) any other costs associated with establishing or refinancing any of the Facilities to the extent such fees, costs or amounts are capitalised. “Formentera Australia” means Formentera Australia Fund 1, LP. “FSDAs” means the northern and southern areas of the ‘First Strategic Development Area’, more particularly described as graticular blocks 668 and 740 (respectively). “Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to Clause 11.4 (Cost of Funds). “Future Project Document” means each of: (a) the SPCF Sublease; (b) the Option to Sublease; (c) the Approvals Side Agreement; (d) the Land Access and Use Agreement – Retention Licence; (e) the Land Access and Use Agreement – Production Licence; (f) any O&M Contract; and (g) any other agreement entered into by an Obligor in respect of the Project where the contracted expenditure or potential liability of the Obligor under that agreement exceeds $5,000,000. “GAAP” means generally accepted accounting principles, standards and practices in the United States of America. “Gas Processing Agreement” means the gas processing agreement dated on or about the date of this Agreement between the Project Trustee and Tamboran B2.

180 “Gas Processing Agreement Tripartite Deed” means the tripartite deed dated on or about the date of this Agreement between the Security Trustee, the Project Trustee and Tamboran B2 in respect of the Gas Processing Agreement. “Gas Sales Agreement” means the long-term gas sales agreement dated on or about the date of this Agreement between the Northern Territory Government, Tamboran B2 and Falcon, relating to the supply of a maximum daily quantity of 40TJ/day of gas from the FSDAs to the Northern Territory Government. “Good Industry Practice” means the exercise of that degree of skill, care, prudence, (operational and financial) foresight and operating practice which would reasonably and ordinarily be expected from a significant proportion of the operators of facilities (not being owned and operated by a Governmental Agency) similar to the Project with the asset and operating conditions being consistent with those of the Project. “Governmental Agency” means any government or any governmental, semi-governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange. “GST” has the same meaning as in the GST Act. “GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (Cth). “Greenhouse Gas Abatement Plan” means the 'Beetaloo Exploration Project Greenhouse Gas Abatement Plan' originally issued for use by Tamboran B2 (Operator) on 8 December 2021 and available at https://environment.nt.gov.au/media/docs/onshore-gas/emp/pdf/tamboran-b2-pty- ltd/greenhouse-gas-abatement-plan.PDF, as may be amended or replaced from time to time in accordance with this Agreement. “Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 25 (Changes to the Obligors). “Hedging Agreement” means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by the Borrower and a hedge counterparty for the purpose of hedging only the types of liabilities and/or risks which are required or permitted to be entered into by this Agreement. “Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary. “Illegal Lender” means a Lender whom an Obligor is or becomes obliged to repay or prepay pursuant to Clause 7.1 (Illegality). “Increased Costs Lender” means a Lender to whom the Borrower is required to pay any sum under Clause 14 (Increased Costs), any additional amount under paragraph (c) of Clause 13.2 (Tax Gross-Up) or any tax indemnity payment under Clause 13.3 (Tax Indemnity). “Indirect Tax” means any GST, consumption tax, value added tax or any tax of a similar nature. “Infrastructure Agreement Side Deed” means the document entitled “Infrastructure Agreements Side Deed” dated on or about the date of this agreement between Tamboran B2 and Falcon. “Initial Conditions Precedent” means each of the conditions precedent to the first Utilisation set out in Part 1 (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent).

181 “Initial Security Document” means: (a) the Tranche 1 Guarantee; (b) each Sponsor Guarantee; (c) each Tripartite Deed; and (d) the general security deed dated on or about the date of this Agreement entered into by each Obligor in favour of the Security Trustee. “Insurance Proceeds Account” means the account established in accordance with Clause 21.6 (Insurance Proceeds Account). “Insurances” means the insurances required to be effected and maintained under the Project Documents and any other insurances effected and maintained, or required to be effected and maintained, by an Obligor in relation to the Project under Clause 20.8 (Insurance Undertakings). “Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest). “Interest Reserve Account” means the account established in accordance with Clause 21.7 (Interest Reserve Account). “Interface Deed” means the interface deed dated 20 January 2025 between the Project Trustee, Tamboran B2 (Operator) and Enscope. “Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time. “Investment Instrument” has the meaning given to that term in the PPSA. “Key Documents” means each of: (a) the Gas Sales Agreement; (b) the BUG Agreement; (c) any Land Access Agreement; and (d) the Infrastructure Agreement Side Deed. “Land Access Agreement” means: (a) the land access agreement dated 23 May 2023 between Tamboran B2 and A.P.N. Pty Ltd (ACN 000 742 781) (as the pastoral lessee) (as varied from time to time); and (b) any other land access agreement between Tamboran B2 and A.P.N. Pty Ltd (ACN 000 742 781) or its successors (as the pastoral lessee),

182 in each case entered into in accordance with Regulation 12 of the Petroleum Regulations 2020 (NT). “Land Access and Use Agreement – Exploration Permit” means the land access and use agreement dated on or about the date of this Agreement between Tamboran B2 (Operator) and the Project Trustee, passing through to the Project Trustee, the land rights and rights under Exploration Permit 98 and 117. “Land Access and Use Agreement – Exploration Permit Tripartite Deed” means the tripartite deed dated on or about the date of this Agreement between the Security Trustee, the Project Trustee and Tamboran B2 in respect of the Land Access and Use Agreement – Exploration Permit. “Land Access and Use Agreement – Retention Licence” means the land access and use agreement to be entered into between Tamboran B2 (Operator) and the Project Trustee, passing through to the Project Trustee, the land rights and the rights under the Retention Licence for the area to be known as “FSDA North” (graticular block 668). “Land Access and Use Agreement – Production Licence” means the land access and use agreement to be entered into between Tamboran B2 (Operator) and the Project Trustee, passing through to the Project Trustee the land rights and the rights under the Production Licence for the area to be known as “FSDA North” (graticular block 668). “Lender” means: (a) any Original Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 24 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement. “Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan. “Majority Lenders” means: (a) in relation to 'Enforcement Action' under paragraphs (d) or (e) of that definition as set out in the Security Trust and Intercreditor Deed or the giving of an 'Enforcement Notice' as defined in the Security Trust and Intercreditor Deed, a Lender or Lenders (other than the Tranche 1 NTG Guarantor) whose Commitments aggregate at least 66⅔ per cent of the total Commitments of all Lenders excluding the Tranche 1 NTG Guarantor (or, if the Total Commitments have been reduced to zero, aggregated at least 66⅔ per cent of all such total Commitments immediately prior to the reduction); (b) in relation to the commencement of 'Enforcement Action' under paragraph (a) of that definition as set out in the Security Trust and Intercreditor Deed, if either: (i) a Lender or Lenders whose Commitments aggregate at least 66⅔ per cent of the total Commitments of all Lenders (or, if the Total Commitments have been reduced to zero, aggregated at least 66⅔ per cent of all such total Commitments immediately prior to the reduction); or (ii) a Lender or Lenders (other than the Tranche 1 NTG Guarantor) whose Commitments aggregate at least 66⅔ per cent of the total Commitments of all Lenders excluding the Tranche 1 NTG Guarantor (or, if the Total Commitments have been reduced to zero, aggregated at least 66⅔ per cent of all such total Commitments immediately prior to the reduction),

183 vote in favour of commencing that 'Enforcement Action', that constitutes Majority Lenders voting in favour of commencing that 'Enforcement Action'; and (c) otherwise: (i) at any time on or before 'Enforcement Time' as defined in the Security Trust and Intercreditor Deed, a Lender or Lenders (other than the Tranche 1 NTG Guarantor) whose Commitments aggregate at least 66⅔ per cent of the total Commitments of all Lenders excluding the Tranche 1 NTG Guarantor (or, if the Total Commitments have been reduced to zero, aggregated at least 66⅔ per cent of all such total Commitments immediately prior to the reduction); and (ii) after 'Enforcement Time' as defined in the Security Trust and Intercreditor Deed, a Lender or Lenders whose Commitments aggregate at least 50.1 per cent of the total Commitments of all Lenders (or, if the Total Commitments have been reduced to zero, aggregated at least 50.1 per cent of all Total Commitments immediately prior to the reduction). In each case where a Lender’s Commitment has been reduced to zero, but it has an outstanding participation in any outstanding Utilisations, then for this purpose its Commitment will be taken to be the aggregate amount of its participation. “Management Services Agreement” means the management services agreement dated 29 October 2024 as amended from time to time between, among others, the Project Trustee, the Mid Trustee and Tamboran Resources Pty Ltd (ACN 135 299 062). “Margin” means: (a) in respect of Tranche 1A: (i) on or prior to the Tranche 1 Guarantee Release Date, 4.00 per cent. per annum; and (ii) after the Tranche 1 Guarantee Release Date, 8.00 per cent. per annum; (b) in respect of Tranche 1B: (i) on or prior to the Tranche 1 Guarantee Release Date, 12.00 per cent. per annum; and (ii) after the Tranche 1 Guarantee Release Date, 8.00 per cent. per annum; and (c) in respect of Tranche 2: (i) on or prior to the Tranche 1 Guarantee Release Date, 12.00 per cent. per annum; and (ii) after the Tranche 1 Guarantee Release Date, 8.00 per cent. per annum. “Material Adverse Effect” means a material adverse effect on: (a) the assets, business or operations of the Obligors taken as a whole; or (b) the ability of the Obligors (taken as a whole) to perform their payment or other material obligations under the Finance Documents; or (c) the enforceability or priority of the whole or any material part of any Finance Document or any Security granted pursuant to the Transaction Security Documents.

184 “Mid Trust” means the Sturt Plateau Compression Facility Mid Trust. “Mid Trust Deed” means the ‘Sturt Plateau Compression Facility Mid Trust Constitution’ dated 24 October 2024 and executed by MidCo. “Mid Trustee” means MidCo in its capacity as trustee of the Mid Trust. “MidCo” means Sturt Plateau Compression Facility Mid Pty Ltd (ACN 681 798 836). “Modern Slavery” means any activity, prejudice or conduct prohibited or defined as 'modern slavery' for the purposes of any offence under the Modern Slavery Act 2018 (Cth), and any equivalent defined concept under other applicable laws concerned with anti-slavery and human trafficking in a relevant jurisdiction. “Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month. “Negotiable Instrument” has the meaning given to that term in the PPSA. “New Lender” has the meaning given to that term in Clause 24 (Changes to the Lenders). “Non-Continuation Date” has the meaning given in Clause 23(d) (Review Events). “Non-Continuation Notice” means a notice described under Clause 23(c) (Review Events). “Non-Consenting Lender” means any Lender which does not consent to any decision requiring a waiver or amendment or other consent where the requested consent, waiver or amendment is one which requires greater than Majority Lender consent, if: (a) the Borrower has requested that consent, waiver or amendment in relation to any Finance Document; and (b) the Majority Lenders have agreed to that consent, waiver or amendment, but for the avoidance of doubt shall not include an RE Non-Consenting Lender. “Non-Responding Lender” means any Lender that fails to: (a) accept or reject, or actively abstains from responding to a request by or on behalf of any of the Obligors for any waiver, amendment or other consent requested in relation to any of the Facility within 10 Business Days (or any other period of time specified by the Borrower with, if less than 10 Business Days, the prior agreement of the Agent) of a written request being made or notifies the relevant Agent in writing that it is abstaining from responding to such request; or (b) sign a Transfer Certificate within three Business Days of any request pursuant to Clause 7.5 (Right of Replacement or Repayment and Cancellation in Relation to a Replaceable Lender). “Obligor” means the Borrower or a Guarantor.

185 “Offshore Associate” means an Associate: (a) which is a non-resident of Australia and does not become a Lender or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or (b) which is a resident of Australia and which becomes a Lender or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country; and which does not become a Lender and receive payment in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme. “Option to Sublease” means the option to sublease to be entered into between Shenandoah Land Holdings Pty Ltd (ACN 679 772 555) (as the pastoral lessee) and the Project Trustee. “Original Financial Statements” means: (a) in respect of Tamboran Resources the audited annual consolidated financial statements of Tamboran Resources most recently available as at the date of this Agreement; and (b) in respect of Formentera Australia, the audited annual financial statements of Formentera Australia most recently available as at the date of this Agreement. “Original Obligor” means the Original Borrower or an Original Guarantor. “O&M Contract” means any operations and maintenance contract between the Project Trustee and an Acceptable Contractor entered into in connection with the Project. “Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Party” means a party to this Agreement. “Permitted Disposal” means any sale, lease, licence, transfer or other disposal: (a) of trading stock or cash made by any Obligor in the ordinary course of trading of the disposing entity or of any gas or the creation of any derivative or other financial product, environmental product in the ordinary course of the business of the Project; (b) required by a Transaction Document; (c) of any asset by an Obligor to another Obligor. (d) of assets in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash); (e) of obsolete or redundant vehicles, plant and equipment for cash; (f) of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments; (g) arising as a result of any Permitted Security; (h) of assets which are subject to a circulating security interest in the ordinary course of day-to-day business and on arms’ length terms; (i) of assets for cash where net consideration received does not exceed $1,000,000 (or its equivalent) in any financial year of the Borrower; or

186 (j) with the prior written consent of the Agent (acting on the instructions of the Majority Lenders). “Permitted Distribution” means: (a) a Distribution made for the purposes of reimbursing any Sponsor or direct or indirect Holding Company of the Borrower in respect of any Project Costs incurred after 1 June 2025 but prior to Financial Close; (b) any Distribution by an Obligor to another Obligor; (c) any Distribution of the income of a Trust to a unitholder being presently entitled to income in accordance with a Trust Deed, to the extent that the Distribution is immediately reinvested in the relevant Trust by way of subscription for units in the relevant Trust or by way of a loan (from the unitholder to the Trustee) which is otherwise permitted under this Agreement; (d) any Distribution made to facilitate any payment under the Management Services Agreement, provided the aggregate amount of Distributions under this limb does not exceed $3,000,000 in any financial year; or (e) any Distribution made with the prior written consent of the Agent (acting on the instructions of the Majority Lenders, acting reasonably). “Permitted Financial Indebtedness” means Financial Indebtedness: (a) incurred under the Finance Documents; (b) incurred under a Hedging Agreement; (c) arising under a Permitted Loan or a transaction permitted by paragraph (j) of Clause 20.1 (General Undertakings); (d) under leases and hire purchase contracts constituting Financial Indebtedness under paragraph(d) of that definition of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by Obligors does not exceed $3,000,000 (or its equivalent in any other currency or currencies) at any time; (e) which is subordinated to the Facility on terms acceptable to the Agent (acting on the instructions of the Majority Lenders, acting reasonably); (f) which is made available from any direct or indirect shareholder of an Obligor, provided that such Financial Indebtedness is repaid in full using the proceeds of a Permitted Distribution under paragraph (a) of the definition thereof; or (g) incurred with the prior written consent of the Agent (acting on the instructions of the Majority Lenders, acting reasonably). “Permitted Loan” means: (a) any loan which is required under the Transaction Documents; (b) any loan which constitutes Permitted Financial Indebtedness; (c) a loan made by an Obligor to another Obligor; (d) any loan so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed $1,000,000 (or its equivalent) at any time; or

187 (e) any loan made with the prior written consent of the Agent (acting on the instructions of the Majority Lenders, acting reasonably). “Permitted Security” means: (a) any Security which is required or arises under the Transaction Documents; (b) any lien arising by operation of law and in the ordinary course of trading so long as the debt it secures is paid when due or contested in good faith and appropriately provisioned; (c) any netting or set-off arrangement entered into by any Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of Obligors; (d) any payment or close out netting or set-off arrangement pursuant to any transactional banking facilities or any Treasury Transaction or foreign exchange transaction entered into by an Obligor which constitutes Permitted Financial Indebtedness, excluding any Security under a credit support arrangement; (e) any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to an Obligor in the ordinary course of trading and on the supplier’s standard or usual terms (or on terms more favourable to the Obligors); (f) any Security arising as a result of a disposal which is a Permitted Disposal; (g) any Security arising as a consequence of any leases or hire purchase contracts constituting Financial Indebtedness under paragraph (d) of that definition of vehicles, plant, equipment or computers permitted pursuant to paragraph (d) of the definition of Permitted Financial Indebtedness and only over the asset being financed; or (h) any Security granted with the prior written consent of the Agent (acting on the instructions of the Majority Lenders, acting reasonably). “Pilot Project” means the development of the the unconventional shale gas resources located in the FSDAs to the extent necessary for the supply of 40TJ/day pursuant to the Gas Sales Agreement. “Potential Event of Default” means any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default “PPSA” means the Personal Property Securities Act 2009 (Cth). “Prepayment Premium” has the meaning given to that term in Clause 12.4 (Prepayment Premium). “Prime Bank” means a bank determined by ASX Benchmarks Pty Limited (or any other person which takes over the administration of the Screen Rate for Australian dollars) as being a Prime Bank or an acceptor or issuer of bills of exchange or negotiable certificates of deposit for the purposes of calculating that Screen Rate. If ASX Benchmarks Pty Limited or such other person ceases to make such determination, the Prime Banks shall be the Prime Banks last so appointed.

188 “Proceeds Account” means the account established in accordance with Clause 21.5 (Proceeds Account). “Production Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Production Certificate). “Production Licence” means a production licence under the Petroleum Act 1984 (NT). “Project” means the development of the ‘Sturt Plateau Compression Facility’, a natural gas processing and compression facility (with ancillary infrastructure) to facilitate the injection of gas into the Sturt Plateau Pipeline for transportation to the Amadeus Gas Pipeline. “ProjectCo” means Sturt Plateau Compression Facility Sub Pty Ltd (ACN 681 800 162). “Project Account” means each of: (a) the Proceeds Account; (b) the Insurance Proceeds Account; and (c) the Interest Reserve Account. “Project Costs” means (without double counting): (a) payments under the Project Documents and other costs (including capital expenditure) incurred in connection with financing, development or construction (including transportation, installation and commissioning) of the Project, including, without limitation, all necessary above ground infrastructure located in the Beetaloo Basin of the Northern Territory of Australia, maintenance of access roads, pipelines, flowlines and gas compression kits and any associated engineering and management costs; (b) rentals or other payments in respect of the Project Site prior to the Date of Practical Completion; (c) any costs associated with the operation of the Project prior to the Date of Practical Completion; (d) fees, costs and expenses of the Obligors: (i) paid or payable under or in relation to the negotiation, preparation and execution of the Transaction Documents and satisfaction of conditions precedent under this Agreement including, without limitation, financing, engineering, insurances, financial advisers and legal consultants and other costs of the Obligors or the Finance Parties; (ii) for any duties payable in relation to the Project and other relevant documents; or (iii) paid or payable in relation to the administration and management of the Project; (e) Financing Costs, including without limitation, any fees payable under or in connection with the Finance Documents (including any agency and security trustee, upfront or establishment fees), fees in respect of the Tranche 1 Guarantee, net swap payments or FX forward amounts; (f) any other amount payable in connection with, or necessary to, enable the Project to achieve the Date of Practical Completion; and

189 (g) any other cost or expense that the Borrower and the Agent agree will be a “Project Cost”. For the avoidance of doubt, “Project Costs” shall not include upstream drilling and completion costs to be incurred by Tamboran B2. “Project Documents” means each of: (a) the Connection and New Facility Agreement; (b) the EPCM Contract; (c) the Gas Processing Agreement; (d) the Interface Deed; (e) the Land Access and Use Agreement – Exploration Permit; (f) the Management Services Agreement; (g) the Compressor Supply and Purchase Agreement; (h) the deed entitled ‘Reimbursement, Indemnity and Coordination Deed’ dated on or about the date of this Agreement between Tamboran B2 and the Project Trustee in respect of the Interface Deed; (i) each Future Project Document on and from the time it is entered into; and (j) any other document which the Borrower and the Agent agree will be a ‘Project Document. “Project Site” means that part of the land comprised in Perpetual Pastoral Lease 01201 known as Shenandoah Station, over Portion 7026, Certificate of Title Volume 899 Folio 490 (previously Volume 883 Folio 654), required for the Project. “Project Trust” means the Sturt Plateau Compression Facility Sub Trust (ABN 20 648 909 685). “Project Trust Deed” means the ‘Sturt Plateau Compression Facility Sub Trust Constitution’ dated 24 October 2024 and executed by ProjectCo. “Project Trustee” means Sturt Plateau Compression Facility Sub Pty Ltd (ACN 681 800 162) in its capacity as trustee of the Project Trust. “Quarter Date” means each of 31 March, 30 June, 30 September and 31 December. “Quotation Day” means, in relation to any period for which an interest rate is to be determined, the first day of that period. “Raw Gas GSA” has the meaning given to that term in the Infrastructure Agreement Side Deed. “RE Non-Consenting Lender” has the meaning given in Clause 23(c) (Review Events). “Recognition Certificate” has the meaning given to that term in the Security Trust and Intercreditor Deed. “Reference Bank” means: (a) Commonwealth Bank of Australia; (b) Westpac Banking Corporation;

190 (c) Australia and New Zealand Banking Group Limited; (d) National Australia Bank Limited; (e) any 'prime bank' as determined by the Australian Financial Markets Association; or (f) such other person as the Agent and the Borrower may agree. “Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank. “Reference Bank Rate” means in relation to BBSW, the sum of: (a) the following rates: (i) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the mid discount rate (expressed as a yield percent to maturity) observed by the relevant Reference Bank for marketable parcels of Australian dollar denominated bank accepted bills and negotiable certificates of deposit accepted or issued by Prime Banks, and which mature on the last day of the relevant period; or (ii) (if there is no observable market rate for marketable parcels of Prime Bank Australian dollar securities referred to in paragraph (i) above), the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in Australian dollars in the Australian interbank market for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market sizes and for that period; and (b) 0.05 per cent per annum. “Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. “Relevant Assets” means the assets constituting part of the Project which are damaged, lost or need to be reinstated as a result of an insurable event for which Relevant Insurance Proceeds are received. “Relevant Insurance Proceeds” all payments received by an Obligor in respect of Insurances (other than Business Interruption Insurance Proceeds and Third-Party Insurance Proceeds) in excess of $5,000,000. “Relevant Market” means in relation to Australian dollars, the Australian interbank market for bank accepted bills and negotiable certificates of deposits. “Retention Licence” means a retention licence under the Petroleum Act 1984 (NT). “Repayment Date” means each date that a repayment instalment in respect of the Facility is to be made in accordance with clause 6.1 (Scheduled Repayment of Loans). “Repayment Notice” means a notice described under Clause 23(d) (Review Events). “Repeating Representations” means each of the representations set out in Clause 18 (Representations) (other than Clauses 18.3 (No conflict with other Obligations), 18.6 (Insolvency), 18.8 (No Stamp Taxes), paragraph (c) of Clause 18.10 (No Misleading

191 Information), 18.13 (No Proceedings Pending or Threatened), paragraph (a) of Clause 18.19 (Group Structure Chart) and paragraph (a) of Clause 18.22 (Project Documents). “Replaceable Lender” means an Affected Lender, a Bail-in Lender, a Defaulting Finance Party, an Increased Costs Lender, an Illegal Lender, a Non-Consenting Lender or a Sanctioned Lender. “Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. “Required Balance” means an amount equal to 100% of the Financing Costs forecast to be payable from the date of first Utilisation until 3 May 2027. “Resignation Letter” means a letter substantially in the form set out in Schedule 6 (Form of Resignation Letter). “Retention Licence” means a retention licence granted under the Petroleum Act 1984 (NT). “Review Event” means: (a) a Change in Control occurs without the prior written consent of the Agent (acting on the instructions of the Majority Lenders); (b) by no later than the date that is 30 days after each Quarter Date before the Date of Practical Completion, the Borrower fails to supply to the Agent Cost to Complete Certificate demonstrating that the Cost to Complete Test is satisfied as at the applicable Quarter Date; (c) a person other than a Sponsor (or an Affiliate of a Sponsor) becomes the operator of the Beetaloo Joint Venture; or (d) by no later than the date that is 30 days after each Quarter Date on or after 30 September 2027, the Borrower fails to supply to the Agent a Production Certificate (signed by two directors of the Borrower, a director of the Borrower and the chief executive officer or chief financial officer of the Borrower or a Sponsor, or the chief executive officer or chief financial officer of the Borrower or a Sponsor) setting out (in reasonable detail) evidence that production of ‘Sales Gas’ (as defined in the Gas Processing Agreement) for the previous quarter met or exceeded an average of 25TJ/day, excluding: (i) days in the previous quarter where customer nominations were below 25 TJ/day; and (ii) scheduled maintenance days. “Sanctioned Lender” means any Lender which (as ascertained by the Borrower) is subject to any Sanctions, is located or resident in any Sanctioned Country or to whom a payment under the Finance Documents may not be made as a result of any applicable Sanctions. “Sanctions” means trade, economic or financial sanctions, immigration or humanitarian sanctions, proliferation financing risks (including dual use goods), laws, regulations, embargoes or restrictive measures published and imposed, administered or enforced from time to time by any Sanctions Authority. “Sanctions Authority” means: (a) the United Nations; (b) the European Union;

192 (c) the Council of Europe (founded under the Treaty of London, 1946); (d) the government of the United States of America; (e) the government of the United Kingdom; and (f) the Commonwealth of Australia, and any of their governmental authorities, including, without limitation, the Office of Foreign Assets Control for the US Department of Treasury (“OFAC”), the US Department of Commerce, the US State Department or the US Department of the Treasury, His Majesty's Treasury (“HMT”), and the Australian Sanctions Office of the Australian Department of Foreign Affairs and Trade (“DFAT”). “Sanctioned Country” means any country or territory which is listed on a Sanctions List or is subject to Sanctions. “Sanctioned Entity” means: (a) a person, country or territory which is listed on a Sanctions List or is subject to Sanctions; or (b) a person which is ordinarily resident in or whose principal place of business is in a Sanctioned Country. “Sanctions List” means, in each case to the extent applicable to the Obligors or in connection with the Project or any transaction contemplated by the Finance Documents, any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by any Sanctions Authority, including (i) the consolidated list of all persons and entities listed under Australian sanctions laws maintained and published by DFAT; (ii) the ‘Specially Designated Nationals and Blocked Persons’ list maintained by OFAC, (iii) the consolidated list of persons, groups or entities subject to European Union sanctions administered by the European External Action Service and (iv) the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by Her Majesty’s Treasury, each as amended, supplemented or substituted from time to time; “Sanctioned Transaction” means financing or providing any credit, directly or indirectly, to: (a) a Sanctioned Entity; or (b) any other person or entity if an Obligor or any of its Affiliates has actual knowledge that the person or entity proposes financing or providing any credit, directly or indirectly, to a Sanctioned Entity, in each case to the extent that to do so is prohibited by, or would cause any breach of, Sanctions. “Screen Rate” means the 24-hour delayed Australian Bank Bill Swap Reference Rate published by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) as of 10:30 a.m. Australian Eastern Time for the ‘Mid’ rate for the relevant period displayed on the ‘Benchmark Rates’ page of the website of the Australian Stock Exchange (ASX) (or any replacement page which displays that rate). If such page or service ceases to be available, the Agent may reasonably specify another page or service displaying the relevant rate after consultation with the Borrower. “Secured Property” means all of the assets of the Obligors which from time to time are the subject of the Transaction Security.

193 “Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, including any “security interest” as defined in sections 12(1) or (2) of the PPSA. “Security Trust and Intercreditor Deed” means the deed entitled ‘Security Trust and Intercreditor Deed’ dated on or about the date of this Agreement and made between, among others, the Borrower, and the Security Trustee. “Selection Notice” means a notice substantially in the form set out in Part 2 (Selection Notice) of Schedule 3 (Requests) given in accordance with Clause 10 (Interest Periods). “SPCF Sublease” means a sublease with Shenandoah Land Holdings Pty Ltd (ACN 679 772 555) (as the pastoral lessee) which enables the Project Trustee to occupy the Project Site and perform its obligations under the Gas Processing Agreement. “SPCF Sublease Mortgage” means the real property mortgage to be entered into over the SPCF Sublease between Project Trustee and the Security Trustee. “Specified Time” means a day or time determined in accordance with Schedule 9 (Timetables). “Sponsor” means: (a) Tamboran Resources; and (b) Formentera Australia. “Sponsor Guarantee” means the: (a) deed of guarantee and indemnity dated on or about the date of this Agreement, provided by Tamboran Resources, Tamboran Resources Pty Ltd (ACN 135 299 062) and Tamboran (West) Pty Ltd (ACN 661 967 077) in favour of the Security Trustee in respect of all amounts payable in respect of Tranche 1A and Tranche 1B; and (b) deed of guarantee and indemnity dated on or about the date of this Agreement, provided by Formentera Australia, Daly Waters Energy, LP and Daly Waters Infrastructure, LP in favour of the Security Trustee in respect of all amounts payable in respect of Tranche 2. “Subordinated Debt” means Financial Indebtedness which is subordinated to the Facility on terms acceptable to the Agent (acting on the instructions of the Majority Lenders, acting reasonably). “Subsidiary” has the meaning given to that term in the Corporations Act, but an entity will also be taken to be a Subsidiary of an entity if it is Controlled by that entity and, without limitation: (a) a trust may be a Subsidiary, for the purposes of which a unit or other beneficial interest will be regarded as a share; and (b) an entity may be a Subsidiary of a trust if it would have been a Subsidiary if that trust were a corporation. “Tamboran B2” means Tamboran B2 Pty Ltd (ACN 105 431 525) acting in its personal capacity. “Tamboran B2 (Operator)” means Tamboran B2 Pty Ltd (ACN 105 431 525) acting in its capacity as operator of the Beetaloo Joint Venture. “Tamboran Resources” means Tamboran Resources Corporation (NYSE: TBN), a company incorporated in Delaware with company number 7640969.

194 “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “Tax Act” means the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth) or the Taxation Administration Act 1953 (Cth) as the context requires. “Tax Consolidated Group” means a Consolidated Group or an MEC Group as defined in the Tax Act. “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document. “Technical Adviser” means Risc Advisory Pty Ltd (ACN 150 789 030) or such other entity selected by the Borrower and acceptable to the Agent (acting on the instructions of the Majority Lenders, acting reasonably). “Termination Date” means the date which is four years after Financial Close. “Third-Party Insurance Proceeds” means all payments in respect of Insurances pertaining to third party liability, including public liability, personal injury, workers compensation and directors and other officers' liability. “Title Document” means any original, duplicate or counterpart certificate or document of title including any real property certificate of title, certificate of units in a unit trust, share certificate, contract note, entitlement notice, marked transfer, or certificate evidencing an Investment Instrument or Negotiable Instrument (and in the case of the term “certificate”, within the meaning of the PPSA) but for the avoidance of doubt, excluding any lessee’s original registered duplicate of a registered lease. “Total Commitments” means the aggregate of the Tranche 1A Commitments, the Tranche 1B Commitments and the Tranche 2 Commitments, being $179,816,653 at the date of this Agreement. “Tranche” means Tranche 1A, Tranche 1B or Tranche 2. “Tranche 1 Guarantee” means the deed of guarantee dated on or about the date of this Agreement given by the Tranche 1 NTG Guarantor in favour of the Finance Parties in respect of all amounts payable with respect to Tranche 1A and Tranche 1B up to the ‘Guarantee Limit’ (as defined in the Tranche 1 Guarantee). “Tranche 1 Guarantee Release Date” means the date on which the ‘Guarantee Release Conditions’ (as defined in the Tranche 1 Guarantee) have been satisfied in accordance with the Tranche 1 Guarantee. "Tranche 1 NTG Guarantor" means Northern Territory of Australia. “Tranche 1A” means the part of the Facility made available under Clause 2.1(a) (The Facility). “Tranche 1A Commitments” means: (a) in relation to an Original Lender, the amount set opposite its name under the heading “Tranche 1A Commitment” in Part 2 (The Original Lenders) of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Tranche 1A Commitment transferred to it under this Agreement,

195 to the extent not cancelled, reduced or transferred by it under this Agreement. “Tranche 1B” means the part of the Facility made available under Clause 2.1(b) (The Facility). “Tranche 1B Commitments” means: (a) in relation to an Original Lender, the amount set opposite its name under the heading “Tranche 1B Commitment” in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Tranche 1B Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. “Tranche 2” means the part of the Facility made available under Clause 2.1(c) (The Facility). “Tranche 2 Commitments” means: (a) in relation to an Original Lender, the amount set opposite its name under the heading “Tranche 2 Commitment” in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Tranche 2 Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. “Transaction Document” means: (a) a Finance Document; (b) a Project Document; or (c) any document agreed to be a Transaction Document by the Borrower and the Agent, and “Transaction Documents” means all of them. “Transaction Security” means the Security created or expressed to be created in favour of, or held for the benefit of, the Security Trustee pursuant to the Transaction Security Documents. “Transaction Security Documents” means: (a) each Initial Security Document; (b) the SPCF Sublease Mortgage; and (c) any document which provides for a guarantee or indemnity or Security in favour of, or for the benefit of, the Security Trustee in respect of all or any part of the obligations of the Obligors (with or without securing the obligations of other Obligors) under the Transaction Documents. “Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower. “Transfer Date” means, in relation to an assignment or a transfer, the later of: (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

196 (b) the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate. “Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price. “Tripartite Deed” means: (a) the Gas Processing Agreement Tripartite Deed; (b) the Land Access and Use Agreement – Exploration Permit Tripartite Deed; (c) on and from the date that it is entered into, each of: (i) the EPCM Contractor Tripartite Deed; (ii) the CNFA Tripartite Deed; and (iii) the Compressor Supply and Purchase Agreement Tripartite Deed; (d) any Tripartite Deed entered into in connection with a Future Project Document in accordance with Clause 20.5(g)(iii) (Future Project Documents), on and from the time it is entered into; and (e) any other document designated as a “Tripartite Deed” by the Agent and the Borrower. “Trust” means: (a) the Project Trust; or (b) the Mid Trust, or both of them (as applicable). “Trust Deed” means: (a) the Project Trust Deed; or (b) the Mid Trust Deed, or both of them (as applicable). “Trust Property” means, in respect of a Trust the property of that Trust. “Trustee” means: (a) ProjectCo; or (b) MidCo, or both of them (as applicable). “UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). “Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents. “US” means the United States of America.

197 “US Tax Obligor” means an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes. “Utilisation” means a utilisation of the Facility. “Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made. “Utilisation Request” means a notice substantially in the form set out in Part 1 of Schedule 3 (Requests). “Write-down and Conversion Powers” means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers. 1.2 Construction (a) Unless a contrary indication appears, any reference in this Agreement to: (i) the “Agent”, any “Account Bank”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party” or the “Security Trustee” shall be construed so as to include its executors, administrators, successors, substitutes (including by novation) and assigns to, or of, its rights and/or obligations under the Finance Documents; (ii) “assets” includes present and future properties, revenues and rights of every description; (iii) a “Finance Document” or “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (iv) a “group of Lenders” includes all the Lenders; (v) “guarantee” means (A) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or (B) any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness; (vi) “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

198 (vii) a “person” or “entity” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality) or two or more of them and any reference to a particular person or entity (as so defined) includes a reference to that person’s or entity’s executors, administrators, successors, substitutes (including by novation) and assigns; (viii) a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation and if not having the force of law, with which responsible entities in the position of the relevant Party would normally comply; (ix) a provision of law or a regulation is a reference to that provision as amended or re-enacted from time to time; (x) a time of day is a reference to Sydney time; and (xi) the words “including”, “for example” or “such as” when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind. (b) The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. (c) Section, Clause and Schedule headings are for ease of reference only. (d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (e) A Default (which is not an Event of Default) is “continuing” if it has not been remedied or waived in writing by the Agent (acting on the instructions of the Majority Lenders), and an Event of Default is “continuing” if it has not been remedied to the satisfaction of the Agent (acting on the instructions of the Majority Lenders) or waived in writing by the Agent (acting on the instructions of the Majority Lenders). 1.3 Currency Symbols and Definitions “$”, “AUD” and “Australian dollars” denote the lawful currency of Australia. 1.4 Incorporation of defined terms Any term defined in the Security Trust and Intercreditor Deed shall have the same meaning when used in this Agreement (unless otherwise defined herein), mutatis mutandis. 1.5 Limited Recourse Each Party acknowledges and agrees that: (a) subject to paragraph (b) below, no Finance Party may have recourse to any person (other than the Obligors) except under the Finance Documents to which any of them is a party in accordance with its terms; (b) each Facility will at all times be with full recourse to the Obligors and the Secured Property;

199 (c) beyond such Secured Property and each Sponsor Guarantee and other than as specifically stated in the Finance Documents, no Finance Party shall have any recourse to the Sponsors or to any equity holder of the Obligors, or any Affiliate of those equity holders; and (d) for the avoidance of doubt, nothing in this Clause 1.5 prevents, limits or otherwise restricts the Finance Parties (or any person claiming through or on behalf of them) from exercising their rights under each Sponsor Guarantee or the Transaction Security. 1.6 Obligors’ Agent (a) All communications and notices under the Finance Documents to and from the Obligors may be given to or by the Borrower and each Obligor irrevocably authorises each Finance Party to give those communications to the Borrower. (b) Each Obligor (other than the Borrower) irrevocably appoints the Borrower to act on its behalf as its agent in connection with the Finance Documents and irrevocably authorises the Borrower on its behalf to: (i) supply all information relating to itself as contemplated by any Finance Document to any Finance Party; (ii) give and receive all communications and notices (including any Utilisation Request) and instructions under the Finance Documents; and (iii) agree and sign all documents under or in connection with the Finance Documents (including any amendment, novation, supplement, extension or restatement of or to any Finance Document) without further reference to, or the consent of, that Obligor. (c) An Obligor shall be bound by any act of the Borrower under this Clause 1.6 irrespective of whether the Obligor knew about it or whether it occurred before the Obligor became an Obligor under any Finance Document. (d) To the extent that there is any conflict between any communication or notice by the Borrower on behalf of an Obligor and any other Obligor, those of the Borrower shall prevail. 1.7 Sponsor Guarantee The Parties acknowledge and agree that each Sponsor Guarantee is provided on a several basis only. 1.8 Limitation of liability of Evolution Trustees Limited (a) Evolution Trustees Limited (“Evolution”) enters into and performs the Finance Documents to which it is a party and the transactions contemplated by them only as trustee of Alpha Wave Credit (Australia) Trust (“Alpha Wave”) and in no other capacity. To the extent permitted by law, Evolution’s liability to pay any amount or satisfy any obligation under or in connection with the Finance Documents to which it is a party is limited to the extent to which Evolution is actually indemnified out of the assets of Alpha Wave. This limitation applies despite any other provision of the Finance Documents to which it is a party and extends to all liabilities and obligations of Evolution in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Finance Documents to which it is a party or its performance.

200 (b) No party to a Finance Document may sue Evolution in any capacity other than as trustee of Alpha Wave, seek the appointment of a receiver, liquidator, administrator or other similar person to Evolution or seek to prove in any liquidation, administration or arrangement of or affecting Evolution other than in its capacity as trustee of Alpha Wave and in respect of the assets of Alpha Wave from which Evolution is actually indemnified. (c) The provisions of this Clause do not apply to any obligation or liability of Evolution to the extent that Evolution’s right to be indemnified out of the assets of Alpha Wave has been reduced by fraud, negligence or a material breach of trust provided that nothing in this paragraph (c) shall make Evolution liable to any claim for an amount greater than that which each person would have been able to recover from the assets of Alpha Wave were it not for the reduction of Evolution’s right of indemnity. (d) Evolution is not obliged to do or refrain from doing anything under the Finance Documents to which it is a party (including, without limitation, incur any liability or enter into any document) unless Evolution’s liability is limited in the same manner as set out in this Clause. Section 2 The Facility 2. The Facility 2.1 The Facility Subject to the terms of this Agreement, the Lenders make available to the Borrower: (a) an Australian dollar term loan facility in an aggregate amount equal to the Tranche 1A Commitments; (b) an Australian dollar term loan facility in an aggregate amount equal to the Tranche 1B Commitments; and (c) an Australian dollar term loan facility in an aggregate amount equal to the Tranche 2 Commitments. 2.2 Finance Parties’ Rights and Obligations (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and for the avoidance of doubt, any part of a Utilisation or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

201 (c) A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 3. Purpose 3.1 Purpose The Borrower shall apply all amounts borrowed by it under the Facility towards: (a) financing or refinancing Project Costs; (b) the payment of the Permitted Distribution referred to in paragraph (a) of the definition of that term; (c) funding the Interest Reserve Account to the Required Balance; and (d) such other purposes as may be approved by the Agent (acting on the instructions of the Majority Lenders in respect of the Tranche to be utilised, acting reasonably). 3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. Conditions of Utilisation 4.1 Initial Conditions Precedent The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in respect of the initial Utilisation of the Facility if the Agent has received all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent acting on the instructions of all Lenders. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied. 4.2 Further Conditions Precedent The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) if on the date of the Utilisation Request and on the proposed Utilisation Date: (a) no Default or Review Event is continuing or would result from the proposed Utilisation; and (b) the Repeating Representations to be made by each Obligor are true in all material respects and not misleading in any material respect. 4.3 Maximum Number of Utilisations A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation: (a) 21 or more Tranche 1A Loans would be outstanding; (b) 21 or more Tranche 1B Loans would be outstanding or (c) 21 or more Tranche 2 Loans would be outstanding.

202 Section 3 Utilisation 5. Utilisation - Loans 5.1 Delivery of a Utilisation Request for a Loan A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. 5.2 Completion of a Utilisation Request for Loans Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (a) it identifies the Tranche to be utilised; (b) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility; (c) the amount of the Utilisation comply with Clause 5.3 (Currency and Amount); (d) the proposed Interest Period complies with Clause 10 (Interest Periods); (e) the Utilisation is: (i) requested under Tranche 1A, Tranche 1B and Tranche 2; (ii) on a pro-rata basis in respect of Tranche 1A and Tranche 1B; and (iii) in an amount such that (A) the aggregate of the Loan requested under Tranche 1A and the Loan requested under Tranche 1B, is equal to (B) the Loan requested under Tranche 2. 5.3 Currency and Amount (a) The currency specified in a Utilisation Request must be Australian dollars. (b) The amount of each proposed Loan must be an amount which is not more than the Available Commitment in respect of the Tranche to be utilised and must be a minimum of $1,000,000 or, if less, the Available Commitment in respect of the Tranche to be utilised. (c) Subject to paragraph (e) below, the Borrower will ensure that the amount requested in any Utilisation Request does not exceed the amount of Project Costs then due and payable or projected by the Borrower to be due and payable within the next 30 day period. (d) Subject to paragraph (e) below, no more than one Loan may be requested in any Month. (e) The Borrower may request an additional Loan up to the Available Commitments be made available on the last day of the Availability Period. 5.4 Lenders’ Participation (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

203 (b) The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment in respect of the Tranche to be utilised to the aggregate Available Commitments of all Lenders in respect of the Tranche to be utilised immediately prior to making the Loan. 5.5 Cancellation of Commitment The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period. Section 4 Repayment, Prepayment and Cancellation 6. Repayment 6.1 Scheduled Repayment of Loans The Borrower shall repay the Facility in the amounts and at the times set out below: (a) 30% of the outstanding Loans on the last day of the Availability Period will be amortised on a straight line basis on each Quarter Date commencing from the first Quarter Date that is not less than four Months after the expiry of the Availability Period; and (b) all Loans that are outstanding on the Termination Date will be repaid in full on the Termination Date. 6.2 Final Repayment of Loans Without limiting any other provision of this Clause 6, the Borrower must pay or prepay the balance of all Loans in full on the Termination Date or on such other date on which the outstanding Loans are, or are required to be, repaid or prepaid in full in accordance with the Finance Documents. 7. Prepayment and Cancellation 7.1 Illegality If, in any applicable jurisdiction, it becomes unlawful (or impossible as a result of a change in law or regulation) for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation or it becomes unlawful or impossible as a result of a change in law or regulation for any Affiliate of a Lender to do so: (a) that Lender shall promptly notify the Agent upon becoming aware of that event; (b) upon the Agent notifying the Borrower, each Available Commitment of that Lender will be immediately cancelled; and (c) to the extent that the Lender’s participation has not been transferred pursuant to paragraph (d) of Clause 7.5 (Right of Replacement or Repayment and Cancellation in Relation to a Replaceable Lender), the Borrower shall repay that Lender’s participation in the Utilisations made to the Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s

204 corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid. 7.2 Voluntary Cancellation (a) The Borrower may, if it gives the Agent not less than two Business Days’ (or such shorter period as the Majority Lenders in respect of the relevant Tranche may agree) prior notice, cancel the whole or any part (being a minimum amount of $1,000,000) of the Available Commitment in respect of a Tranche. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably under that Tranche. (b) The Borrower may only cancel any Available Commitments under a Tranche if the Borrower supplies to the Agent a Cost to Complete certificate demonstrating that, following the proposed cancellation, the Cost to Complete Test will continue to be satisfied. (c) Any cancellation of the Available Commitment must be made in respect of each Tranche on a pro-rata basis. 7.3 Voluntary Prepayment of Loans (a) The Borrower may, if it gives the Agent not less than two Business Days’ (or such shorter period as the Majority Lenders in respect of the relevant Loan may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $1,000,000). (b) Any prepayment of Loans under this Clause must be applied in reduction of Tranche 1A, Tranche 1B and Tranche 2 on a pro-rata basis, and, in respect of each Tranche, pro rata to each Lender’s participation in that Tranche and against repayment instalments on a pro-rata basis. 7.4 Mandatory Prepayment of Loans (a) The Borrower must apply the amount of any net proceeds received (including net of any actual or reasonably anticipated taxes, stamp duty or transaction costs payable in connection with the sale) from any Permitted Disposals made pursuant to paragraph (e) or (k) of the definition of Permitted Disposal, other than net proceeds from such disposals in aggregate of less than $1,000,000 in any financial year or which are reinvested (or committed to be reinvested) in a comparable or superior asset in the Project within 12 months of disposal (and, if committed to be reinvested, are so reinvested within 18 months from such disposal), towards prepayment of the principal outstanding under the Facilities: (b) The Borrower must apply the amount of any liquidated damages (other than liquidated damages of a revenue replacement nature), compensation or termination payments received by an Obligor under or in respect of a Project Document that is not required by the Obligors to meet related Project Costs or amounts properly payable to third parties under the Project Documents as a result of the event giving rise to the claim, towards prepayment of the principal outstanding under the Facilities. (c) Mandatory prepayments required to be made under this Clause 7.4 must be applied: (i) on the last day of the Interest Period during which the applicable proceeds were received; and

205 (ii) in reduction of Tranche 1A, Tranche 1B and Tranche 2 on a pro-rata basis, and, in respect of each Tranche, pro rata to each Lender’s participation in that Tranche and against repayment instalments on a pro-rata basis. 7.5 Right of Replacement or Repayment and Cancellation in Relation to a Replaceable Lender (a) If a Lender becomes a Replaceable Lender, the Borrower may, whilst the circumstance giving rise to the requirement for that increase or claim continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below. (b) On receipt of a notice of cancellation referred to in paragraph (a) above in relation to a Lender, the Available Commitment(s) of that Lender shall be immediately reduced to zero. (c) On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in that Utilisation and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid. (d) If: (i) a Lender is a Replaceable Lender; or (ii) an Obligor becomes obliged to pay any amount in accordance with Clause 7.1 (Illegality) to any Lender, the Borrower may, on five Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or another bank, or financial institution, or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives) in any such case selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 24.9 (Pro Rata Interest Settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents. (e) The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions: (i) the Borrower shall have no right to replace the Agent or the Security Trustee; (ii) neither the Agent nor any Lender shall have any obligation to find a replacement Lender; (iii) in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

206 (iv) the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer. (f) A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks. 7.6 Right of Cancellation in Relation to a Defaulting Finance Party (a) The Borrower may give the Agent five Business Days’ notice of cancellation of each Available Commitment of a Lender that is, and continues to be, a Defaulting Finance Party. (b) On the notice becoming effective, each Available Commitment of the Defaulting Finance Party will reduce to zero. (c) The Agent shall notify all the Lenders as soon as practicable after receiving the notice. 8. Restrictions 8.1 Notices of Cancellation or Prepayment Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. 8.2 Interest and Other Amounts (a) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs and any Prepayment Premium, without premium or penalty. (b) Any cancellation under this Agreement shall be made, subject to any Prepayment Premium, without premium or penalty. 8.3 No Reborrowing The Borrower may not reborrow any part of the Facility which is prepaid. 8.4 Prepayments in Accordance with Agreement The Borrowers shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. 8.5 No Reinstatement of Commitments No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. 8.6 Agent’s Receipt of Notices If the Agent receives a notice under Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

207 8.7 Effect of Repayment and Prepayment on Commitments If all or part of any Lender’s participation in a Utilisation under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further Conditions Precedent)), an amount of the Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment. 8.8 Application of Prepayments Any prepayment or repayment of the Facility in accordance with this Agreement (other than a prepayment pursuant to Clause 7.1 (Illegality) or 7.5 (Right of Replacement or Repayment and Cancellation in Relation to a Replaceable Lender)) shall be applied in reduction of Tranche 1A, Tranche 1B and Tranche 2 on a pro-rata basis, and, in respect of each Tranche, pro rata to each Lender’s participation in that Tranche and against repayment instalments on a pro-rata basis. Section 5 Costs of Utilisation 9. Interest 9.1 Calculation of Interest The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable: (a) Margin; and (b) BBSW. 9.2 Payment of Interest (a) The Borrower shall pay interest accrued under Clause 9.1 (Calculation of Interest) on that Loan on the last day of each Interest Period. (b) If part of a Loan is repaid or prepaid in accordance with Clause 7 (Prepayment and Cancellation), interest which has not yet been paid at the date of that repayment or prepayment on that repaid or prepaid amount shall be paid at the same time as that repayment or prepayment. 9.3 Default Interest (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 2 per cent per annum and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Agent. (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan: (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

208 (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 2 per cent per annum and the rate which would have applied if the overdue amount had not become due. (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. 9.4 Notification of Rates of Interest (a) The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement. (b) The Agent shall promptly notify the Borrower of each Funding Rate relating to a Loan. 10. Interest Periods 10.1 Selection of Interest Periods (a) The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice. (b) Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrower not later than two Business Days prior to the first day of the Interest Period to which that Selection Notice relates. (c) If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be a period equal to three Months. (d) Subject to this Clause 10, the Borrower may select an Interest Period of one, three or six Months or any other period agreed between the Borrower and the Agent (acting on the instructions of the Majority Lenders under the relevant Tranche). (e) An Interest Period for a Loan shall not extend beyond the Termination Date. (f) Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period. 10.2 Consolidation and Division of Loans (a) Subject to paragraph (b) below, if two or more Interest Periods end on the same date, those Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period. (b) Subject to Clause 4.3 (Maximum Number of Utilisations) and Clause 5.3 (Currency and Amount), if the Borrower requests in a Selection Notice that a Loan be divided into two or more Loans, that Loan will, on the last day of its Interest Period, be so divided with amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Loan immediately before its division. 11. Changes to the Calculation of Interest 11.1 Unavailability of Screen Rate (a) Interpolated Screen Rate: If no Screen Rate is available for the Interest Period of a Loan, BBSW shall be the Interpolated Screen Rate for a period equal in length to the

209 Interest Period of that Loan, except where the Interest Period is less than the shortest period published for BBSW in which case it will be BBSW for the shortest period published for BBSW. (b) Reference Bank Rate: If no Screen Rate is available for BBSW for the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate, BBSW shall be the Reference Bank Rate as of the Specified Time for a period equal in length to the Interest Period of that Loan. (c) Cost of Funds: If paragraph (b) above applies but no Reference Bank Rate is available for the relevant Interest Period there shall be no BBSW for that Loan and Clause 11.4 (Cost of Funds) shall apply to that Loan for that Interest Period. 11.2 Calculation of Reference Bank Rate (a) Subject to paragraph (b) below, if BBSW is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks. (b) If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for that Interest Period. 11.3 Market Disruption If before 5.00 pm on the Business Day after the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 40 per cent. of that Loan) that as a result of market circumstances not limited to it, the cost to it of funding its participation in that Loan (from the wholesale market for Australian dollars) would be in excess of BBSW (in which case an “Affected Lender” will be a Lender which gives such a notification), then Clause 11.4 (Cost of Funds) shall apply to the participation in the Loan of each Affected Lender for the relevant Interest Period. 11.4 Cost of Funds (a) If this Clause 11.4 applies, the rate of interest on each relevant Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of: (i) the Margin; and (ii) (A) in the circumstances described in Clause 11.3 (Market Disruption), the rate notified to the Agent by the relevant Affected Lender; and (B) in the circumstances described in Clause 11.1 (Unavailability of Screen Rate), the weighted average of the rates notified to the Agent by each relevant Lender, to be that which expresses as a percentage rate per annum, the cost to the Lender of funding its participation in that Loan from whatever source it may reasonably select. That rate is to be notified as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period. (b) If this Clause 11.4 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

210 (c) Any alternative basis agreed pursuant to paragraph 11.1(b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties. (d) If this Clause 11.4 applies, but any Lender does not supply a quotation by the time specified in paragraph 11.4(a)(ii)(B) above, the rate of interest for that Lender shall be calculated on the basis of the quotations of the remaining Lenders. 11.5 Agent’s Role and Confidentiality (a) The Agent shall promptly notify the Borrower if there is a market disruption event under Clause 11.3 (Market Disruption) and of the identity of any Lender or Lenders giving a notice under that Clause. (b) A Lender who gives a notification under Clause 11.3 (Market Disruption) at any time before 5.00pm on the Business Day after the relevant Quotation Day may in that notification request the Agent to notify each other Lender that it has received a notification under Clause 11.3 (Market Disruption) (without giving details) and the Agent shall promptly comply with the request. 11.6 Break Costs (a) Each Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent or the Borrower, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue. 12. Fees 12.1 Commitment Fee (a) The Borrower shall pay to the Agent (for the account of each Lender), in respect of each Tranche, a fee in Australian dollars at the rate of 40 per cent. of the relevant Margin per annum on that Lender’s Available Commitment in respect of that Tranche, payable from the date of this Agreement until the end of the Availability Period. (b) The accrued commitment fee is payable on each Quarter Date during the relevant Availability Period, on the last day of the Availability Period, and on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective. (c) No commitment fee is payable on any Available Commitment of a Lender for any day on which that Lender is a Defaulting Finance Party. 12.2 Upfront Fee The Borrower shall pay to each Original Lender an upfront fee in the amounts and at the times agreed in a Fee Letter. 12.3 Agency and Security Trustee Fees The Borrower shall pay to the Agent (for its own account) an agency fee and to the Security Trustee (for its own account) a security trustee fee in the amounts and at the times agreed in a Fee Letter.

211 12.4 Prepayment Premium (a) The Borrower shall, within five Business Days of demand by a Finance Party, pay to the Agent (for the account of the relevant Lenders) a fee equal to the Prepayment Premium (as defined below) on the amount of any voluntary prepayment of all or any part of the Facility including as a result of any refinancing of a Facility, unless that Lender (or any of its Affiliates or Related Funds) participates in such refinancing. (b) The Prepayment Premium shall be calculated by the Agent acting reasonably and in good faith. The Agent shall, as soon as reasonably practicable after a demand by the Borrower, provide a certificate confirming the amount of any Prepayment Premium due in respect of any voluntary prepayment. (c) For the purposes of the above: Prepayment Premium means: (i) if the voluntary prepayment occurs during the period commencing from (and including) the date of first Utilisation until (and including) the date falling 12 Months after the date of first Utilisation, an amount equal to 3% of the amount prepaid; (ii) if the voluntary prepayment occurs during the period commencing after the date falling 12 Months after the date of first Utilisation until (and including) the date that is the 18 Months after the date of first Utilisation, an amount equal to 2% of the amount prepaid; or (iii) if the voluntary prepayment occurs during the period commencing after the date that is the 18 Months after the date of first Utilisation until (and including) the date that is the 24 Months after the date of first Utilisation, an amount equal to 1% of the amount prepaid. (d) If the relevant voluntary prepayment occurs after the date that is 24 Months after the date of first Utilisation, then no Prepayment Premium shall apply. (e) No Prepayment Premium shall be payable under this Clause 12.4: (i) to a Lender where such prepayment is a result of that Lender being a Defaulting Finance Party; or (ii) in the event that a Lender is repaid as result of the circumstances contemplated in Clause 7.1 (Illegality), Clause 7.5 (Right of Replacement or Repayment and Cancellation in Relation to a Replaceable Lender) or any similar provisions. Section 6 Additional Payment Obligations 13. Tax Gross-Up and Indemnities 13.1 Definitions (a) In this Clause 13: “Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

212 “Tax Credit” means a credit against, relief or remission for, or repayment of any Tax. “Tax Payment” means either the payment of an additional amount by an Obligor to a Finance Party under Clause 13.2 (Tax Gross-Up) or a payment under Clause 13.3 (Tax Indemnity). 13.2 Tax Gross-Up (a) Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction unless such Tax Deduction is required by law. (b) The Borrower or a Finance Party shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor. (c) If a Tax Deduction is required by law to be made by an Obligor except in relation to a Tax described in Clause 13.3(b)(i) or 13.3(b)(ii) (Tax Indemnity), the Obligor shall pay an additional amount together with the payment so that, after making any Tax Deduction, the Finance Party receives an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (e) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence satisfactory to that Finance Party, acting reasonably, that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 13.3 Tax Indemnity (a) The Borrower shall (within five Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or a transaction or payment under it. (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction; or (ii) with respect to Australian Withholding Tax in respect of any interest paid to an Offshore Associate of the relevant Obligor; or

213 (iii) to the extent the relevant loss, liability or cost: (A) is compensated for by payment of an additional amount under Clause 13.2 (Tax Gross-Up); or (B) relates to a FATCA Deduction required to be made by a Party. (c) A Protected Party making or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower. (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent. 13.4 Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines in its absolute discretion that: (a) a Tax Credit is attributable to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (b) that Finance Party has obtained, utilised and retained that Tax Credit, subject to Clause 28 (Conduct of Business by the Finance Parties), the Finance Party shall pay an amount to the Obligor which that Finance Party determines in its absolute discretion will leave it (after that payment) in the same after-Tax position as it would have been in had the circumstances not arisen which caused the Tax Payment to be required to be made by the Obligor. 13.5 Stamp Duties and Taxes The Borrower shall: (a) pay; and (b) within five Business Days of demand, indemnify each Finance Party against any cost, expense, loss or liability that Finance Party incurs in relation to, all stamp duty, registration or other similar Tax payable in respect of any Finance Document except Transfer Certificates. 13.6 Indirect Tax (a) All payments to be made by an Obligor under or in connection with any Finance Document have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the Obligor makes the payment: (i) it must pay to the Finance Party an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and (ii) the Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax. (b) Where a Finance Document requires an Obligor to reimburse or indemnify a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to

214 repayment or credit in respect of the Indirect Tax. The Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax. 13.7 FATCA Information (a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. (e) If the Borrower is or becomes a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of: (i) where the Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement; (ii) where the Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date; or (iii) where the Borrower is not a US Tax Obligor, the date of a request from the Agent,

215 supply to the Agent: (A) a withholding certificate on Form W-8, Form W-9 or any other relevant form; or (B) any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation. (f) The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower. (g) If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower. (h) The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above. 13.8 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties. 14. Increased Costs 14.1 Increased Costs (a) Subject to Clause 14.3 (Exceptions) the Borrower shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or (ii) compliance with any law or regulation, made after the date of this Agreement. This includes any law or regulation with regard to capital adequacy, prudential limits, liquidity, reserve assets or Tax.

216 (b) In this Agreement “Increased Costs” means: (i) a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital as more capital is required to be allocated); (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document. 14.2 Increased Cost Claims (a) A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower. (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs. 14.3 Exceptions (a) Clause 14.1 (Increased Costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor; (ii) attributable to a FATCA Deduction required to be made by a Party; (iii) compensated for by Clause 13.3 (Tax Indemnity) (or would have been compensated for under Clause 13.3 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax Indemnity) applied); or (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation. 15. Other Indemnities 15.1 Currency Indemnity (a) If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of: (i) making or filing a claim or proof against that Obligor; (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, expense, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into

217 the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 15.2 Other Indemnities The Borrower shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify each Finance Party against any cost, expense, loss or liability (including legal fees on a full indemnity basis) incurred by that Finance Party as a result of: (a) the occurrence of any Event of Default; (b) any information produced or approved by the Borrower under or in connection with the Finance Documents or the transactions they contemplate being or being alleged to be misleading or deceptive in any respect; (c) any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement; (d) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, expense, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties); (e) funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); (f) a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the Borrower; (g) an amount being paid or payable by that Finance Party to the Agent or another Finance Party under Clause 27.10 (Lenders’ Indemnity to the Agent); or (h) security being provided by that Finance Party to the Agent under Clause 27.6(j) (Rights and Discretions) or Clause 27.10(d) (Lenders’ Indemnity to the Agent) including costs and expenses in providing that security and, if the security is cash, the Borrower shall pay interest on the amount provided from the date of provision in the manner provided in Clause 9.3 (Default Interest). 15.3 Indemnity to the Agent The Borrower shall promptly indemnify the Agent against any cost, expense, loss or liability incurred by the Agent (acting reasonably) as a result of: (a) investigating any event which it reasonably believes is a Default; (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or (c) instructing lawyers, accountants, tax advisers, surveyors or other experts or professional advisers as permitted under this Agreement.

218 16. Mitigation by the Finance Parties 16.1 Mitigation (a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or its Commitment being cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 13 (Tax Gross-up and Indemnities) (other than Clause 13.6 (Indirect Tax)) or Clause 14 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents. 16.2 Limitation of Liability (a) The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation). (b) A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 17. Costs and Expenses 17.1 Transaction Expenses The Borrower shall promptly on demand pay the Agent the amount of all pre-agreed costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution, registration and syndication of: (a) this Agreement and any other documents referred to in this Agreement and the Transaction Security; and (b) any other Finance Documents executed after the date of this Agreement. 17.2 Amendment and Other Costs If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 31.10 (Change of Currency), the Borrower shall, within five Business Days of demand, reimburse the Agent for the amount of all pre-agreed costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement. 17.3 Enforcement Costs The Borrower shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with: (a) the enforcement of, or the preservation of any rights under, any Finance Document; and (b) any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Transaction Security.

219 Section 7 Representations, Undertakings and Events of Default 18. Representations Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement. 18.1 Status (a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation. (b) It has the power to own its assets and carry on its business as it is being conducted. 18.2 Binding Obligations (a) The obligations expressed to be assumed by it in each Transaction Document to which it is a party are, subject to any necessary stamping and Authorisations, equitable principles and laws generally affecting creditors' rights, legal, valid, binding and enforceable obligations. (b) Without limiting the generality of paragraph (a) above, each Transaction Security Document to which it is a party creates the Security which that Transaction Security Document purports to create and that Security is, subject to any necessary stamping, Authorisations and registration requirements, equitable principles and laws generally affecting creditors’ rights, valid and effective. 18.3 Non-Conflict with Other Obligations The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents including the granting of each Transaction Security do not and will not conflict with: (a) any law or regulation applicable to it; (b) its constitutional documents; or (c) any agreement or instrument binding upon it or any of its assets, where, in the case of paragraph (c) above, to do so would have, or is reasonably likely to have, a Material Adverse Effect. 18.4 Power and Authority It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents. 18.5 Validity and Admissibility in Evidence All Authorisations required or desirable: (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; (b) to make the Finance Documents to which it is a party, its legal, valid, binding and enforceable obligations, admissible in evidence in its jurisdiction of incorporation;

220 (c) to perfect each Transaction Security; and (d) for it to carry on its business, where failure to obtain that Authorisation would have, or is reasonably likely to have, a Material Adverse Effect, have been obtained or effected and are in full force and effect. 18.6 Governing Law and Enforcement (a) The choice of law referred to in Clause 45 (Governing Law) as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation. (b) Any judgment obtained against it in any jurisdiction referred to in Clause 46 (Enforcement) in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation. 18.7 Insolvency No: (a) corporate action, legal proceedings or other procedure or step described in Clause 22.6 (Insolvency Proceedings); or (b) creditors’ process described in Clause 22.7 (Creditors’ Process), has been taken in relation to an Obligor and none of the circumstances described in Clause 22.5 (Insolvency) applies to an Obligor. 18.8 No Stamp Taxes Under the law of its jurisdiction of incorporation it is not necessary that any stamp, registration or similar Tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, save for: (a) any payment referred to in any legal opinion delivered to the Agent under this Agreement or disclosed by or behalf of an Obligor to the Agent; or (b) which has been paid or will be paid in satisfaction of the conditions precedent in Part 1 of Schedule 2 (Conditions Precedent) or by a Finance Party. 18.9 No Default or Review Event Other than as disclosed to the Agent in writing, no Default or Review Event, is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document. 18.10 No Misleading Information To the best of its information, knowledge and belief after having made due inquiry (but subject to the qualifications made when the relevant information is made available): (a) any factual information provided by or on behalf of an Obligor (excluding projections) provided in writing to the Agent in connection with the Finance Documents and the transactions they contemplate was true and accurate in all material respects and not misleading in any material respect as at the date it was provided or as at the date (if any) at which it is stated;

221 (b) any projections (including the Financial Model) provided by or on behalf of an Obligor to the Agent have been prepared on the basis of recent historical information and on the basis of assumptions believed by it to be reasonable; and (c) nothing has occurred and no information has been given or withheld that results in the information provided by or on behalf of an Obligor to the Agent being untrue or misleading in any material respect. 18.11 Financial Statements (a) The Original Financial Statements were prepared in accordance with GAAP consistently applied. (b) The Original Financial Statements give a true and fair view of the financial condition of each Sponsor (as applicable) as at the end of the relevant financial year and operations during the relevant financial year. (c) The most recent financial statements delivered pursuant to Clause 19.1 (Financial Statements) have been prepared in accordance with clause 19.2(b) (Requirements as to Financial Statements) and give a true and fair view of (if audited) or fairly present (if unaudited) the financial condition of each Sponsor (as applicable) as at the end of, and results of operations for, the period to which they relate. 18.12 Pari Passu Ranking Subject to any Permitted Security, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 18.13 No Proceedings Pending or Threatened (a) No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries. (b) No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any government or other regulatory body which is reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries. 18.14 No Trustee Except in relation to a Trustee, it does not enter into any Finance Document or hold any property as trustee. 18.15 Taxes and Tax Consolidation (a) No Obligor is a member of a Tax Consolidated Group. (b) It is not materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) materially overdue in the payment of any amount in respect of Tax other than Contested Taxes. (c) No claims are being, or are reasonably likely to be, made against it (or any of its Subsidiaries) with respect to Taxes other than Contested Taxes.

222 18.16 Ranking Each Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents (if any) and it is not subject to any prior ranking or pari passu ranking Security other than Permitted Security. 18.17 Good title to assets It has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted. 18.18 Shares The shares, membership or other interests, or other securities in or issued by any Obligor which are subject to a Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional or other documents of entities whose shares, membership or other interests, or other securities are subject to a Transaction Security do not and could not restrict or inhibit any transfer or creation or enforcement of a Transaction Security. 18.19 Group Structure Chart (a) The group structure chart delivered to the Agent as a condition precedent to the first Utilisation is true, complete and accurate in all material respects on the first Utilisation Date. (b) The most recent group structure chart delivered to the Agent under this Agreement is true, complete and accurate in all material respects. 18.20 Sanctions (a) Neither it nor, to its knowledge, any director, officer, agent, employee or affiliate of any Obligor: (i) is party to, or participates in, any Sanctioned Transaction; (ii) has contravened any Sanctions; or (iii) is the target of Sanctions or a Sanctioned Entity. (b) It has instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with Sanctions. 18.21 Environment (a) Each Obligor is in compliance in all material respects with all applicable Environmental and Social Laws. (b) The construction, development and operation of the Project complies in all material respects with all applicable Environmental and Social Laws. (c) There are no material environmental liabilities affecting the Project and, to the best of its knowledge and belief, there are no potential environmental liabilities affecting the Project which would result in a Material Adverse Effect, other than the details of a claim, if any, which has been notified to the Agent. (d) No Obligor has received written notice of any environmental claim which is reasonably likely to be adversely determined against it, and if so determined, would result in a Material Adverse Effect, other than the details of a claim, if any, which has been notified to the Agent.

223 (e) Tamboran B2 (Operator) (and to the extent applicable, each Obligor) is in compliance in all material respects with the Greenhouse Gas Abatement Plan. 18.22 Project Documents (a) The copies of the Project Documents and Key Documents delivered by it to the Agent on or prior to Financial Close are accurate and complete. (b) To the best of its knowledge and belief, all Project Documents to which it is a party are in full force and effect subject to their terms. (c) No amendments have been made to the Project Documents to which it is a party other than as disclosed to the Agent and accepted by the Agent in writing prior to Financial Close or amendments made in accordance with the terms of the Finance Documents. (d) Save as disclosed to the Agent in writing, it has complied in all material respects with the Project Documents to which it is a party and to the best of its knowledge and belief (after making due enquiry) it is not aware of any breach by it or any other party of any material term of the Project Documents to which it is a party or any event or circumstance which gives rise to a right for a counterparty to terminate a Project Document. 18.23 Trustee representations and warranties Each Trustee, as trustee of its relevant Trust and in its personal capacity, makes the following representations and warranties in respect of that relevant Trust and the Trust Deed under which it was appointed as trustee to and for the benefit of each Finance Party on the date of this Agreement: (a) (Settlement) The relevant Trust was validly constituted and settled in accordance with the relevant Trust Deed; (b) (Power) It has the full power and authority under the Trust Deed to enter into and observe its obligations under each Transaction Document to which it is a party and has entered into those Transaction Documents in its capacity as trustee of the relevant Trust. In the exercise of any power, it is not required to follow or seek the instructions of any beneficiary or any other person other than as contemplated by the relevant Trust Deed; (c) (Commercial benefit) The entry and performance by it of its obligations under the Transaction Documents to which it is a party is part of the proper administration of the relevant Trust and for the commercial benefit of the relevant Trust and is for the benefit of the beneficiaries; (d) (Compliance with the Trust Deed) (i) it has complied with its trustee obligations and duties under the Trust Deed and at law; (ii) it has not exercised its powers under the Trust Deed to release, abandon or restrict any power conferred on it by the Trust Deed; and (iii) there is no default or breach under the Trust Deed; (e) (Internal management) all acts of internal management of the relevant Trust in respect of each of the Transaction Documents to which it is a party and the assumption by it of liability for the performance of its obligations under each such document have been

224 duly performed and all consents, authorisations and approvals required are in full force and effect; (f) (Terms of trust) the Trust Deed and applicable rights, duties and obligations imposed by law or equity comprise all the terms relevant to the relationship of trustee and beneficiary and constitutes legal, valid and binding obligations enforceable in accordance with its terms and neither the Trust Deed nor any part of it is void, voidable or otherwise unenforceable; (g) (Legal owner) (i) it is the sole trustee and sole legal owner of the Trust Property of the relevant Trust; (ii) no action has been taken or, to the best of its knowledge, proposed by any person with the power and standing to do so, to remove it as trustee of the Trust or to appoint an additional trustee of the Trust; (iii) it will be the sole trustee and sole legal owner of any property it acquires as Trust Property of the relevant Trust; (iv) no person other than the Trustee and the beneficiaries holds or is entitled to hold a Security in the Trust Property of the relevant Trust other than under a Permitted Security; and (v) all the Trust Property of the relevant Trust is held by the Trustee. (h) (Not a trustee) it is not a trustee of a trust other than the relevant Trust and there is no other trustee of: (i) the Project Trust other than ProjectCo; and (ii) the Mid Trust other than MidCo; (i) (No conflict) the entry into the Transaction Documents to which it is a party does not constitute a conflict of interest or duty on the part of the Trustee or any authorised officers of the Trustee or a breach of the Trust Deed; (j) (Indemnity) except in the case of negligence, fraud or breach of trust by the Trustee, all rights of indemnity and any equitable lien or other Security which the Trustee now or in the future has against or over the Trust Property of the relevant Trust or against the beneficiaries: (i) have not been and will not be excluded, modified, waived released, lost, diminished or rendered unenforceable, void or voidable, by any agreement, act or omission of the Trustee; and (ii) have priority over the rights of the beneficiaries; (k) (No termination) no resolution has been passed, and no direction or notice has been given, for the winding up or termination of the relevant Trust nor has any event for vesting of the Trust Property occurred; (l) (No resettling) no resolution has been passed, and no direction or notice has been given, to resettle, set aside, transfer or distribute the Trust Property of the relevant Trust to any other person, as trustee or otherwise; and

225 (m) (No removal of trustee) no resolution has been passed, and no direction or notice has been given, removing the Trustee as trustee of the relevant Trust or to appoint an additional trustee to the Trust. 18.24 Units uncertificated Any units held in the Sturt Plateau Compression Facility Sub Trust are uncertificated. 18.25 Repetition The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on: (a) the date of each Utilisation Request and the first day of each Interest Period; and (b) in the case of an Additional Guarantor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Guarantor. 19. Information Undertakings The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 19.1 Financial Statements The Borrower shall supply to the Agent: (a) as soon as the same become available, but in any event within 120 days after the end of a Sponsor’s financial year, the audited financial statements of that Sponsor for that financial year; (b) as soon as the same become available, but in any event within 90 days after the end of the first half of a Sponsor’s financial year, the unaudited financial statements of that Sponsor for that financial half year; and (c) as soon as the same become available, but in any event within 30 days after each Quarter Date, a trial balance for each Obligor covering the period from (and including) the previous Quarter Date up to (and including) that Quarter Date. 19.2 Requirements as to Financial Statements (a) Each set of financial statements delivered by the Borrower pursuant to Clause 19.1 (Financial Statements) shall be certified by a director of the relevant company as giving a true and fair view of (in the case of annual financial statements for any financial year), or (in other cases) fairly representing its financial condition as at the date as at which those financial statements were drawn up. (b) The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial Statements) is prepared using GAAP or the accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Sponsor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP or the accounting practices or reference periods and delivers to the Agent a description of any change necessary for those financial statements to reflect the GAAP or the accounting practices and reference periods upon which that Sponsor's Original Financial Statements were prepared.

226 (c) Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. 19.3 Information: Miscellaneous The Borrower shall supply to the Agent: (a) in respect of each month prior to the Date of Practical Completion, as soon as reasonably practicable following receipt by the Project Trustee in accordance with the EPCM Contract, a monthly Construction Report; (b) all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally (or any class of them) at the same time as they are dispatched; (c) promptly upon becoming aware of them, the details of any litigation, arbitration, native title claim or administrative proceedings which are current, threatened or pending against any Obligor and which might, if adversely determined, have a Material Adverse Effect; (d) promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any Obligor and which is reasonably likely to have a Material Adverse Effect; (e) promptly following a change in the ownership of the Borrower or any Obligor or the indirect ownership interest of a Sponsor in an Obligor, an updated group structure chart; (f) promptly, such further information regarding the financial condition, business and operations of any Obligor as the Agent may reasonably request; (g) promptly, such information as the Agent may reasonably require about the Secured Property and compliance of the Obligors with the terms of any Transaction Security Documents; (h) promptly, notice of any change in authorised signatories of any Obligor signed by a director or secretary of the Obligor accompanied by specimen signatures of any new signatories; (i) promptly, notice of any damage to, or destruction of, the Project as a result of which an Obligor cannot, or is reasonably likely to be unable to, comply with its obligations under the Project Documents; (j) promptly on becoming aware of the same, notice given or received by an Obligor under a Project Document in relation to: (i) any material breach, material dispute or extension of time claim that would, or would be reasonably likely to, result in a material delay the Date of Practical Completion or gives rise to a right for a counterparty to terminate a Project Document; or (ii) any declaration of force majeure (however described); or (iii) a claim for liquidated damages or demands on any performance security, letters of credit or bank guarantees provided under any Project Document; (k) as soon as reasonably practicable after becoming aware of any Environmental or Social Claim which has been commenced or is threatened against an Obligor, any facts or

227 circumstances which will or might reasonably be expected to result in any Environmental or Social Claim against an Obligor, or the occurrence of any Environmental or Social Incident; (l) without limiting any other provision of a Finance Document, a copy of: (i) any amendment to, or waiver of, a provision of a Project Document, other than amendments or waivers that are immaterial or of an administrative nature; and (ii) any new Project Document entered into after Financial Close, promptly upon it being entered into or granted; (m) at the same time as it is required to deliver an updated ‘Financial Model’ (as that term is defined in the Gas Processing Agreement) under the Gas Processing Agreement, a copy of such updated ‘Financial Model’ which must demonstrate that the Borrower will continue to meet its payment obligations under the Finance Documents provided always that such Financial Model must not contemplate any additional equity being contributed in order to support the Borrower meeting its payment obligations under the Finance Documents unless the Agent has provided its prior written consent to such additional equity contribution (the “GPA Financial Model”). The Financial Model under this Agreement is amended to be the updated GPA Financial Model; (n) promptly upon receipt, copies of: (i) any proposal of a Governmental Agency to compulsorily acquire all or any material part of an Obligor's assets, business, shares or the Project; (ii) any notice or written communication given or received by it from any Governmental Agency in respect of any dispute, Authorisation, breach of law or regulation; (o) together with each Utilisation Request, the Project Costs projected by the Borrower to be due and payable within the next 30-day period; (p) by no later than 30 days after each Quarter Date, a reasonable estimate of Project Costs then due and payable or projected by the Borrower to be due and payable before the following Quarter Date; (q) as soon as reasonably practicable and no later than 10 days after the reporting is provided to the joint venture, copies of any monthly reporting provided by Tamboran B2 (Operator) to the FSDA North and FSDA South joint venture, including operational and financial reporting in relation to the performance against the work program and budget; (r) promptly upon becoming aware of it, notice of any environmental liability that (i) has or is reasonably likely to have a Material Adverse Effect; or (ii) involves a potential liability of an Obligor in excess of $5,000,000; (s) at each time the Cost to Complete Test is tested in accordance with this Agreement, a copy of the quarterly RISC report supporting the relevant Cost to Complete Test; and (t) promptly following the date that such agreement is executed by all parties thereto, a copy of the: (i) BJV Gas Balancing Agreement; and (ii) Raw Gas GSA.

228 19.4 Notification of Default (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor). (b) Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by an authorised signatory certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). 19.5 “Know your Customer” Checks (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; (iii) any change in the authorised signatories of an Obligor after the date of this Agreement; or (iv) a proposed assignment or transfer by the Lender of any of its rights and obligations under this Agreement, obliges a Lender (or, in the case of paragraph (iv) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iv) above, any prospective new Lender) in order for the Agent, or such Lender (or, in the case of the event described in paragraph (iv) above, any prospective new Lender) to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) The Borrower shall by not less than 10 Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that a person or entity becomes an Additional Guarantor pursuant to Clause 25 (Changes to the Obligors). (c) Following the giving of any notice pursuant to paragraph (b) above, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.

229 (d) The Borrower shall promptly supply, or procure the supply of, such documentation and other evidence reasonably requested by the Agent (for itself or on behalf of any Finance Party) from time to time in relation to an Obligor or an Additional Guarantor to enable the Finance Party to comply with “know your customer” or similar identification procedures in circumstances where such information is not already available to the Finance Party. 19.6 Publicly available information Notwithstanding anything to the contrary in the Finance Documents, to the extent that any financial statements required to be delivered by an Obligor under the Finance Documents are publicly available, the Obligor shall be deemed to have delivered such financial statements in accordance with the terms of the Finance Documents. 19.7 Inspection Following an Event of Default or Review Event which is continuing, each Obligor shall permit the Agent and/or delegates and/or accountants or other professional advisers and contractors of the Agent access at all reasonable times and on reasonable notice at the risk and cost of the Obligor or Borrower to (a) the premises, assets, books, accounts and records of each Obligor and (b) to meet and discuss matters with senior management of the Obligors. 19.8 Key Documents Each Obligor shall promptly notify the Lender as soon as it becomes aware of: (a) any breach or default under a Key Document which has or is reasonably likely to have a Material Adverse Effect; (b) the occurrence of any event under a Key Document which with notice, time or both could lead to its termination, revocation, cancellation or suspension; or (c) any material amendment to a Key Document. 20. General Undertakings The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 20.1 General Undertakings Each Obligor shall: (a) (Authorisations) promptly obtain, comply with and do all that is necessary to maintain in full force and effect: (i) any Authorisation required to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document; and (ii) to the extent that failure by it to obtain or maintain such Authorisation is reasonably likely to have a Material Adverse Effect, any Authorisation required for it to carry on its business; (b) (Compliance with Laws) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect;

230 (c) (Taxes) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties other than Contested Taxes; (d) (Merger) not enter into any amalgamation, demerger, merger or corporate reconstruction other than any sale, lease, transfer or other disposal permitted pursuant to paragraph (e) of Clause 20.2 (Secured Property Undertakings). (e) (No Subsidiaries) not create or acquire a Subsidiary (other than an Obligor); (f) (No Change Of Business) procure that no substantial change is made to the general nature of the business of the Borrower or the Obligors from that carried on at the date of this Agreement; (g) (Arm’s Length Basis): except as permitted below, enter into any transaction with any person except on arm’s length terms. The following transactions shall not be a breach of this paragraph (g): (i) intra-group loans permitted under paragraph (h) (Loans or Credit) below; and (ii) fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Agent under Clause 4.1 (Initial Conditions Precedent) or agreed by the Agent; (h) (Loans or Credit): not be a creditor in respect of any Financial Indebtedness other than a Permitted Loan; (i) (Financial Indebtedness) not incur or allow to remain outstanding any Financial Indebtedness other than Financial Indebtedness which is Permitted Financial Indebtedness; (j) (Distributions) except for a Permitted Distribution, not declare, make or pay any Distribution; (k) (Treasury Transactions) not enter into any Treasury Transaction, other than: (i) interest rate hedging transactions in respect of the Facility; and (ii) foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates, where that foreign exchange exposure arises in the ordinary course of trade but not a foreign exchange transaction for investment or speculative purposes; (l) (constitution) not amend its constitutional documents, including in respect of a Trustee, its Trust Deed (other than changes of a minor or administrative nature or to correct a manifest error) in a way that would be prejudicial to the interests of the Lenders (taken as a whole) without the prior written consent of the Agent; (m) (accounts) not open or maintain any bank account other than the Project Accounts; (n) (modern slavery) (i) comply with all applicable anti-slavery and human trafficking legislation and regulations, including but not limited to the Modern Slavery Act 2018 (Cth) and any other applicable laws in a relevant jurisdiction concerned with anti- slavery; and (ii) implement, maintain and comply with policies, processes and procedures to identify, assess and address risks of Modern Slavery practices in connection

231 with its business and the supply chains used to supply products and services in connection with its business and the Project. (o) (partnership and joint ventures) not enter into, or invest in, a partnership, joint venture or scheme of arrangement with another person, without the prior written consent of the Agent; (p) (Sanctions) (i) not contravene any Sanctions; (ii) not participate in a Sanctioned Transaction in any manner; (iii) maintain policies and procedures designed to promote and achieve compliance with applicable Sanctions; and (iv) not use the proceeds of the Facility or lend, contribute or otherwise make available such proceeds to any Obligor or other person or entity for the purpose of financing or facilitating any activity that, at the time of such financing or facilitation, would be impermissible under any Sanctions; and (q) (Anti-corruption and Anti-bribery Laws) (i) comply with, and conduct its business in compliance with, in each case in all material respects, applicable CTF Laws and ABC Laws and shall not knowingly (acting with due care and enquiry) engage in any transaction, activity or conduct that would violate any AML/CTF Laws and ABC Laws applicable to it; and (ii) not use the proceeds of a transaction in any other manner that would result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of AML/CTF Laws and ABC Laws to the extent they are applicable to it. (r) (Certification of units in a Trust) Upon any units held in the Sturt Plateau Compression Facility Sub Trust becoming certificated, the Obligors will promptly deliver the unit certificates to the Security Trustee. 20.2 Secured Property Undertakings Each Obligor shall: (a) (Preservation of Assets) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary for the conduct of the Project; (b) (Pari Passu Ranking) ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except

232 those creditors whose claims are mandatorily preferred by laws of general application to companies; (c) (Negative Pledge) not, other than as contemplated by the Transaction Documents, a Permitted Security or pursuant to a Permitted Disposal, create or permit to subsist any Security in or over any or all of its assets; (d) (transactions similar to Security) not, other than as contemplated by the Transaction Documents, a Permitted Security or pursuant to a Permitted Disposal: (i) sell or otherwise dispose of its assets where, under the terms of that sale or disposal, that asset is, or may be, leased to or reacquired by it or another Obligor; (ii) sell or otherwise dispose of any receivables on recourse terms; (iii) purchase any assets on terms providing for a retention of title by the vendor or conditional sale terms or on terms having a similar substantive effect; (iv) deposit or lend money on terms that it will not be repaid until its or another person’s obligations or indebtedness are performed or discharged; (v) deposit money with or lend money to a person (other than a Finance Party) to whom it is, or is likely to become, actually or contingently indebted; (vi) enter into an arrangement under which money for the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (vii) enter into any other preferential arrangement having a similar effect; (e) (disposals) not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset other than any Permitted Disposal. 20.3 Holding Company Mid Trustee shall not trade, carry on any business, own any assets or incur any liabilities except for: (a) the provision of administrative services (excluding treasury services) to other Obligors of a type customarily provided by a holding company to its Subsidiaries; (b) ownership of intra-group debit balances, intra-group credit balances and other credit balances in bank accounts, cash and Cash Equivalent Investments but only if those shares, credit balances, cash and Cash Equivalent Investments are subject to the Transaction Security; (c) any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company. 20.4 Project Operation Undertakings Each Obligor must: (a) (Conduct of Project) carry on and conduct the Project in accordance with Good Industry Practice and the Project Documents in all material respects;

233 (b) (Environmental and Social Laws) ensure that the Project complies with all Environmental and Social Laws in all material respects; (c) (Authorisations) obtain, maintain and comply with and do all that is reasonably necessary to maintain in full force and effect all Authorisations and licences required in connection with the Project Documents or the Project to the extent that failure by it to obtain or maintain such Authorisation is reasonably likely to have a Material Adverse Effect; (d) (Financial Model) not modify or vary the Financial Model other than in accordance with Clause 19.3(m) (Information: Miscellaneous); (e) (Environmental accreditation) implement and maintain in all material respects prudent environmental monitoring and compliance procedures in accordance with its environmental plans, Authorisations and licences; (f) (Dispute proceeding) act reasonably and take all actions reasonably required in defending or settling any material litigation, arbitration, dispute, claim, expert determination, administrative proceeding or other proceeding or investigation relating to it, the Secured Property or the Project, and must not settle any claim exceeding $5,000,000 or which may otherwise have a Material Adverse Effect, except on terms approved by the Agent (acting on the instructions of the Majority Lenders); (g) (Drilling requirements) ensure that: (i) between 30 June 2025 and 31 December 2025, a cumulative 4,600 metres of lateral length is drilled and cased across no more than two wells in the FSDAs; (ii) between 30 June 2025 and 31 December 2026, either: (A) a cumulative 9,200 metres of lateral length is drilled and cased across no more than four wells in the FSDAs; or (B) a cumulative 8,500 metres of lateral length is drilled and cased across no more than three wells in the FSDAs; (iii) no less than 170 fracture stages are placed in the FSDAs in the calendar year ending 31 December 2026; and (iv) between 30 June 2025 and 30 September 2027, a cumulative 11,500 metres of lateral length is drilled and cased across no more than five wells in the FSDAs, provided that, for the avoidance of doubt, nothing in this Clause 20.4(g) shall restrict or limit the maximum number of wells that may be drilled in the FSDAs. (h) (BUG Agreement) if, by the date that is six months prior to the expiry of the BUG Agreement, a Production Licence has not been granted to Tamboran B2 (Operator) in respect of FSDAs to the extent required for the operation of the Pilot Project, each Obligor must procure that Tamboran B2 applies for an extension to the BUG Agreement. (i) (Retention Licence) ensure that an application for a Retention Licence or an extension of an Exploration Permit (or any other instrument extending tenure in respect of the relevant area) is lodged by 30 November 2027 in respect of: (i) the area comprising the Project Site; and

234 (ii) the area comprising at least 20% of the total area of the Sponsors’ aggregate beneficial interest in the acreage currently known as EP 98 and EP 117 (in each case, including the area comprising the Project Site), and continue to use reasonable endeavours to obtain that Retention Licence or extension of Exploration Permit (or any other instrument extending tenure in respect of the relevant area). (j) (Tenure for production phase) prior to the date which is the later of: (i) the date of expiry of EP98 and EP117; and (ii) the date of expiry of the Retention Licence for the area comprising the Project Site, the Obligors shall ensure that the Project Trustee enters into either: (A) the SPCF Sublease, together with such other arrangements as necessary (as determined by the Project Trustee in its sole discretion) to give effect to the SPCF Sublease; or (B) in circumstances where the SPCF Sublease is unable to be procured by the Project Trustee, the Project Trustee will procure tenure pursuant to the terms of the Land Access and Use Agreement – Production Licence. (k) (SPCF Sublease) the Obligors: (i) shall ensure that the Project Trustee enters into the SPCF Sublease Mortgage at the same time it enters into the SPCF Sublease under Clause 20.4(j)(ii)(A) (Tenure for production phase); and (ii) must provide all assistance to the Agent necessary to facilitate the registration and perfection of the SPCF Sublease Mortgage. (l) (Greenhouse Gas Abatement Plan) each Obligor shall procure that Tamboran B2 does not amend or vary or consent to any amendment or variation of the Greenhouse Gas Abatement Plan in a manner which results in any reduction of, or withdrawal from, the voluntary offsetting commitments outlined in the original Greenhouse Gas Abatement Plan issued on 8 December 2021. 20.5 Project Document Undertakings Each Obligor must: (a) (Compliance with Project Documents) comply in all material respects with the Project Documents to which it is a party; (b) (Variation of Project Documents) unless otherwise expressly permitted under a Finance Document, not at any time after Financial Close, in each case without the prior written consent of the Agent (acting on the instructions of the Majority Lenders with such consent not to be unreasonably withheld), except for any amendment or variation made or required which is of a formal or minor nature or made or required to correct a manifest error: (i) materially amend or vary or waive, or consent to any material amendment or variation or waiver of, a Project Document;

235 (ii) cancel, terminate, rescind or discharge (except by due performance or expiry), or accept the termination, rescission or repudiation of, a Project Document to which it is a party other than where Clause 22.17 (Project Documents and BUG Agreement) is complied with in respect of any termination or recission; (iii) transfer or assign its interest in any Project Document, other than pursuant to a Permitted Security or Permitted Disposal; (iv) waive or grant any time or indulgence in respect of any material provision of a Project Document to which it is a party, where such waiver, grant of time or indulgence is reasonably likely to have a Material Adverse Effect; or (v) permit or consent to the transfer, assignment, novation or substitution of a counterparty's rights under a Project Document (or transfer of its obligations) where it has the ability to prevent it, unless it is required to do so under a Project Document, provided that: (A) the Management Services Agreement may be amended, restated and/or replaced on substantially similar terms with any Affiliate or other related entity of Formentera Australia; (B) the Land Access and Use Agreement – Exploration Permit may be replaced with the Land Access and Use Agreement – Retention Licence; (C) the Land Access and Use Agreement – Retention Licence may be replaced with the Land Access and Use Agreement – Production Licence; and (D) the Land Access and Use Agreement – Retention Licence or the Land Access and Use Agreement – Production Licence may be replaced with the SPCF Sublease and the Approvals Side Agreement; (c) (Disputes) other than as previously disclosed to, and accepted by, the Agent, notify the Agent as soon as practicable after it becomes aware of any dispute in relation to the Project or any Project Document that involves a claim exceeding $10,000,000 (or its equivalent) or which is reasonably likely to have a Material Adverse Effect, including particulars of the dispute and any proposed action to be taken in respect of it; (d) (Exercise of Rights) take all commercially reasonable steps necessary to (i) enforce its rights, and (ii) pursue any claims and remedies (prudently and in accordance with Good Industry Practice) arising under any Project Document to which it is a party; (e) (Technical Adviser) (i) ensure that the scope of work agreed with the Technical Adviser as a condition precedent to Financial Close is not amended, varied or replaced (other than changes of a minor or administrative nature or to correct a manifest error); (ii) not terminate, accept the termination of (except by termination or discharge that follows full and final performance of the parties’ obligations under that appointment) the appointment of the Technical Adviser that occurred as a condition precedent to Financial Close; and (iii) ensure the Technical Adviser is given all access (at all reasonable times during normal business hours after receiving reasonable notice), information

236 requested and notice required for it to perform all functions as contemplated by this Agreement; (f) (Tripartite Deeds) use its best endeavours for a period of 180 days from Financial Close to obtain the EPCM Contractor Tripartite Deed, CNFA Tripartite Deed and Compressor Supply and Purchase Agreement Tripartite Deed, each on terms reasonably acceptable to the Agent; and (g) (Future Project Documents) not enter into any Future Project Document unless: (i) in the case of each Future Project Document (other than the O&M Contract) it is on terms acceptable to the Agent (acting on the instructions of the Majority Lenders, acting reasonably); (ii) in the case of the O&M Contract, it is on terms and conditions customary for agreements of its nature having regarding to the nature of the Acceptable Contractor, the nature of the Project, and the market for such services to be provided on reasonable commercial terms; and (iii) either: (A) it procures that each counterparty to the relevant Future Project Document (other than the O&M Contract and any Future Project Document under paragraph (g) of the definition of that term) enters into a Tripartite Deed with the Security Trustee in form and substance satisfactory to the Security Trustee (acting on the instructions of the Majority Lenders, acting reasonably) within 30 days of the date of execution of the relevant Future Project Document; or (B) in the case of the O&M Contract and any Future Project Document under paragraph (g) of the definition of that term only, it uses its best endeavours to procure that each counterparty to the relevant Future Project Document enters into a Tripartite Deed with the Security Trustee in form and substance satisfactory to the Security Trustee (acting on the instructions of the Majority Lenders, acting reasonably) prior to its execution, and for a period of 180 days from the date of execution of the relevant Future Project Document. 20.6 Key Documents (a) Each Obligor shall procure that Tamboran B2 will enforce each Key Document to which it is a party and exercise its rights, authorities and discretions under the each Key Document prudently where it is in its commercial best interests to do so (as determined by the Obligor or Tamboran B2, acting reasonably): (b) Except as provided in any Finance Document, each Obligor shall procure that Tamboran B2 does not: (i) amend or vary or consent to any amendment or variation of a Key Document; (ii) expressly or impliedly waive, or extend or grant any time or indulgence in respect of, a Key Document; or (iii) consent to any assignment, transfer or novation by another party to a Key Document of any of that party's rights or obligations under that Key Document, to the extent that such action is reasonably likely to have a Material Adverse Effect, without the prior written consent of the Agent.

237 (c) Paragraph (b) shall not apply to any amendment, variation, consent, assignment, transfer or novation in connection with: (i) the accession by Falcon to any Key Document as contemplated in the relevant Key Document and associated amendments related to anti-money laundering, counter-terrorism financing or sanctions; or (ii) any farm-down or similar arrangements entered into by Tamboran B2. 20.7 Trust undertakings Each Trustee must: (a) (resign as trustee) not retire or resign as trustee, enable its removal or cause or permit any other person to become an additional trustee of the relevant Trust; (b) (distributions) not vest, distribute or advance any capital of the relevant Trust or any income of the relevant Trust to a beneficiary under the relevant Trust (except to the extent solely funded from Permitted Distributions or the distribution is to another Obligor); (c) (resettlement) not resettle, set aside or transfer any asset of the relevant Trust other than a transfer which complies with its Trust Deed and the Finance Documents; (d) (obligations) comply with its obligations under its Trust Deed and at law in all material respects; (e) (acquisition of property) not acquire any Trust Property other than in the name of the Trustee as trustee of the relevant Trust; (f) (use of Trust Property) not permit any beneficiaries of the relevant Trust or any other person to use, occupy, enjoy or possess any of the Trust Property of the relevant Trust or Title Documents or relinquish management powers which might entitle any beneficiary of the relevant Trust to possession other than as permitted under the Finance Documents; (g) (no breach of trust) not do, or fail to do, anything in breach of the terms of its Trust Deed; (h) (no termination of trust) not do anything which effects or facilitates the termination of the relevant Trust; (i) (vesting date) not exercise any power to change the vesting date of the relevant Trust or allow the early determination of the relevant Trust; (j) (mix Trust Property) not blend or mix the Trust Property of the relevant Trust with any other property other than as permitted under the Finance Documents; (k) (prejudice of rights) not do anything, or omit to do anything, where the doing or the omission to do may have the effect of releasing, waiving, harming or impairing any Security granted by or created under a Finance Document or detrimentally affects the trustee's indemnity; (l) (sub trusts) not create, or apply any capital of the relevant Trust to, any sub trust of the relevant Trust or any other trust; and (m) (causing or permitting) not cause or permit or suffer any other person to do any of the things described in paragraphs (a) to (l) above.

238 20.8 Insurance Undertakings (a) Each Obligor must: (i) take out and maintain with reputable insurers with financial strength rating of at least A (Standard & Poor's) or A2 (Moody's) all insurances delivered as a condition precedent to the first Utilisation, unless otherwise agreed in writing by the Borrower and the Agent; (ii) ensure that each policy of Insurance (other than any public liability insurance, other insurances payable to third parties and business interruption insurance): (A) provides that Security Trustee is noted as a beneficiary in respect of such policies (excluding any policy for the benefit of any person which is not an Obligor) where customary to do so; (B) provide that no Finance Party shall have any duty of disclosure of information to insurers; and (C) provides that no Finance Party has any obligation or liability for premiums, commissions, assessments or call on or in respect of the policy; and (iii) pay each Insurance premium when due; (iv) not do or permit anything to be done or fail to do anything which materially prejudices any Insurance and (subject to paragraph (a)(vi) below) promptly renew any Insurance if it lapses; (v) provide the Agent with a copy of any insurance policy within 30 days of its placement, renewal or material amendment along with a copy of the certificate of currency; (vi) not, without the consent of the Agent (such consent not to be unreasonably withheld or delayed): (A) materially vary any Insurance; or (B) cancel or allow to lapse any Insurance, unless the Obligors remains in compliance with paragraph (a)(i) above after doing so; (vii) notify the Agent immediately when an event occurs which gives rise or might give rise to a claim under the Insurances exceeding $5,000,000 or the cancellation, non-renewal, material changes or material reduction in the terms or conditions of cover for any reason of any Insurances; (viii) on reasonable request, provide to the Agent (such request not to be made more than once in any 12 month period): (A) copies of certificates of currency in respect of the Insurances; and (B) other details on the Insurances as reasonably required in relation to the Insurances required to be maintained. (b) If a claim on any Insurance policy relates to damage to or destruction of the Project, the Borrower or any other Obligor, must apply any Relevant Insurance Proceeds to the repair or reinstatement of the Relevant Assets. To the extent possible, in all other cases the relevant Obligor must apply the proceeds of the claim to rectify the loss or damage giving rise to the claim.

239 20.9 Year-End The Borrower shall not change its financial year-end. 21. Project Accounts 21.1 Establishment (a) The Project Trustee must, on or before Financial Close, establish each Project Account. (b) Each Project Account must be established with the Account Bank. The Account Bank will have no right of set off. (c) Each Project Account must be a separate account with the Account Bank and denominated in Australian dollars. (d) Except with the prior written consent of the Agent or as permitted by the Finance Documents: (i) ProjectCo may not vary the terms of operation of, a Project Account, or close a Project Account; and (ii) no Obligor may open or maintain in its own name any bank, savings or other account other than the Project Accounts and each Existing Account. (e) None of the restrictions contained in this Clause 21 on the withdrawal of funds from a Project Account affects the obligation of the Obligors to make all payments of indebtedness required to be made in accordance with the Finance Documents on the date on which such payments are due. (f) The Obligors acknowledges that no Finance Party nor their respective authorised officers are responsible for the Obligor’s performance of its obligations in relation to a Project Account. 21.2 Permitted withdrawals (a) No payments to, or withdrawals from, a Project Account may be made except as permitted under the Finance Documents. (b) All amounts withdrawn from any Project Account by the Obligors for application in or towards making a specific payment or meeting a specific liability must be applied in or towards making that payment or meeting that liability, and for no other purpose. (c) No withdrawal may be made from a Project Account if a Project Account would become overdrawn as a result of such withdrawal. 21.3 Signatories to the Project Accounts Subject to Clause 21.4 (No withdrawals): (a) subject to paragraph (b) below, at all times until the date on which the Secured Money is repaid in full: (i) the Account Bank will act on the direction from the Security Trustee without reference to the relevant Obligor and the Account Bank need not enquire whether the Security Trustee is in fact entitled to give such a direction; and (ii) if an Event of Default has occurred and is subsisting and the Security Trustee has given a Control Notice to the Account Bank, the sole authorised signatories

240 to the Project Accounts will be those nominated from time to time by the Security Trustee as an authorised officer of the Security Trustee (subject to the Account Bank receiving all necessary internal account authorities from the Security Trustee to enable this), provided that: (A) those authorised officers have complied with the Account Bank’s standard practice for appointment of account signatories; and (B) the identity of those authorised officers has been verified to the Account Bank's satisfaction in order to complete the Account Bank's "know your customer" or other checks to comply with AML/CTF Laws; (b) notwithstanding paragraph (a) above, unless an Event of Default has occurred and is subsisting and the Security Trustee gives a Control Notice to the Account Bank (with a copy to the Borrower) in accordance with paragraph (c) below, ProjectCo has sole signatory rights to each Project Account; (c) the Security Trustee undertakes to each Obligor to issue a Control Notice to the Account Bank under paragraphs (a) and (b) above only if an Event of Default has occurred and is subsisting; (d) if the Security Trustee provides any direction to the Account Bank with respect to a Project pursuant to paragraphs (a) or (b) above, the Account Bank: (i) will disregard any conflicting directions it receives from any Obligor in respect of that Project Account; (ii) is entitled to assume that those directions are provided to it in accordance with the Finance Documents without having to enquire whether the Security Trustee is in fact entitled to give such directions; and (iii) is authorised to place a debit stop on that Project Account until its "know your customer" or other checks to comply with AML/CTF Laws in respect of relevant authorised officers of the Security Trustee who have been nominated as account signatories in a Control Notice, have been completed; and (e) the Security Trustee: (i) agrees to ensure that its authorised officers for the purposes of this Clause 21.3 remain current and relevant and if applicable provide to the Account Bank notice of revocation in respect of the relevant authorised officers who for whatever reason should no longer be an authorised officer for the purposes of this Clause 21.3 and where applicable provide notice of any new authorised officer to the Account Bank; and (ii) acknowledges that the Account Bank needs at least 14 days to complete “know your customer” or other checks to comply with AML/CTF Laws for an authorised officer of the Security Trustee and that the Account Bank is not able to permit that authorised officer of the Security Trustee who has been nominated as an account signatory to operate on a Project Account until the Account Bank has completed its “know your customer” or other checks to comply with AML/CTF Laws.

241 21.4 No withdrawals Without limiting Clause 21.8(a) (Exclusive control in certain circumstances), at any time while an Event of Default has occurred and is subsisting, an Obligor must not withdraw or attempt to withdraw funds from a Project Account other than: (a) funds for payment of amounts due and payable under the Finance Documents, unless the Security Trustee has taken exclusive control of the operation of the Proceeds Account pursuant to Clause21.8(a) (Exclusive control in certain circumstances); or (b) with the prior written consent of the Security Trustee. 21.5 Proceeds Account (a) (establishment): (i) Project Trustee must: (A) on or before Financial Close, establish in its name with the Account Bank an account styled 'Proceeds Account'; and (B) maintain that account until the Secured Money is repaid in full. (ii) Subject to clause 21.8 (General Provisions), Project Trustee or another Obligor and their authorised officers may authorise and make all withdrawals and transfers from its Proceeds Account in accordance with this Agreement. (b) (payments into Proceeds Account): Each Obligor must procure that the following amounts are deposited directly, or promptly upon receipt by that Obligor, to the credit of the Proceeds Account to the extent such amounts are received by them on and from Financial Close: (i) the proceeds of all Loans; (ii) all revenues received in respect of the Project (including but not limited to revenues under the Gas Processing Agreement); (iii) any interest earned by that Obligor on a Project Account; (iv) the proceeds of any input Tax credit or GST refund received by that Obligor in relation to the Project; (A) any Business Interruption Insurance Proceeds; (v) any liquidated damages, compensation of a revenue replacement nature, or termination payments received by that Obligor under or in respect of a Project Document; (vi) net proceeds of any Permitted Disposals received; (vii) all other amounts received by it (or to its order) that are not required to be deposited into another Project Account under this Agreement, in each case unless this Agreement expressly requires or permits such amounts to be paid to another Project Account or in a different manner. (c) (withdrawals from Proceeds Account): The Obligors may make withdrawals or transfers from the Proceeds Account for the following purposes only:

242 (i) meeting any Project Costs and any operating costs in respect of the Project (including payment of any Taxes and royalties in connection with the Project); (ii) making any payments due under the Finance Documents (including Financing Costs and mandatory prepayments); and (iii) making any Permitted Distribution or other payments permitted to be made with the proceeds of any Utilisation under Clause 3.1 (Purpose), in each case, including by way of transfer to an Existing Account and provided that: (A) the aggregate balance of all Existing Accounts must not exceed $5,000,000 at any time following the date that is 30 days after Financial Close; and (B) no withdrawals may be made for any other purpose without the prior written consent of the Agent (acting on the instructions of the Majority Lenders, acting reasonably). 21.6 Insurance Proceeds Account (a) (establishment) (i) The Project Trustee must: (A) on or before Financial Close, establish in its name with the Account Bank an account styled ‘Insurance Proceeds Account’; and (B) maintain that account until the Secured Money is repaid in full. (b) (payments into Insurance Proceeds Account) The Obligors must ensure that all Relevant Insurance Proceeds received are paid into the Insurance Proceeds Account. (c) (withdrawals from Insurance Proceeds Account) Amounts standing to the credit of the Insurance Proceeds Account may only be withdrawn for application towards paying or reimbursing the reinstatement, replacement or repair of the Relevant Assets. 21.7 Interest Reserve Account (a) (establishment) (i) Project Trustee must establish in its name with the Account Bank an account styled ‘Interest Reserve Account’ on or before Financial Close and maintain that account until 1 April 2027. (ii) Subject to clause 21.8 (General Provisions), Project Trustee or another Obligor and their authorised officers may authorise and make all withdrawals and transfers from the Interest Reserve Account in accordance with this Agreement. (b) (payments into the Interest Reserve Account): The Project Trustee must ensure that on the date of Financial Close, the Interest Reserve Account is funded in an amount which is not less than the Required Balance (c) (withdrawals from Interest Reserve Account):

243 (i) Subject to clause21.7(c)(ii), the Borrower may only make withdrawals from the Interest Reserve Account from time to time in order to pay Financing Costs. (ii) At any time following 3 May 2027, the Borrower may transfer any amounts standing to the credit of the Interest Reserve Account to the Proceeds Account and may close the Interest Reserve Account. 21.8 General provisions (a) (Exclusive control in certain circumstances) (i) At any time while an Event of Default has occurred and is subsisting, the Security Trustee (acting on the instructions of the Beneficiaries in accordance with the Security Trust and Intercreditor Deed) may, by notice to the Obligors and the Account Bank (“Control Notice”), take exclusive control of the operation of a Project Account, and each Obligor agrees to give such notices and directions as are necessary to facilitate that exclusive control. (ii) If the Security Trustee takes exclusive control, an Obligor must not withdraw or attempt to withdraw funds from any Project Account while an Event of Default has occurred and is subsisting except with the prior written consent of the Security Trustee. (iii) The Account Bank: (A) must act in accordance with this Clause 21.8 without conducting any further investigation of, or requiring any further consent of, any party; (B) may rely without further enquiry (and despite any objection from the Obligors or another person on its behalf) on a representation from the Security Trustee that it is authorised to give any Control Notice and to do the other things contemplated by Clause 21.8(a) under the arrangements between the Finance Parties and the Obligors; and (C) agrees to comply with a Control Notice and all subsequent instructions from the Security Trustee in relation to the Project Accounts despite and without regard to any objection or contrary instruction from the Obligors. (b) (responsibility of Finance Parties) (i) No Finance Party is responsible for the performance by any Obligor of its obligations or the exercise by any Obligor of its rights in relation to any Project Account, nor is it under any obligation to take any action in relation to any Project Account which may be contrary to any law or any Finance Document. (ii) No Finance Party has any duties or obligations in relation to any Project Account except as specified in this Agreement. (iii) No Finance Party will be liable for any error in judgement, any mistake of fact or law or any market movement, except for its own fraud, gross negligence or wilful default. (iv) No Finance Party will have the duty to verify the authenticity of a claim for Project Costs. (c) (nature of Project Accounts)

244 (i) The rights of an Obligor in and to each Project Account held by it are personal and incapable of assignment, charging or other dealing, except under the Security. An Obligor must not attempt or purport to deal with any Project Account held by it other than under the Security. (ii) The balances in the Project Accounts are not withdrawable or repayable except as provided in this Agreement or where the Secured Money has been Finally Paid. (iii) If a notice is issued by the Agent under Clause 22.19 (Acceleration), then the balances in the Project Accounts may be applied in reducing the Secured Money and paying Operating Costs unless the Agent otherwise agrees. (d) (interest) All interest on balances in the Project Accounts must be credited to the Proceeds Account. (e) (No cash pooling) Each Finance Party and the Obligors acknowledge and agree that each Project Account does not form part of a cash pooling facility such as a group limit facility or master contract with the Account Bank and no Obligor will take any action to include a Project Account in any such facility. 21.9 Account Bank terms (a) (notice and priority of Security) (i) The Obligors hereby notify the Account Bank that each Project Account is the subject of the Security. (ii) The Account Bank acknowledges and agrees that: (A) it has received notice that each Project Account is the subject of the Security; (B) the Lenders and the Security Trustee (as applicable) may at any time amend, novate, supplement or replace the Security without the consent of the Account Bank; and (C) it is not entitled to, and undertakes not to, claim or exercise any lien, right of set-off, right to combine or consolidate accounts or any other similar right, remedy or Security over, against or with respect to any Project Account, or moneys standing to the credit of any Project Account without the consent of the Security Trustee given in accordance with the terms of the Finance Documents. (iii) The Account Bank confirms that it has received no other notice of any Security in respect of any Project Account in favour of any person other than the Security Trustee. (iv) The Account Bank agrees with each other Finance Party that: (A) the Security will rank in priority ahead of any Security that the Account Bank may have in the Project Accounts and any amounts standing to the credit of those Project Accounts (“Account Bank Interest”) as a result of the PPSA or otherwise. This will apply regardless of control, the order of registration, notice or execution of any document;

245 (B) all claims that the Account Bank may have in relation to an Account Bank Interest are fully subordinated and subject in right of payment to the prior payment in full of the Secured Moneys; (C) if the Account Bank receives a payment in respect of an Account Bank Interest from an Obligor or any other source, then the Account Bank will hold such payment, distributions or proceeds on account for the Lenders, immediately notify the Security Trustee of such receipt and promptly pay that amount to the Security Trustee for application in accordance with the terms of the Finance Documents; and (D) if for any reason, the trust expressed to be created in paragraph (C) above should fail or be unenforceable, the Account Bank will promptly pay an amount equal to that receipt or recovery to the Security Trustee for application in accordance with the terms of the Finance Documents. (v) The Account Bank and each Obligor acknowledges and agrees that, to the extent of any inconsistency between the terms of this Agreement and the terms of any other agreement or document governing the terms and conditions of the Project Accounts, the terms of this Agreement shall prevail. (b) (Relationship with Lenders) (i) This Agreement sets out all the duties and obligations of the Account Bank in relation to the Lenders. (ii) The Account Bank will not be bound by (and will be deemed not to have notice of) the provisions of any agreement to which it is not a party. (iii) The Account Bank is not a trustee or fiduciary of any other person in relation to the matters the subject of this Agreement. (iv) The Security Trustee and the Account Bank are not under any obligation to take any action in relation to a Project Account which in the sole discretion of the Security Trustee or the Account Bank may be contrary to any law or any Finance Document. (c) (No liability and Indemnity) (i) Neither the Account Bank nor any of its officers, employees or agents is responsible or liable to any other party or any other person for: (A) any non-payment of any sums which should be paid into a Project Account by an Obligor; (B) any non-payment of any liability of an Obligor which could be paid out of moneys standing to the credit of a Project Account; (C) any loss or liability in connection with any breach by an Obligor of its obligations under this Agreement; (D) any withdrawal wrongly made, if the Account Bank acted in good faith in relation to that withdrawal; (E) any loss or liability arising out of or in connection with its performance of or its failure to perform any of its obligations under this Agreement, except to the extent that such loss or liability is caused by its own fraud,

246 gross negligence or wilful default and under no circumstances will the Account Bank be liable: (1) for acting in accordance with or relying on any instruction, notice, demand, certificate or document from the Security Trustee; or (2) to any party for any indirect or consequential loss (being loss of business, goodwill, opportunity or profit) even if advised of such loss or damage. (ii) The Obligors indemnify the Account Bank, its officers, agents and employees and holds each of them harmless from and against any loss or liability (except to the extent that such loss or liability is directly attributable to the fraud, gross negligence or wilful default of the Account Bank) in connection with: (A) any breach by an Obligor of its obligations under this Agreement; (B) any of the following arising from the performance of the an Obligor of its obligations under this Agreement: (1) any negligent or wrongful act or omission of an Obligor, its officers, agents and employees including negligent or wrongful act or omission of that Obligor's officers, agents and employees; or (2) any claim, action or proceeding by a third party caused or contributed to by an Obligor or any of its officers, agents or employees. (d) (Assignment by Account Bank) (i) Subject to paragraph (ii), the Account Bank may not assign, transfer, novate, substitute or otherwise deal with its rights, obligations or interests in any of the Finance Documents without the prior written consent of the Obligors and the Security Trustee (acting on the instructions of the Agent (acting on the instructions of all Lenders)). (ii) If: (A) the Account Bank gives not less than 10 Business Days written notice to the Agent and the Borrower or the relevant Obligor that it has become unlawful for the Account Bank to maintain the Project Accounts; or (B) the Account Bank gives not less than 30 Business Days' written notice to the Agent and the Borrower or the relevant Obligor that it is for any other reason no longer willing or able to maintain the Project Accounts; or (C) the Borrower or another Obligor wishes to replace the Account Bank, then the Borrower or another Obligor must: (D) select a replacement Account Bank that is an authorised deposit-taking institution within the meaning of the Banking Act 1959 (Cth) with a long term debt rating of at least BBB+ (Standard & Poor’s) or Baa1 (Moody’s);

247 (E) open replacement Project Accounts (New Project Accounts) corresponding to each of the existing Project Accounts (Old Project Accounts) with the replacement Account Bank that has executed an undertaking to be bound as the Account Bank under the Finance Documents in accordance with this Agreement; (F) procure the transfer to the credit of each New Project Account of any amount then standing to the credit of the corresponding Old Project Account, together with any accrued interest thereon; and (G) close the Old Project Accounts. 22. Events of Default Each of the events or circumstances set out in this Clause 22 is an Event of Default (save for Clause 22.19 (Acceleration)). 22.1 Non-Payment An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless: (a) its failure to pay is caused by: (i) administrative or technical error; or (ii) a Disruption Event; and (b) payment is made within three Business Days of its due date. 22.2 Other Obligations An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (Non-Payment) or those the breach of which would constitute a breach of Clause 22.17 (Project Documents and BUG Agreement)) and: (a) if the non-compliance can be remedied, does not remedy or overcome the non- compliance within 20 Business Days of the earlier of: (i) the Agent notifying the Obligor; or (ii) the Obligor becoming aware of the failure to comply; or (b) if the non-compliance cannot be remedied, does not overcome the effects of the non- compliance to the satisfaction of the Agent within 20 Business Days of the earlier of: (i) the Agent notifying the Obligor; or (ii) the Obligor becoming aware of the failure to comply. 22.3 Misrepresentation Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in

248 any material respect when made or deemed to be made, and where the circumstances giving rise to such misrepresentation are: (a) capable of remedy, the circumstances are not remedied within 20 Business Days of the earlier of notice to remedy being provided by the Agent and an Obligor becoming aware of the misrepresentation or untrue warranty; or (b) incapable of remedy, within 20 Business Days of the earlier of notice to remedy being provided by the Agent and an Obligor becoming aware of the misrepresentation, evidence has not been provided to the satisfaction of the Agent that demonstrates that the Obligors have overcome the effects of those circumstances. 22.4 Cross Default (a) Any Financial Indebtedness of an Obligor is not paid when due nor within any originally applicable grace period. (b) Any Financial Indebtedness of an Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default or review event (however described). (c) Any commitment for any Financial Indebtedness of an Obligor is cancelled or suspended by a creditor as a result of an event of default or review event (however described). (d) Any creditor of an Obligor becomes entitled to declare any Financial Indebtedness of an Obligor due and payable prior to its specified maturity as a result of an event of default or review event (however described). (e) No Event of Default will occur under this Clause 22.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $5,000,000 (or its equivalent in any other currency or currencies). 22.5 Insolvency (a) An Obligor or a Sponsor: (i) is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due; (ii) suspends making payments on any of its debts; or (iii) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Finance Parties in their capacity as such) with a view to rescheduling any of its indebtedness. (b) A moratorium is declared in respect of any indebtedness of an Obligor. 22.6 Insolvency Proceedings (a) Any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor or a Sponsor (other than a solvent liquidation or reorganisation of an Obligor or a Sponsor) except an application made to a court for the purpose of winding up such a

249 person which is disputed acting diligently and in good faith and dismissed within 20 Business Days; (ii) a composition, compromise, assignment or arrangement with any creditor of any Obligor or a Sponsor; (iii) the appointment of a liquidator (other than in respect of a solvent liquidation of an Obligor or a Sponsor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or a Sponsor or any of its respective assets except on application made to a court for the purpose of appointing such a person which is disputed by an Obligor acting diligently and in good faith and dismissed within 20 Business Days; or (iv) enforcement of any Security over any assets of any Obligor or a Sponsor, or any analogous procedure or step is taken in any jurisdiction. (b) A Trust is wound up or terminated or a resolution is passed or a direction given for the winding up or termination of a Trust. 22.7 Creditors’ Process Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor or a Sponsor having an aggregate value of $5,000,000 and is not discharged within 20 Business Days. 22.8 Ownership of Obligors (a) The Borrower ceases to be 100% directly owned by Project Trustee. (b) ProjectCo ceases to be 100% directly owned by MidCo. (c) Project Trust ceases to be 100% directly owned by Mid Trustee. 22.9 Unlawfulness It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective. 22.10 Repudiation An Obligor repudiates or evidences an intention to repudiate a Finance Document. 22.11 Material Adverse Change Any event or circumstance occurs (other than one referred to in this Clause 22 (Events of Default)) which has a Material Adverse Effect. 22.12 Vitiation of Finance Documents A provision of a Finance Document is or becomes or is claimed by a party other than a Finance Party to be wholly or partly invalid, void, voidable or unenforceable in any material respect. 22.13 Cessation of Business Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a Permitted Disposal.

250 22.14 Litigation Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made, in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any Obligor or its assets which have, or has, or are, or is, reasonably likely to have a Material Adverse Effect. 22.15 Project (a) An Obligor: (i) abandons permanently, or displays a clear intention to abandon permanently, all or a substantial part of the Project; or (ii) ceases to carry on the Project (or any material part of it) or suspends the operation of the Project (or any material part of it) for a continuous period of greater than 90 days (other than as allowed under a Project Document) or places or takes steps to place the Project (or any material part of it) on a care and maintenance basis, in each case other than as a result of a force majeure event. (b) All or a substantial part of the Project is materially damaged or destroyed, except where the damage or destruction is being reinstated in the circumstances described in clause 20.8 (Insurance Undertakings). 22.16 Sunset Date The Date of Practical Completion has not occurred by 1 September 2027. 22.17 Project Documents and BUG Agreement (a) Any event of default or breach by an Obligor occurs under any Project Document which: (i) if capable of remedy, is not cured by the end of any cure period allowed under the Project Document; or (ii) if not capable of remedy, is not unconditionally waived by the relevant counterparty to the Project Document within any cure period allowed under the relevant Project Document, and as a result, the relevant counterparty: (A) in the case of the Connection and New Facility Agreement, becomes entitled to terminate the Connection and New Facility Agreement; or (B) in respect of any other Project Document, terminates or rescinds that Project Document. (b) An Obligor terminates or rescinds any Project Document and, in the case of any Project Document (other than the Gas Processing Agreement or the Connection and New Facility Agreement), within 60 days (or such longer period as the Agent acting on the instructions of the Majority Lenders may agree, such agreement not to be unreasonably withheld or delayed) of the relevant termination or rescission a replacement project agreement and (if applicable) tripartite agreement has not been entered into on

251 substantially the same terms (including as to counterparty) to the Project Document and (if applicable) tripartite agreement which is being replaced. (c) Any Project Document is rescinded, terminated by a counterparty (including for convenience but other than by performance) or repudiated or all or a material provision of a Project Document becomes void, voidable, illegal, unenforceable or of limited force and effect, or a party to such a document makes a claim to that effect (excluding any vexatious claim) and within 60 days (or such longer period as the Agent acting on the instructions of the Majority Lenders may agree, such agreement not to be unreasonably withheld or delayed) of the occurrence of the relevant event: (i) the relevant event or circumstance has not been remedied or cured; or (ii) a replacement project agreement and (if applicable) tripartite agreement has not been entered into on materially similar terms (including as to counterparty) to the Project Document and (if applicable) tripartite agreement which is being replaced, provided that neither: (A) the amendment, restatement and/or replacement of the Management Services Agreement on substantially similar terms with any Affiliate or other related entity of Formentera Australia; (B) the replacement of the the Land Access and Use Agreement – Exploration Permit with the Land Access and Use Agreement – Retention Licence; (C) the replacement of the the Land Access and Use Agreement – Retention Licence with the Land Access and Use Agreement – Production Licence; or (D) the replacement of the Land Access and Use Agreement – Retention Licence or the Land Access and Use Agreement – Production Licence with the SPCF Sublease and/or the Approvals Side Agreement, shall constitute a Default. (d) The BUG Agreement is terminated at any time prior to a Production Licence being granted to Tamboran B2 (Operator) and Falcon in respect of the FSDAs. (e) A Key Document (other than the BUG Agreement) is terminated or rescinded or any material provision ceases to be in full force and effect. 22.18 Compulsory Acquisition (a) All or a material part of the Secured Property of an Obligor is compulsorily acquired or appropriated by an order of a Governmental Agency. (b) A Governmental Agency orders the sale or divestiture of all or any material part of the Secured Property of an Obligor.

252 22.19 Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders: (a) by notice to the Borrower: (i) cancel each Available Commitment of each Lender whereupon each such Available Commitment shall immediately be cancelled and each Facility shall immediately cease to be available for further utilisation; (ii) declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; or (iii) declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; or (b) exercise or direct the Security Trustee under the Security Trust and Intercreditor Deed to exercise any or all of its rights, remedies, powers or discretions under the Transaction Documents. 23. Review Events (a) The Borrower must notify the Lender promptly upon becoming aware of the occurrence of a Review Event. (b) Following the occurrence of a Review Event, the Agent (acting on the instructions of the Majority Lenders) and the Borrower shall consult for a period of 30 days (or such shorter period as the Agent and the Borrower may agree) as to the continuation of the Facility (the “Renegotiation Period”). (c) Subject to Clause 23(h), on the expiry of the Renegotiation Period, if either: (i) the Review Event is continuing on that date; or (ii) the Review Event is remedied to the satisfaction of the Agent (acting on the instructions of the Majority Lenders) or waived in writing by the Agent (acting on the instructions of the Majority Lenders) within the Renegotiation Period, by the date falling no later than 90 days after the expiry of the Renegotiation Period, the Agent may (acting on the instruction of any Lender that has not consented to the continuation of the Facility (a “RE Non-Consenting Lender”)) give notice to the Borrower that such RE Non-Consenting Lender no longer wishes to participate in the Facility (a “Non-Continuation Notice”). (d) Each Non-Continuation Notice must state a date (not earlier than 90 days after the date the relevant Non-Continuation Notice) by which the RE Non-Consenting Lender will no longer participate in the Facility (a “Non-Continuation Date”). (e) On receipt of a Non-Continuation Notice, the Borrower must (at its election) either: (i) cancel any Available Commitments of such RE Non-Consenting Lender and prepay the participations of that Lender in full; or

253 (ii) require that RE Non-Consenting Lender to do one of the following under Clause 24 (Changes to the Lenders): (A) transfer all of its rights and obligations under this Agreement; (B) transfer all of the Available Commitment of the Lender; or (C) transfer all of its rights and obligations in respect of the Facility, to a Lender, another bank, or a financial institution, or to a trust, fund or other entity selected by the Borrower, at par, in each case, on or before the Non-Continuation Date stated in the relevant Non- Continuation Notice and the RE Non-Consenting Lender shall comply with the relevant Non-Continuation Notice. (f) If a Lender does not instruct the Agent to issue a Non-Continuation Notice in accordance with this Clause 23 within 90 days after the expiry of the Renegotiation Period, it will be deemed to have elected to continue to participate in the Facility. (g) A Review Event is “continuing” if it has not been remedied to the satisfaction of the Agent (acting on the instructions of the Majority Lenders) or waived in writing by the Agent (acting on the instructions of the Majority Lenders). If the Borrower and the Agent (acting on the instructions of the Majority Lenders, acting reasonably) agree a solution to the Review Event during the Renegotiation Period then the Review Event is deemed to have been cured and will cease to continue. (h) If a Review Event occurs under paragraph (d) of the definition thereof and the Borrower and the Agent (acting on the instructions of the Majority Lenders) do not agree a solution to the Review Event during the Renegotiation Period, then an Event of Default shall be deemed to have occurred. (i) If before the occurrence of a Change in Control, the Borrower requests the Lenders consent to such Change in Control, the Lenders must act reasonably when considering whether to provide that consent where the person who is proposed to acquire a direct or indirect interest in the relevant Obligor: (i) does not result in a breach of: (A) a Lender's aggregate risk exposure policy; (B) a Lender’s “know your customer” requirements; or (C) the provisions of this Agreement relating to Sanctions, AML/CTF Laws and ABC Laws; and (ii) has a long term credit rating of at least BBB- (Standard & Poor’s) or Baa3 (Moody’s), provided that the Lenders may impose conditions on their consent which they determine (acting reasonably). Section 8 Changes to Parties

254 24. Changes to the Lenders 24.1 Assignments and Novations by the Lenders Subject to this Clause 24 and the Security Trust and Intercreditor Deed, a Lender (the “Existing Lender”) may: (a) assign any of its rights; or (b) novate any of its rights and obligations, under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives) (the “New Lender”), so long as there will be at least two Lenders after doing so. 24.2 Conditions of Assignment or Novation (a) The consent of the Borrower (not to be unreasonably withheld or delayed or subject to unreasonable conditions) is required for an assignment or novation by an Existing Lender, unless the assignment or novation is: (i) to another Lender which is not a Defaulting Finance Party; (ii) to an Affiliate of a Lender which is not a Defaulting Finance Party and which, during the Availability Period, has assets under management of $1,000,000,000 or more; (iii) made at a time when an Event of Default is continuing; or (iv) to a securitisation or funding vehicle or to a sub-participant, in each case where the Lender remains lender of record and retains all of its voting rights. (b) Subject to paragraph (c) below, the Borrower will be deemed to have given its consent to an assignment or novation 10 Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time. (c) Other than where Clause 24.2(a)(i) - (iv) (inclusive) applies, the consent of the Borrower is required (acting in its sole discretion) if a Lender proposes to assign or novate rights to: (i) a Defaulting Finance Party; (ii) any hedge fund, loan to own fund, vulture fund, distressed debt fund or debt restructuring fund or a trust fund or any other entity (including a business group within a private equity fund or financial institution) which is established for or principally invests in distressed debt (or any similar fund, broker, trading desk or entity); (iii) any competitor of a Sponsor or an Obligor or any person or entity principally engaged in the business of an Obligor or a Sponsor and each Affiliate of such person or entity engaged in such activities; or (iv) during the Availability Period, any person that has assets under management of less than $1,000,000,000. (d) A Lender shall not assign or novate rights to a person whom the officers of the relevant Existing Lender involved on a day-to-day basis in the administration of the Facility know to be an Offshore Associate of the Borrower.

255 (e) Other than an assignment where the Lender remains lender of record, an assignment will only be effective: (i) if the procedure set out in Clause 24.6 (Procedure for Assignment) is complied with; (ii) on receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Beneficiaries as it would have been under if it was an Original Lender; (iii) on performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and (iv) on receipt by the Agent of confirmation from the Security Trustee that the Security Trustee has performed all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender (the receipt of which the Agent shall promptly notify to the Existing Lender and the New Lender) and the New Lender has become bound by a relevant Recognition Certificate. (f) A novation will only be effective: (i) if the procedure set out in Clause 24.5 (Procedure for Novation) is complied with; (ii) on performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such novation to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and (iii) on receipt by the Agent of confirmation from the Security Trustee that the Security Trustee has performed all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such novation to a New Lender (the receipt of which the Agent shall promptly notify to the Existing Lender and the New Lender) and the New Lender has become bound by a relevant Recognition Certificate. (g) If: (i) a Lender assigns or novates any of its rights or obligations under the Finance Documents or changes its Facility Office; and (ii) as a result of circumstances existing at the date the assignment, novation or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax Gross-Up and Indemnities) or Clause 14 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or

256 Lender acting through its previous Facility Office would have been if the assignment, novation or change had not occurred. This paragraph (g) shall not apply: (iii) in respect of an assignment or novation made in the ordinary course of the primary syndication of the Facilities; or (iv) where the payment is in relation to Australian Withholding Tax and there are at least two Lenders after the assignment, novation or change, and the New Lender, or Lender acting through its new Facility Office, is not an Offshore Associate of the Borrower. In such instances, the New Lender, or Lender acting through its new Facility Office will be entitled to full payment under Clause 13 (Tax Gross-Up and Indemnities). (h) Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the novation or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. (i) A Lender may not assign or novate any of its rights or obligations under the Finance Documents or change its Facility Office, if the New Lender or the Lender acting through its new Facility Office would be entitled to exercise any rights under Clause 7.1 (Illegality) as a result of circumstances existing as at the date the assignment, novation or change is proposed to occur. (j) An assignment, novation or transfer of part of a Lender's rights or obligations under the Finance Documents must not result in an Existing Lender's or a New Lender’s Commitments or Utilisations being less than $37,500,000, provided that this paragraph shall not prevent an Existing Lender from assigning or transferring all of its participation in the Facility. 24.3 Assignment or Novation Fee Unless the Agent otherwise agrees, the New Lender shall, on the date upon which an assignment or novation takes effect, pay to the Agent (for its own account) a fee of $5,000 or a fee of $10,000 if the transfer takes effect while an Event of Default is continuing. 24.4 Limitation of Responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty, and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents; (ii) the financial condition of any Obligor or any other person; (iii) the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

257 (b) Each New Lender confirms to the Existing Lender, the other Finance Parties and the Beneficiaries that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities and any other person in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities and any other person whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a novation or re-assignment from a New Lender of any of the rights and obligations assigned or novated under this Clause 24; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or any other person of its obligations under the Finance Documents or otherwise. 24.5 Procedure for Novation (a) Subject to the conditions set out in Clause 24.2 (Conditions of Assignment or Novation) a novation is effected in accordance with paragraph (e) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraphs (b) and (c) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. (c) The Agent may refrain from executing a Transfer Certificate pending satisfaction of Clause 24.2(e)(iii) (Conditions of Assignment or Novation). (d) Each Party other than the Existing Lender irrevocably authorises the Agent to execute any Transfer Certificate on its behalf. (e) Subject to Clause 24.9 (Pro Rata Interest Settlement), on the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to novate its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”); (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New

258 Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; (iii) the Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the novation and to that extent the Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; (iv) the New Lender shall become a Party as a “Lender”; and (v) for the purposes of this Agreement, Commitments, participations in Loans and rights and obligations will be taken to have been transferred under a Transfer Certificate even though it operates as a novation and Commitments, participations in Loans and rights and obligations are replaced rather than transferred. 24.6 Procedure for Assignment (a) Subject to the conditions set out in Clause 24.2 (Conditions of Assignment or Novation) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement. (b) The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender. (c) Subject to Clause 24.9 (Pro Rata Interest Settlement), on the Transfer Date: (i) the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement; (ii) the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it and expressed to be the subject of the release in the Assignment Agreement (the “Relevant Obligations”); and (iii) the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations. 24.7 Copy of Transfer Certificate or Assignment Agreement to Borrower The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement. 24.8 Security Over Lenders’ Rights In addition to the other rights provided to Lenders under this Clause 24, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or

259 otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including: (a) any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and (b) any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents. 24.9 Pro Rata Interest Settlement (a) If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any novation pursuant to Clause 24.5 (Procedure for Novation) or any assignment pursuant to Clause 24.6 (Procedure for Assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period): (i) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and (ii) the rights assigned or novated by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt: (A) when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and (B) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 24.9, have been payable to it on that date, but after deduction of the Accrued Amounts. (b) In this Clause 24.9 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees. (c) An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 24.9, but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

260 25. Changes to the Obligors 25.1 Assignments and Novation by Obligors No Obligor may assign any of its rights or novate any of its rights or obligations under the Finance Documents. 25.2 Additional Guarantors (a) Subject to compliance with the provisions of (b) and (c) of Clause 19.5 ("Know your customer" checks), the Borrower may request that a person or entity become an Additional Guarantor. That person or entity shall become an Additional Guarantor if: (i) the Borrower delivers to the Agent a duly completed and executed Accession Letter; (ii) the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent acting on the instructions of all Lenders; and (iii) the relevant person or entity accedes to the Security Trust and Intercreditor Deed as an “Additional Obligor” by signing and delivering to the Security Trustee an Accession Deed and any other documents or information required under the Security Trust and Intercreditor Deed. (b) The Agent shall notify the Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it acting on the instructions of all Lenders) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent). (c) The Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever as a result of giving any such notification. 25.3 Repetition of Representations Delivery of an Accession Letter constitutes confirmation by the relevant person or entity that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing. 25.4 Resignation of an Obligor (a) The Borrower may request that an Obligor (other than the Borrower) ceases to be a Guarantor by delivering to the Agent a Resignation Letter. (b) The Agent shall accept a Resignation Letter and notify the Borrower and the Lenders of its acceptance if: (i) no Event of Default is continuing or would result from the acceptance of the Resignation Letter (and the Borrower has confirmed this is the case); and (ii) all Lenders have consented to the acceptance of the Resignation Letter, whereupon that company shall cease to be an Obligor and shall have no further rights or obligations under the Finance Documents as an Obligor.

261 26. Debt Purchase Transactions 26.1 Prohibition on Debt Purchase Transactions by the Borrower Without limiting Clause 24.2 (Conditions of assignment or novation), the Borrower shall not, and shall procure that each Borrower Affiliate shall not, be a Lender or enter into any Debt Purchase Transactions or beneficially own or control all or a material part of the equity of an entity that is a Lender or a party to a Debt Purchase Transaction. 26.2 Disenfranchisement on Debt Purchase Transactions Entered into by Borrower Affiliates (a) Subject to Clause 24.2 (Conditions of Assignment or Novation), for so long as a Borrower Affiliate (i) beneficially owns any participation in a Utilisation drawn utilising a Commitment, or (ii) has entered into a Debt Purchase Transaction relating to such a participation or Commitment and such agreement or arrangement has not been terminated: (i) in ascertaining whether the Majority Lenders, all Lenders or Lenders representing any given percentage of the Total Commitments give a consent, approval, waiver, amendment, instructions or other decision under the Finance Documents such participation and Commitment shall be deemed to be zero; and (ii) for the purposes of Clause 37.2 (All Lender matters), such Borrower Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (unless it is a Lender with another Commitment and is not a Borrower Affiliate). (b) Each Lender shall promptly notify the Agent in writing if: (i) it knowingly enters into a Debt Purchase Transaction with a Borrower Affiliate; or (ii) such transaction is terminated or ceases to be with a Borrower Affiliate. (c) Each Borrower Affiliate that is a Lender agrees that: (i) unless the Agent otherwise agrees, it shall not attend or participate in any meeting or conference call of Lenders or be entitled to receive the agenda or any minutes; and (ii) in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders. Section 9 The Finance Parties 27. Role of the Agent 27.1 Appointment of the Agent (a) Each of the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents. The Agent will be agent for the Lenders except as described in paragraph (d) below.

262 (b) Each of the Lenders irrevocably appoints the Agent to act as its agent to execute a relevant Recognition Certificate on its behalf, ratifies that execution, and agrees it is therefore bound as set out the Recognition Certificate by the terms set out in the Security Trust and Intercreditor Deed. (c) Each of the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. (d) Where the Agent provides services in connection with the administration of the Utilisations, that is when it calculates rates and amounts, keeps records, receives and distributes payments and information received under Clauses 19.1 (Financial Statements) and 19.3 (Information: Miscellaneous), and receives and deals with Utilisation Requests, it does not provide those services as agent for the Lenders, but as principal, but the remainder of this Clause 27 still applies. 27.2 Instructions (a) The Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (A) all Lenders (or other group of Lenders) if the relevant Finance Document stipulates the matter is an all Lender decision (or a decision for another group of Lenders); and (B) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above. (b) The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. (c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. (d) The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. The Agent may specify that the security be cash, in which case the Borrower must provide it on request, failing which each Lender must on request pay its proportion of the cash according to its Commitment. Any amount recovered by the Agent under any security will be taken to be an amount paid by the party which provided that security.

263 (e) In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. (f) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. 27.3 Duties of the Agent (a) The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. (b) Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. (c) Without prejudice to Clause 24.7 (Copy of Transfer Certificate or Assignment Agreement to the Borrower), paragraph (b) above shall not apply to any Transfer Certificate or to any Assignment Agreement. (d) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Agent receives notice from a Party referring to this Agreement, describing a Default or a Review Event and stating that the circumstance described is a Default or a Review Event, it shall promptly notify the other Finance Parties. (f) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent) under this Agreement it shall promptly notify the other Finance Parties. (g) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). (h) If the Agent receives a request by a Lender, the Agent will provide a privacy notice (in the form recommended by the Asia Pacific Loan Market Association (Australian Branch) or as otherwise directed by a Finance Party) to a representative of the officers of an Obligor whose personal information has been collected on behalf of the Finance Parties, which details the manner in which personal information collected in connection with this Agreement may be used and disclosed by the Finance Parties. 27.4 No Fiduciary Duties (a) Nothing in any Finance Document constitutes the Agent as a trustee or fiduciary of any other person. (b) The Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 27.5 Business with the Obligors The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor.

264 27.6 Rights and Discretions (a) The Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a written statement from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that written statement. (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (i) no Default or Review Event has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-Payment)); (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and (iii) any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors. (c) The Agent may engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts or professional advisers. (d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary. (e) The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (f) The Agent may act in relation to the Finance Documents through its officers, employees, secondees and agents. (g) Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this Agreement.

265 (h) Without limiting paragraph (g) above, the Agent may disclose the identity of a Defaulting Finance Party to the other Finance Parties and the Borrower and shall disclose it on the written request of the Borrower or the Majority Lenders. (i) Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (j) Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. (k) The Parties need not enquire whether any instructions from all or a percentage of Lenders or the Majority Lenders have been given to the Agent or as to the terms of those instructions. As between the other Parties on the one hand and the Agent and Lenders on the other, everything done by the Agent under or in relation to the Finance Documents will be taken to be authorised. 27.7 Responsibility for Documentation The Agent is not responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document; or (c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 27.8 No Duty to Monitor The Agent shall not be bound to enquire: (a) whether or not any Default or Review Event has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document or any other agreement, arrangement or document; or (c) whether any other event specified in any Finance Document has occurred. 27.9 Exclusion of Liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent the Agent will not be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under

266 or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or (iii) without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses to any person, any diminution in value or any liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Agent) may take any proceedings against any officer, employee, secondee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee, secondee or agent in relation to any Finance Document and any officer, employee, secondee or agent of the Agent may rely on this Clause 27.9. (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. (d) Nothing in this Agreement shall oblige the Agent to carry out: (i) any “know your customer” or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender, on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent. (e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on

267 which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. 27.10 Lenders’ Indemnity to the Agent (a) Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, expense, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, expense, loss or liability pursuant to Clause 31.11 (Disruption to Payment Systems Etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document). (b) A Lender’s share will be the proportion of its share of the Total Commitments or, if the Total Commitments are then zero, its share of the Total Commitments immediately prior to their reduction to zero. Where a Lender’s Commitment has been reduced to zero, but it has a participation in any outstanding Utilisations, then for this purpose its Commitment will be taken to be the aggregate amount of its participation (and the Total Commitments calculated accordingly). (c) If any Lender fails to pay its share of any amount due under paragraph (a) one or more other Lenders may pay all or part of that share to the Agent. In that case, the defaulting Lender must immediately pay each such paying Lender the amount paid by that paying Lender together with interest equal to the rate from time to time certified by the paying Lender to be its cost of funds plus a margin of 2 per cent per annum, compounding monthly. (d) If any Lender fails to provide its share of security to the Agent when requested under Clause 27.6 (Rights and Discretions) one or more other Lenders may provide all or part of that share on its behalf. Where that security is cash the non providing Lender must immediately pay each Lender that provided cash the amount provided by it together with interest equal to its cost of funds plus a margin of 2 per cent per annum, compounding monthly. 27.11 Resignation of the Agent (a) The Agent may resign and appoint one of its Affiliates acting through an office in Australia as successor by giving notice to the Lenders and the Borrower. (b) Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent. (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the same time zone as Australia). (d) If the Agent retires under this Clause 27.11, the retiring Agent shall, at its own cost (other than where the Majority Lenders require the Agent to resign in accordance with

268 paragraph (g) below, in which case such cost shall be for the account of the Borrower), make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. (e) The Agent’s resignation notice shall only take effect upon the appointment of a successor. (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Agent) and this Clause 27 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (g) After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above (or, if at any time the Agent is a Defaulting Finance Party, by giving any shorter notice determined by the Majority Lenders). (h) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (i) the Agent fails to respond to a request under Clause 13.7 (FATCA Information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Agent pursuant to Clause 13.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign. 27.12 Confidentiality (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

269 27.13 Relationship with the Lenders (a) Subject to Clause 24.9 (Pro Rata Interest Settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: (i) entitled to or liable for any payment due under any Finance Document on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement. (b) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 33.2 (Addresses) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. (c) The Agent may rely on or receive instructions from any attorney acting on behalf of a Lender, or any person acting on behalf of a Lender whose title or acting title includes the word Manager, Head, Executive, Director or President or cognate expressions, or any secretary or director of a Lender. 27.14 Credit Appraisal by the Lenders Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: (a) the financial condition, status and nature of each Obligor; (b) the legality, validity, priority, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document; (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document; and (d) the adequacy, accuracy or completeness of any Finance Document and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Documents or any other agreement, arrangement or document.

270 27.15 Role of Reference Banks (a) No Reference Bank is under any obligation to provide a quotation or any other information to the Agent. (b) No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct. (c) No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it may have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation. (d) Any officer, employee or agent of each Reference Bank may rely on this Clause 27.15. The Reference Bank holds the benefit of this Clause 27.15 on trust for any such officer, employee or agent. 27.16 Third Party Reference Banks This Agreement constitutes an irrevocable offer by each Party to each Reference Bank, which accepts the offer by consenting to be a Reference Bank and providing a Reference Bank Quotation. It may rely on Clause 27.15 (Role of Reference Banks) and Clause 41 (Confidentiality of Funding Rates and Reference Bank Quotations). 27.17 Deduction from Amounts Payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 27.18 Agent’s Management Time Any amount payable to the Agent under Clause 15.3 (Indemnity to the Agent), Clause 17 (Costs and Expenses) and Clause 27.10 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on basis of such reasonable daily or hourly rates as agreed between the Agent and the Borrower, and is in addition to any fee paid or payable to the Agent under Clause 12.3 (Agency and Security Trustee Fees). 28. Conduct of Business by the Finance Parties No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

271 29. Sharing among the Finance Parties 29.1 Payments to Finance Parties If a Finance Party (a “Recovering Finance Party”) receives or recovers (including by combination of accounts or set off) any amount from an Obligor other than in accordance with Clause 31 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then: (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent; (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.6 (Partial Payments). 29.2 Redistribution of Payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 31.6 (Partial Payments) towards the obligations of that Obligor to the Sharing Finance Parties. 29.3 Recovering Finance Party’s Rights (a) Unless paragraph (b) applies: (i) the receipt or recovery referred to in Clause 29.1 (Payments to Finance Parties) will be taken to have been a payment for the account of the Agent and not to the Recovering Finance Party for its own account, and the liability of the relevant Obligor to the Recovering Finance Party will only be reduced to the extent of any distribution retained by the Recovering Finance Party under Clause 29.1(c) (Payments to Finance Parties); and (ii) (without limiting sub-paragraph (i)) the relevant Obligor shall indemnify the Recovering Finance Party against a payment under Clause 29.1(c) (Payments to Finance Parties) to the extent that (despite sub-paragraph (i)) its liability has been discharged by the recovery or payment. (b) Where: (i) the amount referred to in Clause 29.1 (Payments to Finance Parties) above was received or recovered otherwise than by payment (for example, set-off); and (ii) the relevant Obligor, or the person from whom the receipt or recovery is made, is insolvent at the time of the receipt or recovery, or at the time of the payment to the Agent, or becomes insolvent as a result of the receipt or recovery,

272 then the following will apply so that the Finance Parties have the same rights and obligations as if the money had been paid by the relevant Obligor to the Agent for the account of the Finance Parties and distributed accordingly: (iii) each other Finance Party will assign to the Recovering Finance Party an amount of the debt owed by the relevant Obligor to that Finance Party under the Finance Documents equal to the amount received by that Finance Party under Clause 29.2 (Redistribution of Payments); (iv) the Recovering Finance Party will be entitled to all rights (including interest and voting rights) under the Finance Documents in respect of the debt so assigned; and (v) that assignment will take effect automatically on payment of the Sharing Payment by the Agent to the other Finance Party. 29.4 Reversal of Redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); (b) as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor and the relevant Obligor shall indemnify the Sharing Finance Party against a payment under sub-paragraph (a) to the extent that the relevant Obligor’s liability has been discharged by the recovery or payment; and (c) to the extent necessary, any debt assigned under paragraph (b) of Clause 29.3 (Recovering Finance Party’s Rights) will be reassigned. 29.5 Exceptions (a) This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim (or right of proof in an administration) against the relevant Obligor. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; and (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

273 30. Public Offer 30.1 Borrower’s confirmation The Borrower represents and warrants that: (a) it made, before the date of this Agreement, invitations to at least ten (10) parties (the “Invitees”), each of whom the Borrower reasonably believed at the time the invitation was made was carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets, to become a Lender under this Agreement for the purposes of section 128F(3A)(a)(i) of the Tax Act; and (b) at the time the invitations referred at clause 30.1(a) were made, none of the Invitees were known or suspected to be an Offshore Associate of the Borrower or a Tax Associate of any other Invitee. 30.2 Lender representations and warranties Each Lender represents and warrants to the Borrower that: (a) an invitation to become a Lender under this Agreement was made to it by the Borrower; (b) it was, at the time of the invitation, carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets; and (c) it does not know or suspect that it is an Offshore Associate of the Borrower. 30.3 Information Each Lender shall, so far as it is reasonably able to do so (and where to do so will not breach any law or regulation or any duty of confidence), do or provide the things which the Borrower asks it to do or provide, including information in its possession, to assist the Borrower to demonstrate (based on tax advice received by the Borrower) that the requirements of section 128F of the Tax Act are satisfied in relation to the invitations referred to in clause 30.1 (Borrower’s confirmation) above together with this Agreement. 30.4 Legal restrictions Each Lender undertakes to the Borrower that it will not directly or indirectly offer to transfer or assign its rights or obligations under any Finance Document or circulate any offer document or other material in connection with any Finance Document in any jurisdiction, except in a manner which complies with the laws and regulations of that jurisdiction. 30.5 Co-operation if Section 128F Requirements not Satisfied If, for any reason, the requirements of Section 128F of the Tax Act have not been satisfied in relation to interest payable on Loans (except to an Offshore Associate of the Borrower), then on request by the Agent or the Borrower, each Party shall co-operate and take steps reasonably requested with a view to satisfying those requirements: (a) where a Finance Party breached Clause 30.2 (Lender representations and warranties), at the cost of that Finance Party; or (b) in all other cases, at the cost of the Borrower.

274 Section 10 Administration 31. Payment Mechanics 31.1 Payments to the Agent (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time in immediately available funds or if agreed by the Agent in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in the city of the Agent with such bank as the Agent, in each case, specifies. (c) Payment by an Obligor to the Agent for the account of a Finance Party satisfies the Obligor’s obligations to make that payment. 31.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor) and Clause 31.4 (Clawback and Pre- Funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in Australia, in the case of Australian dollars, and, in the case of any other currency in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party). 31.3 Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with Clause 32 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 31.4 Clawback and Pre-Funding (a) Where a sum is to be paid by a Party (the “Payer”) to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) If the Agent pays an amount to another Party: (i) which it is to receive from another party and it proves to be the case that the Agent had not actually received that amount and paragraph (c) below does not apply; or (ii) otherwise erroneously or mistakenly (in the reasonable opinion of the Agent), then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with

275 interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. (c) If the Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower: (i) the Borrower shall on demand refund it to the Agent; and (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. (d) If the Agent makes a payment under paragraph (b)(i) or (c), the Payer will still remain liable to make the assumed payment, but until the other Party does repay the Agent under paragraph (b) or (c), the Payer’s liability will be to the Agent in the Agent’s own right. (e) If the Agent makes a payment under paragraph (b)(ii) to a Party (the “Recipient”) which is, or is taken to be, in respect of the liability of any other Party under the Finance Documents, that other Party will still remain liable as if that payment had not been made, but until the Recipient does repay the Agent under paragraph (b), the other Party’s liability will be to the Agent in the Agent’s own right. (f) Payment by the Agent of an amount to a Party is not a representation that the amount is then payable to that Party. 31.5 Agent a Defaulting Finance Party (a) If, at any time, the Agent becomes a Defaulting Finance Party, a Party which is required to make a payment under the Finance Documents to the Agent for the account of other Parties under Clause 31.1 (Payments to the Agent) may instead on the due date for payment either pay that amount direct to the required payee or pay that amount to an interest-bearing account held in the name of the payer and designated as a trust account for the benefit of the payee or payees with an Acceptable Bank. (b) All interest accrued on the trust account will be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements. (c) A Party which has made a payment under paragraph (a) shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts in the trust account. (d) Promptly upon the appointment of a successor Agent under Clause 27.11 (Resignation of the Agent), each Party which has made a payment to a trust account under paragraph (a) shall give all requisite instructions to the bank to transfer the amount (together with any accrued interest) to the successor Agent for distribution under Clause 31.2 (Distributions by the Agent). 31.6 Partial Payments (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply

276 that payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any amounts payable but unpaid in respect of fees, costs, expenses, losses or liabilities of the Agent under the Finance Documents or the Security Trustee under the Finance Documents; (ii) secondly, in or towards payment pro rata of all amounts (including interest) payable by the Obligor to Lenders in respect of amounts or security paid or provided by the Lenders to the Agent in place of another Lender under Clause 27.10(c) or 27.10(d) (Lenders’ Indemnity to the Agent); (iii) thirdly, in or towards payment pro rata of all amounts payable by the Obligor to Lenders in respect of amounts or security paid by the Lenders to the Agent under Clause 27.10(a) (Lenders’ Indemnity to the Agent) or Clause 27.2 (Instructions) plus interest on such amounts; (iv) fourthly, in or towards payment pro rata of any accrued interest, fees or commission due but unpaid under the Finance Documents; (v) fifthly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents; and (vi) sixthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) Paragraph (a) above will override any appropriation made by an Obligor. 31.7 No Set-Off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 31.8 Business Days (a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 31.9 Currency of Account Australian dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document. 31.10 Change of Currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

277 (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. 31.11 Disruption to Payment Systems Etc. If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred: (a) the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances; (b) the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; (c) the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments and Waivers); (e) the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 31.11; and (f) the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above. 31.12 Anti-money laundering (a) A Finance Party may delay, block or refuse to process any payment or other transaction without incurring any liability if the Finance Party knows or reasonably suspects that the transaction or the application of its proceeds will: (i) breach, or cause a Finance Party to breach, any applicable laws or regulations of any jurisdiction (including any sanctions); or (ii) allow the imposition of any penalty on the Finance Party or its Affiliates under any such law or regulation, including where the transaction or the application of its proceeds involves any entity or activity the subject of any applicable sanctions of any jurisdiction binding on the Finance Party or its Affiliate, or the direct or indirect proceeds of unlawful activity.

278 (b) As soon as practicable after a Finance Party becomes aware that it will delay, block or refuse to process a transaction under paragraph (a), it will notify the Borrower and the Agent and consult in good faith but in each case only to the extent the Finance Party determines it is legally permitted to do so. In making that determination the Finance Party shall act reasonably. (c) The Borrower shall promptly advise the Agent if any Obligor enters into any Finance Document in the capacity as agent and promptly supply, or procure the supply of, such information as may be reasonably requested by the Agent (for itself or on behalf of any Finance Party) from time to time in relation to any principal for which an Obligor may be acting. (d) Each Obligor undertakes to exercise its rights and perform its obligations under the Finance Documents in accordance with all applicable laws or regulations relating to anti-money laundering, counter-terrorism financing or sanctions. 31.13 “Know your Customer” Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 32. Set-Off If an Event of Default has occurred and is continuing, a Finance Party may, but need not, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set- off. 33. Notices 33.1 Communications in Writing Any communication or document to be made or delivered under or in connection with the Finance Documents: (a) must be in writing; (b) in the case of: (i) a notice by an Obligor; or (ii) a specification of a bank or account by the Agent under paragraph (b) of Clause 31.1 (Payments to the Agent) or a Lender under Clause 31.2 (Distributions by the Agent), must be signed by an authorised signatory of the sender (directly or with a facsimile signature), subject to Clause 33.6 (Email Communication), Clause 33.6(a) (Email Communication) 33.7(a) (Communication through Secure Website) and Clause 33.8 (Reliance), and

279 (c) unless otherwise stated, may be made or delivered by letter, by email or as specified in Clause 33.6(a) (Email Communication). 33.2 Addresses The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is that specified in Schedule 1 (The Original Parties) or notified in writing to the Agent on or prior to the date on which it becomes a Party or any substitute address email address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent). 33.3 Delivery (a) Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents will be taken to be effective or delivered: (i) if by way of letter or any physical communication, when it has been left at the relevant address or three Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or (ii) if by way of email, as specified in Clause 33.6 (Email Communication); or (iii) if it complies with Clause 33.7(a) (Communication through Secure Website), and, in the case of a communication, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer. (b) All communication to or from an Obligor must be sent through the Agent. (c) Any communication or document made or delivered to the Borrower in accordance with this Clause 33 will be deemed to have been made or delivered to each of the Obligors. (d) A communication by fax, email or under Clause 33.7(a) (Communication through Secure Website) after business hours in the city of the recipient will be taken not to have been received until the next opening of business in the city of the recipient. 33.4 Notification of Address and Email Address Promptly upon receipt of notification of an address and email address or change of address or email address of an Obligor under Clause 33.2 (Addresses) or upon changing its own address or email address, the Agent shall notify the other Parties. 33.5 Communication when Agent is a Defaulting Finance Party If and so long as the Agent is a Defaulting Finance Party, the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent are varied so that communications may be made and notices given to or by the relevant Parties directly.

280 33.6 Email Communication (a) Any communication or document under or in connection with the Finance Documents may be made by or attached to an email and will be effective or delivered only: (i) on the first to occur of the following: (A) when it is dispatched by the sender to each of the email addresses specified by the recipient, unless for each of the addresses, the sender receives an automatic notification that the email has not been received (other than an out of office greeting for the named addressee) and it receives the notification before two hours after the last to occur (for all addresses) of: (1) dispatch, if in business hours in the city of the address; or (2) if not, the next opening of business in such city, (B) the sender receiving a message from the intended recipient’s information system confirming delivery of the email; and (C) the email being available to be read at one of the email addresses specified by the sender; and (ii) if the email is in an appropriate and commonly used format, and any attached file is a pdf, jpeg, tiff or other appropriate and commonly used format. (b) In relation to an email with attached files: (i) if the attached files are more than 15 MB in total, then: (A) at the time of dispatch the giver of the email must send a separate email without attachments notifying the recipient of the dispatch of the email; and (B) if the recipient notifies the sender that it did not receive the email with attached files, and the maximum size that is able to receive under its firewalls, then the sender shall promptly send to the recipient the attached files in a manner that can be received by the recipient; and (ii) if the recipient of the email notifies the sender that it is unable to read the format of an attached file or that an attached file is corrupted, specifying appropriate and commonly used formats that it is able to read, the sender must promptly send to the recipient the file in one of those formats or send the attachment in some other manner; and (iii) if within two hours of: (A) dispatch of the email if in business hours in the city of the recipient; or (B) if not, the next opening of business in the city of the recipient, the recipient notifies the sender as provided in paragraph (b)(i)(B) or (ii), then the relevant attached files will be taken not to have been received until the sender complies with that subparagraph. (c) An email which is a covering email for a notice signed by the Obligor’s authorised signatory does not itself need to be signed by an authorised signatory.

281 (d) Email and other electronic notices from the Agent generated by Loan IQ or other system software do not need to be signed. 33.7 Communication through Secure Website (a) The Agent may establish a secure website to which access is restricted to the Agent and the Lenders or the Obligors or both (and, where applicable, their respective financial and legal advisers). (b) After the Agent notifies the Lenders or the Borrower on behalf of the Obligors or both (as the case may be) of the establishment of the secure website, then any communication or document given or delivered by or to the Agent to or by Lenders or Obligors (as the case may be), (i) may be given by means of the secure website in the manner specified by the Agent (or in the absence of such specification, as specified by the operator of the website); and (ii) unless otherwise agreed will be taken to be made or delivered upon satisfaction of the following: (A) a communication or document being posted on that secure website; (B) either: (1) receipt by the Agent of an email from the relevant website confirming that the website has sent an email to the relevant Party’s email addresses nominated under paragraph (d) notifying that a communication or document has been uploaded on the website; or (2) the website containing or providing confirmation that the communication or document has been opened by the intended recipient; and (C) compliance with any other requirements specified by the Agent under paragraph (c). (c) By notice to the Lenders or the Borrower on behalf of the Obligors or both (as the case may be) the Agent (acting reasonably) may from time to time specify and amend rules concerning the operation of the secure website in the manner in which communications or documents may be posted, and will be taken to have been made or delivered. Those rules will bind the recipients of the notice and the Agent. (d) When it establishes the secure website, the Agent shall nominate to the website for each Party the email address given to it by the Party under this Clause 33. Subsequently, the nominated email address for each Party for that website will be the address nominated by that Party to the secure website or by the Agent (who will notify the Party accordingly). It is the responsibility of each Party to ensure that the email address nominated for it is up-to-date. The Agent is under no obligation to notify the secure website of any change in email address notified to it. The Agent shall notify the website of changes in email addresses notified to it. (e) The Borrower consents to the inclusion in the secure website of its company logo. (f) Each of the other Parties agrees that the Agent is not liable for any liability, loss, damage, costs or expenses incurred or suffered by them as a result of their access or

282 use of the secure website or inability to access or use the secure website except to the extent caused by its gross negligence or wilful misconduct. 33.8 Reliance (a) Any communication or document sent under this Clause 33 can be relied on by the recipient if the recipient reasonably believes it to be genuine and (if such a signature is required under Clause 33.1(b) (Communications in Writing)) it bears what appears to be the signature (original or facsimile or email) of an authorised signatory of the sender (without the need for further enquiry or confirmation). (b) Each Party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party. 33.9 English Language (a) Any notice or other communication given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 34. Calculations and Certificates 34.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 34.2 Certificates and Determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 34.3 Day Count Convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice. 34.4 Settlement Conditional If: (a) any Finance Party has at any time released or discharged: (i) an Obligor from its obligations under any Finance Document; or (ii) any assets of an Obligor from a Security,

283 in either case in reliance on a payment, receipt or other transaction to or in favour of any Finance Party; or (b) any payment, receipt or other transaction to or in favour of any Finance Party has the effect of releasing or discharging: (i) an Obligor from its obligations under any Finance Document; or (ii) any assets of an Obligor from a Security; and (c) that payment, receipt or other transaction is subsequently claimed by any person to be void, voidable or capable of being set aside for any reason (including under any law relating to insolvency, sequestration, liquidation, winding up or bankruptcy and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person); and (d) that claim is upheld or is conceded or compromised by a Finance Party, then: (i) each Finance Party will immediately become entitled against that Obligor to all rights (including under any Finance Document) as it had immediately before that release or discharge; and (ii) that Obligor must, to the extent permitted by law: (A) immediately do all things and execute all documents as any Finance Party may, acting reasonably, require to restore to each Finance Party all those rights; and (B) indemnify each Finance Party against all costs and losses suffered or incurred by it in or in connection with any negotiations or proceedings relating to the claim or as a result of the upholding, concession or compromise of the claim. 35. Partial Invalidity If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 36. Remedies and Waivers No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

284 37. Amendments and Waivers 37.1 Required Consents (a) Subject to Clause 37.2 (All Lender Matters) and Clause 37.3 (Other Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties. (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37. (c) Paragraph (c) of Clause 24.9 (Pro Rata Interest Settlement) shall apply to this Clause 37. 37.2 All Lender Matters (a) Subject to Clause 37.4 (Change in Respect of Specified Time), an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to: (i) the definition of “Majority Lenders” in Clause 1.1 (Definitions); (ii) a waiver of any of the conditions precedent under Clause 4.1 (Initial Conditions Precedent); (iii) an extension to the date of payment of any amount under the Finance Documents; (iv) a reduction in the Margin or a reduction in the amount, or a change in the currency, of any payment of principal, interest, fees or commission payable or any other payment obligation; (v) an increase in any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility; (vi) a change to the Borrower or Guarantors other than in accordance with Clause 25 (Changes to the Obligors); (vii) any provision which expressly requires the consent of all the Lenders; (viii) Clause 2.2 (Finance Parties’ Rights and Obligations), Clause 5.1 (Delivery of a Utilisation Request for a Loan), Clause 7.1 (Illegality), Clause 23 (Review Events), Clause 8.8 (Application of Prepayments), Clause 24 (Changes to the Lenders), Clause 25 (Changes to the Obligors), Clause 29 (Sharing among the Finance Parties), Clause 31.6 (Partial Payments), this Clause 36, Clause 45 (Governing Law) or Clause 46 (Enforcement); (ix) (other than as expressly permitted by the provisions of this Agreement or the Security Trust and Intercreditor Deed): (A) the nature or scope of the Transaction Security or the nature or scope of the guarantee and indemnity granted under the Security Trust and Intercreditor Deed; or (B) the Secured Property; or

285 (C) the manner in which the proceeds of enforcement of the Transaction Security are distributed; or (x) the release of any guarantee and indemnity granted under the Security Trust and Intercreditor Deed or of any Transaction Security unless permitted under this Agreement or the Security Trust and Intercreditor Deed or relating to a disposal of an asset which is the subject of the Transaction Security, or of the grantor of the guarantee and indemnity or Transaction Security or of the grantor’s Holding Company, where such disposal is permitted under this Agreement, shall not be made without the prior consent of all the Lenders. (b) Where one or more Defaulting Finance Party or Non-Responding Lenders have been disenfranchised under Clause 38.4 (Failure to respond) or Clause 38.5 (Disenfranchisement of Defaulting Finance Parties and Non-Responding Lenders), as applicable, no amendment of the kind referred to in paragraph (a) which applies to Defaulting Finance Parties or Non-Responding Lenders in a manner different from other Finance Parties may be made without the consent of the Defaulting Finance Parties or Non-Responding Lenders (as applicable). 37.3 Other Exceptions An amendment or waiver which relates to the rights or obligations of the Agent or the Security Trustee (each in their capacity as such) may not be effected without the consent of the Agent or the Security Trustee. 37.4 Change in Respect of Specified Time Subject to Clause 37.3 (Other Exceptions), if the administrator of a Screen Rate for a currency changes the time at which the rate is published or by which any correction, recalculation or republication of published rate is made, any change in the relevant Specified Time or the time by which Reference Banks supply rates, or any change in whether such a correction, recalculation, or republication is taken into account, may be made with the consent of the Majority Lenders and the Obligors. 38. Instructions and Decisions 38.1 Abstentions In determining whether the Majority Lenders, have given instructions or a consent, approval, waiver, amendment or other decision, a Lender will be deemed to have Commitments or a participation of zero if it has so elected by notice to the Agent. 38.2 Transferees Bound A consent, approval, waiver, amendment or other decision by a Lender or any instruction to the Agent by a Lender binds that Lender’s assigns and successors unless revoked under Clause 38.3 (Limitations on Revocation). 38.3 Limitations on Revocation Any instructions, consent, approval, waiver, amendment or other decision by the Majority Lenders may be revoked only by the Majority Lenders, and may not be revoked if the decision has been acted upon.

286 38.4 Failure to Respond A Non-Responding Lender, its Commitment and its participation shall not be included for the purpose of calculating the Total Commitments when ascertaining whether Lenders with any relevant percentage of Total Commitments and/or participations have responded to that request. 38.5 Disenfranchisement of Defaulting Finance Parties and Non-Responding Lenders (a) In ascertaining the Majority Lenders or whether the agreement of Lender(s) holding any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request, the Commitment of any Defaulting Finance Party and any Non-Responding Lender will be deemed to be zero and its status as a Lender ignored. (b) For the purposes of this Clause 38.5, the Agent may assume that the following Lenders are Defaulting Finance Parties: (i) any Lender which has notified the Agent that it has become a Defaulting Finance Party; and (ii) any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Finance Party has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that such Lender has ceased to be a Defaulting Finance Party. 39. Confidentiality 39.1 Confidential Information Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 39.2 (Disclosure of Confidential Information) and Clause 39.3 (Disclosure to Numbering Service Providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. To the extent that Confidential Information comprises personal information of any officer, director or employee of an Obligor, each Finance Party agrees to hold that personal information in accordance with the Australian Privacy Principles set out in the Privacy Act 1988 (Cth). 39.2 Disclosure of Confidential Information Any Finance Party may disclose: (a) to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

287 (b) to any person: (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; (iii) appointed by any Finance Party or by a person to whom paragraph 39.2(b)(i)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 27.13 (Relationship with the Lenders)); (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (ii) above; (v) to whom information is required or requested to be disclosed by any court or tribunal of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation (except this paragraph does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies); (vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes (except this paragraph does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies); (vii) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 24.8 (Security over Lenders’ Rights); (viii) who is a Party; or (ix) with the consent of the Borrower; in each case, such Confidential Information as that Finance Party shall consider appropriate if: (A) in relation to paragraphs 39.2(b)(i)(i) or (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

288 (B) in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (C) in relation to paragraphs (b)(v),(b)(vi) and 39.2(b)(vii)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and (c) to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and (d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price- sensitive information. 39.3 Disclosure to Numbering Service Providers (a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) date of this Agreement; (v) Clause 45 (Governing Law); (vi) the name of the Agent; (vii) date of each amendment and restatement of this Agreement; (viii) amounts of, and names of, the Facility (and any tranches); (ix) amount of Total Commitments;

289 (x) currencies of the Facility; (xi) type of Facility; (xii) ranking of Facility; (xiii) Termination Date; (xiv) changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and (xv) such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) The Agent shall notify the Borrower and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider. 39.4 Entire Agreement This Clause 39 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 39.5 Inside Information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 39.6 Notification of Disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower: (a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraphs (b)(v) and (b)(vi) of Clause 39.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 39.

290 39.7 Continuing Obligations The obligations in this Clause 39 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of: (a) the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and (b) the date on which such Finance Party otherwise ceases to be a Finance Party. 40. PPSA Provisions 40.1 Exclusion of Certain Provisions Where any Finance Party has a security interest (as defined in the PPSA) under any Finance Document, to the extent the law permits: (a) for the purposes of sections 115(1) and 115(7) of the PPSA: (i) each Finance Party with the benefit of the security interest need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4) of the PPSA; and (ii) sections 142 and 143 of the PPSA are excluded; (b) for the purposes of section 115(7) of the PPSA, each Finance Party with the benefit of the security interest need not comply with sections 132 and 137(3); (c) each Party waives its right to receive from any Finance Party any notice required under the PPSA (including a notice of a verification statement); and (d) if a Finance Party with the benefit of a security interest exercises a right, power or remedy in connection with it, that exercise is taken not to be an exercise of a right, power or remedy under the PPSA unless the Finance Party states otherwise at the time of exercise. However, this Clause 40 does not apply to a right, power or remedy which can only be exercised under the PPSA. This does not affect any rights a person has or would have other than by reason of the PPSA and applies despite any other Clause in any Finance Document. 40.2 Further Assurances Whenever the Agent reasonably requests an Obligor to do anything: (a) to ensure any Finance Document (or any security interest (as defined in the PPSA) or other Security under any Finance Document) is fully effective, enforceable and perfected with the contemplated priority; (b) for more satisfactorily assuring or securing to the Finance Parties the property the subject of any such security interest or other Security in a manner consistent with the Finance Documents; or (c) for aiding the exercise of any power in any Finance Document, the Obligor shall do it promptly at its own cost. This may include obtaining consents, signing documents, getting documents completed and signed and supplying information, delivering documents and evidence of title and executed blank transfers, or otherwise giving possession or control with respect to any property the subject of any security interest or Security.

291 41. Confidentiality of Funding Rates and Reference Bank Quotations 41.1 Confidentiality and Disclosure (a) The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below. (b) The Agent may disclose: (i) any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause 9.4 (Notification of Rates of Interest); and (ii) any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be. (c) The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to: (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it; (ii) any person to whom information is required or requested to be disclosed by any court or tribunal of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; (iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

292 (iv) any person with the consent of the relevant Lender or Reference Bank, as the case may be. (d) The Agent’s obligations in this Clause 41 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 9.4 (Notification of Rates of Interest) provided that (other than pursuant to paragraph 41.1(b)(i)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification. 41.2 Related Obligations (a) The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose. (b) The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be: (i) of the circumstances of any disclosure made pursuant to Clause 41.1(c)(ii) (Confidentiality and Disclosure) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (ii) upon becoming aware that any information has been disclosed in breach of this Clause 41. 41.3 No Event of Default No Event of Default will occur under Clause 22.2 (Other Obligations) by reason only of an Obligor’s failure to comply with this Clause 41. 42. Counterparts Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. 43. Indemnities and Reimbursement All indemnities and reimbursement obligations (and any other payment obligations of any Obligor) in each Finance Document are continuing and survive termination of the Finance Document, repayment of the Utilisations and cancellation or expiry of the Commitments. 44. Acknowledgement Except as expressly set out in the Finance Documents none of the Asia Pacific Loan Market Association, the Finance Parties or any of their advisers have given any representation or warranty or other assurance to any Obligor in relation to the Finance Documents and the transactions they contemplate, including as to tax or other effects. The Obligors have not relied on any of them or on any conduct (including any recommendation) by any of them. The Obligors have obtained their own tax and legal advice.

293 Section 11 Governing Law and Enforcement 45. Governing Law This Agreement is governed by New South Wales law. 46. Enforcement (a) The courts having jurisdiction in New South Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) (a “Dispute”). (b) The Parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. (c) Notwithstanding paragraph (a) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and the Beneficiaries may take concurrent proceedings in any number of jurisdictions. This Agreement has been entered into on the date stated at the beginning of this Agreement.

294 Schedule 1 The Original Parties Part 1 The Original Obligors Name of Original Borrower ABN/ACN Address for Service of Notice SPCF Financing Pty Ltd ACN 686 244 664 Address: Suite 1, Level 39, Tower One, International Towers Sydney, 100 Barangaroo Avenue, Barangaroo NSW 2000 Attention: Eric Dyer Phone: Email: with a copy to: Name of Original Guarantor ABN/ACN Address for Service of Notice Sturt Plateau Compression Facility Sub Pty Ltd ACN 681 800 162 Sturt Plateau Compression Facility Sub Pty Ltd in its capacity as trustee for the Sturt Plateau Compression Facility Sub Trust ABN 20 648 909 685 Sturt Plateau Compression Facility Mid Pty Ltd ACN 681 798 836 Sturt Plateau Compression Facility Mid Pty Ltd in its capacity as trustee for the Sturt Plateau Compression Facility Mid Trust N/A Address: Suite 1, Level 39, Tower One, International Towers Sydney, 100 Barangaroo Avenue, Barangaroo NSW 2000 Attention: Eric Dyer Phone: Email: with a copy to:

295 Part 2 The Original Lenders Name of Original Lender Tranche 1A Commitment Tranche 1B Commitment Tranche 2 Commitment Address for Service of Notice Macquarie Bank Limited $37,500,000 $7,454,163 $44,954,163 Address: Level 1, 1 Elizabeth Street, Sydney NSW 2000 Telephone: Email: Attention: Ben Mossemenear and Jack Freeman Evolution Trustees Limited as trustee for the Alpha Wave Credit (Australia) Trust (ABN 54 715 760 742) $37,500,000 $7,454,163 $44,954,163 Address: Level 15, 68 Pitt Street, Sydney NSW 2000 Phone: Email: Attention: Timothy Duncan and David Feng Total: $75,000,000 $14,908,327 $89,908,327

296 Part 3 The Agent Name ACN Address for Service of Notice Global Loan Agency Services Australia Specialist Activities Pty Limited 635 992 308 Address: Level 4, 88 Phillip Street, Sydney NSW 2000 Attention: Transaction Management Group (SPCF FINANCING PTY LTD) Phone: Email:

297 Part 4 The Security Trustee Name ACN Address for Service of Notice Global Loan Agency Services Australia Nominees Pty Ltd 608 945 008 Address: Level 4, 88 Phillip Street, Sydney NSW 2000 Attention: Transaction Management Group (SPCF FINANCING PTY LTD) Phone: Email:

298 Schedule 2 Conditions Precedent Part 1 Conditions Precedent to Initial Utilisation 1. Obligors A verification certificate in customary form in relation to each Obligor given by a director of each entity and which is substantially in the form of Part 3 (Form of Verification Certificate) of this Schedule, with the attachments referred to in that form. 2. Finance Documents A copy of each of the following Finance Documents properly executed and, if applicable, in registrable form, together with all forms and funding required by Agent’s counsel to complete all necessary registration and stamping (where necessary): (a) this Agreement; (b) the Security Trust and Intercreditor Deed; (c) each Initial Security Document; and (d) each Fee Letter. 3. Secured Property (a) All share and unit certificates, transfers and share and unit transfer forms duly executed by the relevant Obligor in blank in relation to the assets subject or expressed to be subject to the Transaction Security and other documents of title, in each case required to be provided under the Transaction Security Documents on or prior to Financial Close. (b) Results of ASIC and PPSA searches in relation to each Obligor. 4. Legal Opinions (a) A legal opinion of Allens, legal advisers to the Finance Parties in Australia in respect of the capacity and authority of each Obligor incorporated under the laws of Australia and the enforceability of the Finance Documents governed by New South Wales law. (b) A legal opinion of White & Case LLP as United States counsel to Tamboran Resources in respect of the capacity and authority of Tamboran Resources to enter into the Finance Documents to which it is a party. (c) A legal opinion of Kirkland & Ellis LLP as United States counsel to Formentera Australia in respect of the capacity and authority of Formentera Australia, Daly Waters Energy, LP and Daly Waters Infrastructure, LP to enter into the Finance Documents to which it is a party. (d) A legal opinion of Ward Keller, legal advisers to the Finance Parties in the Northern Territory, in respect of the capacity and authority of the Tranche 1 NTG Guarantor and the enforceability of the Tranche 1 Guarantee.

299 5. Project Documents and Key Documents (a) A copy of each of the following Project Documents, each duly executed by all parties thereto together with evidence that each condition precedent (other than any condition precedent relating to the satisfaction of conditions precedent to Financial Close) to the effectiveness of such Project Document to which an Obligor is a party has been satisfied or waived in writing by the relevant counterparty to the relevant Project Document: (i) the Connection and New Facility Agreement; (ii) the EPCM Contract; (iii) the Gas Processing Agreement; (iv) the Interface Deed; (v) the Land Access and Use Agreement – Exploration Permit; (vi) the Management Services Agreement; (vii) the Compressor Supply and Purchase Agreement; and (viii) the deed entitled ‘Reimbursement, Indemnity and Coordination Deed’ dated on or about the date of this Agreement between Tamboran B2 and ProjectCo in respect of the Interface Deed. (b) A copy of each Key Document, each duly executed by all parties thereto together with evidence that each condition precedent (other than any condition precedent relating to the satisfaction of conditions precedent to Financial Close) to the effectiveness of such Key Document to which an Obligor is a party has been satisfied or waived in writing by the relevant counterparty to the relevant Key Document. 6. Due Diligence (a) A copy of the lender legal due diligence report dated 15 September 2025 prepared by White & Case, capable of being relied upon by the Finance Parties and the Northern Territory Government. (b) A copy of the technical due diligence report dated 3 September 2025 prepared by Technical Adviser, capable of being relied upon by the Finance Parties and the Northern Territory Government. (c) A copy of the upstream technical due diligence report dated 19 September 2025 prepared by Novus Energy Trading. 7. Other Documents and Evidence (a) The Original Financial Statements. (b) A copy of the group structure chart in relation to the Obligors and the ownership of the Obligors by the Sponsors. (c) A copy of the BUG Agreement, duly executed by all parties thereto. (d) A Cost to Complete Certificate demonstrating that the Cost to Complete Test will be satisfied on the date of Financial Close. (e) Evidence that the Technical Adviser has been appointed by the Borrower.

300 (f) Evidence that the approval to recover petroleum on an appraisal basis from EP 98 under section 57AAA of the Petroleum Act 1984 (NT) during the term of the BUG Agreement has been obtained by Tamboran B2 (Operator). (g) Evidence that Tamboran B2 is fully funded for the drilling of three wells off the SS2 pad in FSDA North targeting the Velkerri B Shale spudding after 1 June 2025 and drilling will be finalised by 31 December 2025. (h) Confirmation (which may be by way of a statement in a certificate signed by an authorised officer of the Borrower) that no termination notice or ‘Default Notice’ has been given by APA to Tamboran B2 under the APA Development Agreement. (i) Evidence that the termination rights in respect of the ‘Flowtest Condition’ in favour of each of APA and Tamboran B2 under the APA Development Agreement have been removed. (j) Evidence that the following insurances are in place for the Project: (i) construction all risk insurance; (ii) marine cargo insurance; and (iii) public liability insurance, and, other than in respect of sub-paragraph (iii) above, the Security Trustee has been named as a beneficiary under such insurance. (k) The Base Case Financial Model. (l) Evidence that a minimum equity contribution of $30,000,000 has been, or by no later than Financial Close will be, applied in payment of Project Costs. (m) Evidence that each Project Account has been established with the Account Bank. (n) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 12 (Fees) have been paid or will be paid by the first Utilisation Date. (o) A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document. (p) All documentation and other evidence reasonably requested by the Finance Parties in order for the Finance Parties to carry out all necessary "know your customer" or other similar checks in relation to each Obligor and each of its authorised signatories under all applicable laws and regulations where such information is not already available to the Finance Parties, provided that such documentation has been requested by no later than five Business Days before the date of this Agreement. (q) Evidence that the Tranche 1 NTG Guarantor has confirmed all items under this Schedule 2, Part 1 is in form and substance satisfactory to it and that the ‘Effective Time’ under the Tranche 1 Guarantee has occurred.

301 Part 2 Conditions Precedent Required to be Delivered by an Additional Guarantor 1. An Accession Letter, duly executed by the Additional Guarantor and the Borrower. 2. Unless the Additional Guarantor is an “Obligor” under the Security Trust and Intercreditor Deed, an Accession Deed, duly executed by the Additional Guarantor and the Borrower. 3. A verification certificate given by an authorised signatory of the Additional Guarantor in the form set out in Part 3 (Form of Verification Certificate) of this Schedule, with the attachments referred to in that form, and dated no earlier than the date of the Accession Letter. 4. A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document. 5. If available, the latest audited financial statements of the Additional Guarantor. 6. A legal opinion of the legal advisers to the Agent in Australia. 7. Transaction Security Documents in favour of the Security Trustee in respect of the obligations of the proposed Additional Guarantor (with or without securing the obligations of other Obligors) under the Finance Documents, giving Security over all or substantially all its assets which may be the subject of Security by law, on substantially the same terms as the equivalent Transaction Security Documents (if any) granted by the Original Obligors. 8. Evidence (if applicable) that the provisions of Part 2J.3 of the Corporations Act (or the equivalent provisions in any other relevant jurisdiction) have been complied with in relation to the Accession Letter (if required) and the transactions contemplated under it.

302 Part 3 Form of Verification Certificate From: [Obligor] (the “Company”) To: [Agent] [SPCF Financing Pty Ltd] – Syndicated Facility Agreement Dated [●] (the “Agreement”) I, [●], am an authorised signatory of the Company and have been authorised by the Company to give this certificate. I refer to the Agreement. Terms defined in the Agreement have the same meaning in this certificate unless given a different meaning in this certificate or the context otherwise requires. I certify as follows: 1. Relevant documents Attached to this verification certificate are true, correct, complete and up-to-date copies of the following documents: (a) (Constitution): the constitution of the Company (Annexure A); (b) (Certificate of Incorporation): the certificate of incorporation of the Company (Annexure B); and (c) (Extracts of Board Resolutions): extracts of the resolutions of the directors of the Company approving the terms of, and the transactions contemplated by, the Finance Documents to which the Company is a party, resolving to execute, deliver and perform its obligations under the Finance Documents to which it is a party and authorising a specified person or persons, on its behalf, as authorised signatory to sign and/or dispatch all documents and notices to be signed and/or despatched by the Company under or in connection with the Finance Documents to which it is expressed to be a party (Annexure C). 2. No revocation Each document and resolution referred to in paragraph (b) (Relevant documents) of this certificate is in full force and effect and has not been amended or modified or revoked. 3. Authorised signatories The signatures provided at Annexure D (Authorised signatories) are the true signatures of each of the authorised signatories of the Company for the purposes of the Finance Documents as at the date of this certificate. 4. Certification As at the date of this certificate: (a) the Company is solvent and will not become insolvent by entering into and performing its obligations under each Finance Document to which it is a party;

303 (b) the entry into and performance by the Company of the transactions contemplated by the Finance Document to which it is a party are for its commercial benefit and best interests; (c) prior to entering into the Finance Documents to which it is a party, the Company has, in connection with the execution, delivery and performance of each such Finance Document, complied with Chapter 2E (Related Party Transactions) and Part 2J.3 (Financial Assistance) of the Corporations Act; and (d) borrowing, securing or guaranteeing, as appropriate, the Commitments under the Facility would not cause any borrowing, securing, guaranteeing or similar limit binding on the Company to be exceeded. ____________________ Position: Authorised Signatory

304 Schedule 3 Requests Part 1 Utilisation Request From: SPCF Financing Pty Ltd as Borrower To: [Agent] Dated: Dear Sirs / Madams SPCF Financing Pty Ltd – Syndicated Facility Agreement dated [●] (the “Agreement”) 1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to borrow Loans on the following terms: Proposed Utilisation Date: [●] (or, if that is not a Business Day, the next Business Day) Details of Loans: Loan No. Tranche Amount Interest Period 1 Tranche 1A $[●] or, if less, the Available Commitment in respect of the Tranche 1A [1]/[3]/[6] Months 2 Tranche 1B $[●] or, if less, the Available Commitment in respect of the Tranche 1B [1]/[3]/[6] Months 3 Tranche 2 $[●] or, if less, the Available Commitment in respect of the Tranche 2 [1]/[3]/[6] Months 3. We confirm that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Agreement is or will be satisfied on the Proposed Utilisation Date [except as described in the notice dated [●] given to you, a copy of which is attached]. 4. The proceeds of each Loan should be credited to the Proceeds Account. 5. The proceeds of each Loan will be applied in accordance with Clause 3.1 (Purpose), towards: [insert purpose (e.g. financing Project Costs projected by the Borrower to be due and payable within the next 30-day period)] 6. The amount of Project Costs forecast by the Borrower to be included in the next Utilisation Request is $[●]. 7. This Utilisation Request is irrevocable.

305 Yours faithfully authorised signatory for SPCF Financing Pty Ltd ______________________________________ [●]

306 Part 2 Selection Notice From: SPCF Financing Pty Ltd as Borrower To: [Agent] Dated: Dear Sirs / Madams SPCF Financing Pty Ltd – Syndicated Facility Agreement dated [●] (the “Agreement”) 1. We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice. 2. We refer to the following Loan[s] with an Interest Period ending on [●].* 3. [We request that the above Loan[s] be divided into [●] Loans with the following Interest Periods:]** or [We request that the next Interest Period for the above Loan[s] is [●]].*** 4. This Selection Notice is irrevocable. authorised signatory for the Borrower ______________________________________ [●] * Insert details of all Loans in the same currency which have an Interest Period ending on the same date. ** Use this option if division of Loans is requested. *** Use this option if sub-division is not required.

307 Schedule 4 Form of Transfer Certificate To: [●] as Agent From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”) Dated: SPCF Financing Pty Ltd – Syndicated Facility Agreement dated [●] (the “Agreement”) 1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 2. We refer to Clause 24.5 (Procedure for Novation) of the Agreement: (a) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender with effect from and including the Transfer Date novating in accordance with Clause 24.5 (Procedure for Novation) of the Agreement that portion of the Existing Lender’s Commitment and participations in Utilisations under the Agreement specified in the Schedule, and all of the Existing Lender’s rights and obligations under the Agreement, the other Finance Documents and in respect of the Transaction Security which related to that portion. (b) The proposed Transfer Date is [●]. (c) To the extent permitted by law, the Existing Lender assigns to the New Lender all rights of action that it may have to the extent they relate to its novated Commitment and its corresponding rights and obligations and all sums provided under or in connection with the novated Commitment. (d) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) of the Agreement are set out in the Schedule. 3. The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 24.4 (Limitation of Responsibility of Existing Lenders) of the Agreement. 4. In this paragraph, terms defined in the Security Trust and Intercreditor Deed have the same meaning. If the New Lender is not already a ‘Beneficiary’ under and as defined in the Security Trust and Intercreditor Deed, the Security Trustee agrees on behalf of itself and all other Beneficiaries as set out in the Recognition Certificate issued under the Security Trust and Intercreditor Deed in favour of the Agent. In consideration for that agreement, the New Lender agrees that upon becoming a Lender it is bound by the Recognition Certificate, and therefore by the terms set out in the Security Trust and Intercreditor Deed as set out in the Recognition Certificate. This Transfer Certificate does not impose any other obligation nor constitute any

308 other conduct by the Security Trustee or other Beneficiaries. Each Obligor agrees with the New Lender as set out in the Recognition Certificate. 5. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate. 6. This Transfer Certificate is governed by New South Wales law. 7. This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate. 8. [Where the transferee is a trustee under Australian law of a fund, this certificate may if the Agent and the Security Trustee agree contain a provision limiting its liability under the Finance Documents to fund assets except to the extent its right to apply the fund assets towards satisfaction of that liability is impaired because of a breach of trust or other impropriety, such provision to be in the following form or as otherwise agreed by the Agent and the Security Trustee. Each of the Agent’s and the Security Trustee’s decision is its own. It need not consult or obtain instructions and is not bound by instructions. (a) [Trustee] enters into and performs this Transfer Certificate and the Agreement and the transactions they contemplate only as trustee of the Trust, except where expressly stated otherwise. This applies also in respect of any past and future conduct (including omissions) relating to this Transfer Certificate and the Agreement or those transactions. (b) Under and in connection with this Transfer Certificate and the Agreement and those transactions and conduct: (i) [Trustee]’s liability (including for negligence) is limited to the extent it can be satisfied out of the assets of the Trust. [Trustee] need not pay any such liability out of other assets; (ii) another party may only do the following (but any resulting liability remains subject to this Clause): (A) prove and participate in, and otherwise benefit from, any form of insolvency administration of [Trustee] but only with respect to Trust assets; (B) exercise rights and remedies with respect to Trust assets, including set- off; (C) enforce its security (if any) and exercise contractual rights; and (D) bring any other proceedings against [Trustee], seeking relief or orders that are not inconsistent with the limitations in this Clause, and may not otherwise: (E) bring proceedings against [Trustee]; (F) take any steps to have [Trustee] placed into any form of insolvency administration (but this does not prevent the appointment of a receiver, or a receiver and manager, in respect of Trust assets); or (G) seek by any means (including set-off) to have a liability of [Trustee] to that party (including for negligence) satisfied out of any assets of [Trustee] other than Trust assets.

309 (c) Paragraphs (a) and (b) apply despite any other provision in this Transfer Certificate or the Agreement but do not apply with respect to any liability of [Trustee] to another party (including for negligence) to the extent that [Trustee] has no right or power to have Trust assets applied towards satisfaction of that liability, or its right or power to do so is subject to a deduction, reduction, limit or requirement to make good, in any case because [Trustee] has acted beyond power or improperly in relation to the Trust. (d) The limitation in paragraph (b)(i) is to be disregarded for the purposes (but only for the purposes) of the rights and remedies described in paragraph (b)(ii), and interpreting this Transfer Certificate and the Agreement and any security for them, including determining the following: (i) whether amounts are to be regarded as payable (and for this purpose damages or other amounts will be regarded as payable if they would have been owed had a suit or action barred under paragraph (b)(ii) been brought); (ii) the calculation of amounts owing; or (iii) whether a breach or default has occurred, but any resulting liability will be subject to the limitations in this Clause.] The Schedule Commitment/rights and obligations to be transferred [insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments,] [Existing Lender] ______________________________________ By: [●] [New Lender] ______________________________________ By: [●] This Transfer Certificate is accepted by the Agent and the Security Trustee. The Transfer Date is confirmed as [●]. [Agent] ______________________________________ By: [●]

310 Schedule 5 Form of Accession Letter To: [●] as Agent From: [Subsidiary] and SPCF Financing Pty Ltd as Borrower Dated: Dear Sirs / Madams SPCF Financing Pty Ltd – Syndicated Facility Agreement dated [●] (the “Agreement”) 1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter. 2. [Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to Clause 25.2 (Additional Guarantors) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction]. 3. [Subsidiary’s] administrative details are as follows: Address: [●] Fax No: [●] Attention: [●] 4. This Accession Letter is governed by [name of State law]. [This Accession Letter is entered into by deed.] SPCF Financing Pty Ltd ______________________________________ [●] [Subsidiary] ______________________________________ [●]

311 Schedule 6 Form of Resignation Letter To: [●] as Agent From: [resigning Obligor] and Borrower Dated: Dear Sirs / Madams SPCF Financing Pty Ltd – Syndicated Facility Agreement dated [●] (the “Agreement”) 1. We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter. 2. Pursuant to Clause 25.4 (Resignation of a Guarantor) of the Agreement, we request that [resigning Obligor] be released from its obligations as a Guarantor under the Agreement. 3. We confirm that: (a) no Default is continuing or would result from the acceptance of this request; and (b) [●] 4. This Resignation Letter is governed by [name of state law]. [Borrower ______________________________________ [●] [Subsidiary] ______________________________________ [●]  Insert any other conditions required by the Facility Agreement.

312 Schedule 7 Form of Cost to Complete Certificate To: [●] as Agent From: SPCF Financing Pty Ltd as Borrower Dated: Dear Sirs / Madams SPCF Financing Pty Ltd – Syndicated Facility Agreement dated [●] (the “Agreement”) I, _____________, am an authorised signatory of the Borrower and have been authorised by the Borrower to give this certificate. I refer to the Agreement. Terms defined in the Agreement have the same meaning in this certificate unless given a different meaning in this certificate or the context otherwise requires. I certify that, as at [●], the Cost to Complete Test will be satisfied. Annexed to this certificate is evidence of such satisfaction of the Cost to Complete Test. Signed: _______________________________________ Name: __________________ Position: __________________ Date: __________________

313 Annexure – Cost to Complete Test Evidence Sources of Funding $m Comments (a) Available Commitments [●] (b) Project Account balances [●] [●] (c) Existing Account balances [●] [●] (d) Insurance proceeds [●] [●] (e) Compensation proceeds [●] [●] (f) GST refunds and net tax receipts [●] [●] (g) Other committed funding [●] [●] Total Sources of Funding (a) + (b) + (c) + (d) + (e) + (f) + (g) [●] Cost to Complete $m Comments (a) Estimated Project Costs to complete (P90) [●] [●] (b) Remaining financing costs [●] [●] (c) Other costs [●] [●] Total Cost to Complete (a) + (b) + (c) [●] [●] Excess of Sources over Uses [●]

314 Schedule 8 Form of Production Certificate To: [●] as Agent From: SPCF Financing Pty Ltd as Borrower Dated: Dear Sirs / Madams SPCF Financing Pty Ltd – Syndicated Facility Agreement dated [●] (the “Agreement”) 1. We refer to the Agreement. This is a Production Certificate. Terms defined in the Agreement have the same meaning when used in this Production Certificate unless given a different meaning in this Production Certificate. 2. We confirm that production of ‘Sales Gas’ (as defined in the Gas Processing Agreement) for the previous quarter met or exceeded an average of 25 TJ/day. Signed: ______________________________________ Title: [●] ______________________________________ Title: [●]

315 Schedule 9 Timetables Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request for a Loan) 12.00pm, U-10 Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ Participation) 5.00pm, U-10 BBSW is fixed Quotation Day as of 12.00pm Sydney time In this Schedule: "U" = date of Utilisation. "U-X" = Business Days prior to date of Utilisation.

[SPCF Financing Facility Agreement - Signature Pages] Execution This Agreement has been entered into on the date stated at the beginning of this Agreement. Each person executing this Agreement on behalf of a party states that they have no notice of revocation or suspension of their authority. Borrower EXECUTED by SPCF Financing Pty Ltd ACN 686 244 664 in accordance with section 127 of the Corporations Act (Cth): /s/ Michael Irving /s/ Alexander Cote Director/company secretary Director Michael Irving Alexander Cote Name of director/company secretary (BLOCK LETTERS) Name of director (BLOCK LETTERS)

[SPCF Financing Facility Agreement - Signature Pages] Original Guarantors EXECUTED by Sturt Plateau Compression Facility Sub Pty Ltd ACN 681 800 162 in its personal capacity and in its capacity as trustee for the Sturt Plateau Compression Facility Sub Trust ABN 20 648 909 685 in accordance with section 127 of the Corporations Act (Cth): /s/ Michael Irving /s/ Alexander Cote Director/company secretary Director Michael Irving Alexander Cote Name of director/company secretary (BLOCK LETTERS) Name of director (BLOCK LETTERS)

[SPCF Financing Facility Agreement - Signature Pages] EXECUTED by Sturt Plateau Compression Facility Mid Pty Ltd ACN 681 798 836 in its personal capacity and in its capacity as trustee for the Sturt Plateau Compression Facility Mid Trust in accordance with section 127 of the Corporations Act (Cth): /s/ Michael Irving /s/ Alexander Cote Director/company secretary Director Michael Irving Alexander Cote Name of director/company secretary (BLOCK LETTERS) Name of director (BLOCK LETTERS)

[SPCF Financing Facility Agreement - Signature Pages] Agent SIGNED by Global Loan Agency Services Australia Specialist Activities Pty Limited acting by its attorney under power of attorney dated 2 February 2022 in the presence of: /s/ Annie Zhao ................................................................. Signature of attorney /s/ Natalie Soh __________________________ Signature of witness Name of witness (print) Natalie Soh Annie Zhao ................................................................. Name of attorney (print) By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attorney

[SPCF Financing Facility Agreement - Signature Pages] Security Trustee SIGNED by Global Loan Agency Services Australia Specialist Activities Pty Limited acting by its attorney under power of attorney dated 2 February 2022 in the presence of: /s/ Annie Zhao ................................................................. Signature of attorney /s/ Natalie Soh __________________________ Signature of witness Name of witness (print) Natalie Soh Annie Zhao ................................................................. Name of attorney (print) By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attorney

[SPCF Financing Facility Agreement - Signature Pages] Original Lender Signed for and on behalf of Evolution Trustees Limited ACN 611 839 519 as trustee for the Alpha Wave Credit (Australia) Trust ABN 54 715 760 742 by a duly appointed attorney in the presence of: /s/ Khoi Doan /s/ Bing Chong Signature of witness Signature of attorney (I have no notice of revocation of the power of attorney under which I sign this document) Khoi Doan Bing Chong Name of witness (please print) Name of attorney (please print)

[SPCF Financing Facility Agreement - Signature Pages] Original Lender and Initial Account Bank SIGNED by MACQUARIE BANK LIMITED ABN 46 008 583 542 by its attorneys under power of attorney dated 15 January 2025: /s/ Nathan Booker .......................................................... Signature of attorney Nathan Booker .......................................................... Name of attorney (block letters) (Signed in Australia, MBL PoA Ref: #3507) ) ) ) ) /s/ Ben Mossemenear .......................................................... Signature of attorney Ben Mossemenear .......................................................... Name of attorney (block letters)